                                                                     EXHIBIT 4.2

================================================================================

                          STANDARD INDENTURE PROVISIONS

                          Dated as of January 20, 2000

                                   Relating to

                       COLLATERALIZED MORTGAGE OBLIGATIONS

          (Issuable in series by Fund America Investors Corporation II and one or more trusts all or substantially all of the beneficial ownership in which is or will be owned by Fund America Investors Corporation II)

================================================================================

Cross-reference sheet showing the location in the Standard Indenture Provisions of the provisions inserted pursuant to Sections 310 through 318(a) inclusive of the Trust Indenture Act of 1939.

                                                                                       Standard Indenture
                                                                                       Provisions Section
                                                                                       (or Article if
                                                                                       numbered with a
TIA                                                                                    Roman numeral)
---                                                                                    --------------

 Section 310(a)(1)      ...........................................................        6.09
            (a)(2)      ...........................................................        6.09
            (a)(3)      ...........................................................        6.14
            (a)(4)      ...........................................................    Not Applicable
            (b)         ...........................................................        6.08
                        ...........................................................        6.10
                        ...........................................................       11.05
            (c)         ...........................................................    Not Applicable
Section 3.11(a)         ...........................................................        6.13(a)
            (b)         ...........................................................        6.13(b)
            (c)         ...........................................................    Not Applicable
Section 3.12(a)         ...........................................................        7.01
                        ...........................................................        7.02(a)
            (b)         ...........................................................        7.02(b)
            (c)         ...........................................................        7.02(c)
Section 31 3(a)         ...........................................................        7.03(a)
            (b)         ...........................................................        7.03(a)
            (c)         ...........................................................        7.03(b)
            (d)         ...........................................................        7.03(b)
Section 314 (a)         ...........................................................        7.04
                        ...........................................................       11.05
            (b)(1)      ...........................................................        2.12(c)(vii)
            (b)(2)      ...........................................................        3.06
            (c)(1)      ...........................................................        2.12(d)
                        ...........................................................        4.01(c)
                        ...........................................................        8.02(d)
                        ...........................................................        8.11(a)
                        ...........................................................       11.01(a)
            (c)(2)      ...........................................................        2.12(c)
                        ...........................................................        4.01(c)
                        ...........................................................        8.02(d)
                        ...........................................................        8.11(a)
            (c)(3)      ...........................................................        2.12(e)
                        ...........................................................        8.02(d)
                        ...........................................................        8.11(a)

                                                                                       Standard Indenture
                                                                                       Provisions Section
                                                                                       (or Article if
                                                                                       numbered with a
TIA                                                                                    Roman numeral)
---                                                                                    --------------

Section 314(d)(1)       ...........................................................        8.02(d)
                        ...........................................................       11.01(b)
                        ...........................................................        8.11(a)
           (d)(2)       ...........................................................       11.01(c)
                        ...........................................................        2.12(e)
                        ...........................................................        8.11(a)
           (d)(3)       ...........................................................       11.01(d)
                        ...........................................................        2.12(q)
           (e)          ...........................................................       11.01(f)

Section 315(a)          ...........................................................        6.01(a)
                        ...........................................................        6.01(c)(1)
           (b)          ...........................................................        6.02
                        ...........................................................        7.03
           (c)          ...........................................................        6.01(b)
           (d)          ...........................................................        6.01(c)
           (d)(1)       ...........................................................        6.01(c)(1)
           (d)(2)       ...........................................................        6.01(c)(2)
           (d)(3)       ...........................................................        6.01(c)(3)
           (e)          ...........................................................        5.16

Section 316(a)(1)(A)    ...........................................................        5.02
                        ...........................................................        5.14
                        ...........................................................        8.01
           (a)(1)(B)    ...........................................................        5.15
           (a)(2)       ...........................................................    Not Applicable
           (b)          ...........................................................        5.10

Section 317(a)(1)       ...........................................................        5.03
           (a)(2)       ...........................................................        5.06
           (b)          ...........................................................        3.03

Section 318(a)          ...........................................................       11.07

Note: This cross-reference sheet does not constitute part of the Standard
      Indenture Provisions.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE I  DEFINITIONS...........................................................................................2

         1.01     General Definitions............................................................................2
                  "Accountant"...................................................................................2
                  "Accounting Party".............................................................................2
                  "Accrual Date".................................................................................2
                  "Act"..........................................................................................2
                  "Advice".......................................................................................2
                  "Affiliate"....................................................................................2
                  "Agent"........................................................................................2
                  "Aggregate Certificate Balance"................................................................3
                  "Aggregate Current Principal Amount"...........................................................3
                  "Aggregate Principal Payment"..................................................................3
                  "Assumed Date of Receipt"......................................................................3
                  "Assumed Principal Balance"....................................................................3
                  "Assumed Reinvestment Rate"....................................................................3
                  "Authenticating Agent".........................................................................3
                  "Authorized Officer"...........................................................................3
                  "Available Reinvestment Income"................................................................3
                  "Bank".........................................................................................3
                  "Beneficial Owner".............................................................................3
                  "Board of Directors"...........................................................................4
                  "Board Resolution".............................................................................4
                  "Bond Interest Rate"...........................................................................4
                  "Bond Redemption Amount".......................................................................4
                  "Bond Redemption Date".........................................................................4
                  "Bond Register" and "Bond Registrar"...........................................................4
                  "Bond Value"...................................................................................4
                  "Bond Value Related Shortfall".................................................................4
                  "Bondholder" or "Holder".......................................................................4
                  "Bondholder Redemption"........................................................................4
                  "Bondholder Redemption Amount".................................................................4
                  "Bondholder Redemption Price"..................................................................5
                  "Bonds"........................................................................................5
                  "Book Entry Bonds".............................................................................5
                  "Business Day".................................................................................5
                  "Certificate"..................................................................................5
                  "Certificate Group"............................................................................5
                  "Certificate Group Principal Balance"..........................................................5
                  "Certificate Principal Balance"................................................................5
                  "Certificate Rate".............................................................................5
                  "Certificate Trustee"..........................................................................6

                  "Class"........................................................................................6
                  "Clearing Agency"..............................................................................6
                  "Clearing Agency Participant"..................................................................6
                  "Closing Date".................................................................................6
                  "Code".........................................................................................6
                  "Collection Account"...........................................................................6
                  "Commission"...................................................................................6
                  "Compound Interest Bond".......................................................................6
                  "Conventional Certificate".....................................................................6
                  "Conventional Certificate Servicer"............................................................6
                  "Corporate Trust Office".......................................................................7
                  "Current Principal Amount".....................................................................7
                  "Debt Service Requirement".....................................................................7
                  "Debt Service Requirement Determination Date"..................................................7
                  "Debt Service Reserve Fund"....................................................................7
                  "Deceased Holder Bonds"........................................................................7
                  "Deceased Holder Preference"...................................................................7
                  "Default"......................................................................................7
                  "Definitive Bonds".............................................................................8
                  "Deposit Trust Agreement"......................................................................8
                  "Deposited Securities".........................................................................8
                  "Designated Interest Accrual Date".............................................................8
                  "Distribution".................................................................................8
                  "Due Date" or "Distribution Due Date"..........................................................8
                  "Due Period"...................................................................................8
                  "Eligible Investments".........................................................................8
                  "Eligible Substitute Certificate".............................................................10
                  "Event of Default"............................................................................11
                  "Expense Fund"................................................................................11
                  "FAIC II".....................................................................................11
                  "FHLMC".......................................................................................11
                  "FHLMC Certificate"...........................................................................11
                  "FMLMC Reserve Amount"........................................................................11
                  "FNMA"........................................................................................11
                  "FNMA Certificate"............................................................................11
                  "First SAB Paydown Date"......................................................................11
                  "Floating Interest Rate Bond Redemption Date".................................................11
                  "Floating Interest Rate Bond Redemption Price"................................................11
                  "Floating Interest Rate Bonds"................................................................11
                  "Future value"................................................................................12
                  "GNMA"........................................................................................12
                  "GNMA Certificate"............................................................................12
                  "Governing Documents".........................................................................12
                  "GPM Loan"....................................................................................12
                  "GPM Mortgage Certificate"....................................................................12
                  "Grant".......................................................................................12

                  "Guarantor"...................................................................................12
                  "Guaranty Agreement"..........................................................................12
                  "Highest Bond Interest Rate"..................................................................13
                  "Holder"......................................................................................13
                  "Indenture"...................................................................................13
                  "Independent".................................................................................13
                  "Individual Bond".............................................................................13
                  "Initial Interest Payment Date"...............................................................13
                  "Interest Accrual Period".....................................................................13
                  "Interest Delay Period".......................................................................14
                  "Interest Determination Date".................................................................14
                  "Interest Payment Date".......................................................................14
                  "Investment Statement"........................................................................14
                  "Issuer"......................................................................................14
                  "Issuer Expenses".............................................................................14
                  "Issuer Order" and "Issuer Request"...........................................................14
                  "Letter Agreement"............................................................................14
                  "LIBOR".......................................................................................14
                  "Manager".....................................................................................14
                  "Maturity"....................................................................................14
                  "Maximum Bond Interest Rate Assumption".......................................................15
                  "Maximum Floating Interest Rate"..............................................................15
                  "Month of Closing"............................................................................15
                  "Monthly Payment Deficit".....................................................................15
                  "Mortgage Loan Attributable Bond Value".......................................................15
                  "New York Agent"..............................................................................15
                  "New York Office".............................................................................15
                  "Non-Agency Certificate"......................................................................15
                  "Non-Disqualification Opinion"................................................................16
                  "Non-Scheduled Principal Amount"..............................................................16
                  "Officers' Certificate".......................................................................16
                  "Opinion of Counsel"..........................................................................16
                  "Optional Floating Rate Bond Redemption"......................................................16
                  "Outstanding".................................................................................16
                  "Overdue Bond"................................................................................17
                  "Overdue Bond Interest Rate"..................................................................17
                  "Owner Trustee"...............................................................................17
                  "Paying Agent"................................................................................17
                  "Payment Date"................................................................................17
                  "Payment Date Statement"......................................................................17
                  "Permitted Encumbrance".......................................................................17
                  "Permitted Transferee"........................................................................17
                  "Person"......................................................................................18
                  "Pooling and Servicing Agreement".............................................................18
                  "Predecessor Bonds"...........................................................................18
                  "Principal Distribution Amount"...............................................................18

                  "Principal Payment Date"......................................................................18
                  "Principal Priority Bonds"....................................................................18
                  "Principal Reduction Date"....................................................................18
                  "Proceeding"..................................................................................18
                  "Pro Rata Bonds"..............................................................................18
                  "Prospectus"..................................................................................18
                  "Qualified GIC"...............................................................................18
                  "Qualified Letter of Credit"..................................................................19
                  "Qualified Trustee Nominee"...................................................................19
                  "Rating Agency"...............................................................................20
                  "Record Date".................................................................................20
                  "Redemption"..................................................................................20
                  "Redemption Date".............................................................................20
                  "Redemption Price"............................................................................20
                  "Reference Bank"..............................................................................21
                  "Regular Holder Preference"...................................................................21
                  "Reinvestment Bonds"..........................................................................21
                  "Reinvestment Income".........................................................................21
                  "Released Property"...........................................................................21
                  "REMIC".......................................................................................21
                  "Report Recipient"............................................................................21
                  "Required Rating Category"....................................................................21
                  "Requisite Amount of the Reserve Fund"........................................................21
                  "Reserve Fund"................................................................................21
                  "Reserve Interest Rate".......................................................................21
                  "Residual Interest"...........................................................................21
                  "Residual Interest Holder"....................................................................22
                  "Residual Payee"..............................................................................22
                  "Responsible Officer".........................................................................22
                  "SAB Amount"..................................................................................22
                  "SAB Bond"....................................................................................22
                  "SAB Payment Date"............................................................................22
                  "SAB Principal Payment".......................................................................22
                  "Sale"........................................................................................22
                  "Schedule of Certificates"....................................................................22
                  "Scheduled Principal Amount"..................................................................22
                  "Series"......................................................................................22
                  "Shortfall Period"............................................................................23
                  "Special Payment Date"........................................................................23
                  "Special Payment Date Statement"..............................................................23
                  "Special Record Date".........................................................................23
                  "Special Redemption"..........................................................................23
                  "Special Redemption Date".....................................................................23
                  "Special Redemption Date Statement"...........................................................23
                  "Special Redemption Determination Date".......................................................23
                  "Special Redemption Price"....................................................................23

                  "Special Reserve Fund"........................................................................23
                  "Spread"......................................................................................23
                  "Spread Distribution Amount"..................................................................25
                  "Spread Percentage"...........................................................................25
                  "Standard Indenture Provisions" or "these Standard Indenture Provisions"......................25
                  "Stated Maturity".............................................................................25
                  "Straight Pass-Through Conventional Certificate"..............................................25
                  "Tender Date".................................................................................25
                  "Tender Documents"............................................................................25
                  "Terms Indenture".............................................................................25
                  "Trust Account"...............................................................................26
                  "Trust Estate"................................................................................26
                  "Trust Indenture Act" or "TIA"................................................................26
                  "Trustee".....................................................................................26
                  "Uncertificated Certificate"..................................................................26
                  "Vice President"..............................................................................26
         1.02     Calculations Respecting Mortgage Loans Underlying Certificates................................26

ARTICLE II  THE BONDS...........................................................................................28

         2.01     Forms Generally...............................................................................28
         2.02     Forms of Bonds and Certificate of Authentication..............................................29
         2.03     General Provisions with Respect to issuance of Bonds, Bonds Issuable in Series and
                  Classes; Certain Related Provisions...........................................................44
         2.04     Denominations.................................................................................50
         2.05     Execution, Authentication, Delivery and Dating................................................50
         2.06     Temporary Bonds...............................................................................50
         2.07     Registration, Registration of Transfer and Exchange...........................................51
         2.08     Mutilate, Destroyed, Lost or Stolen Bonds.....................................................52
         2.09     Payment of Principal and Interest.............................................................53
         2.10     Persons Deemed Owners.........................................................................62
         2.11     Cancellation..................................................................................62
         2.12     Authentication and Delivery of Bonds..........................................................62
         2.13     Book Entry Bonds..............................................................................73
         2.14     Termination of Book Entry System..............................................................73

ARTICLE III  COVENANTS..........................................................................................74

         3.01     Payment of Bonds..............................................................................74
         3.02     Maintenance of Office or Agency...............................................................74
         3.03     Money for Bond Payments to be Held in Trust...................................................75
         3.04     Existence.....................................................................................77
         3.05     Protection of Trust Estate....................................................................77
         3.06     Opinions as to Trust Estate...................................................................78
         3.07     Performance of Obligations....................................................................79
         3.08     Negative Covenants............................................................................79
         3.09     Successor Substituted.........................................................................81

         3.10     Annual Statement as to Compliance.............................................................81
         3.11     Amendments....................................................................................81
         3.12     Covenants of the Issuer.......................................................................81
         3.13     Contribution of Assets........................................................................82
         3.14     Notice of Event of Default....................................................................82
         3.15     Further Assurances and OID Certificates.......................................................82

ARTICLE IV  SATISFACTION AND DISCHARGE..........................................................................82

         4.01     Satisfaction and Discharge of Indenture.......................................................82
         4.02     Application of Trust Money....................................................................84
         4.03     REMIC Termination.............................................................................84
         4.04     Reinstatement.................................................................................85

ARTICLE V  DEFAULTS AND REMEDIES................................................................................85

         5.01     Event of Default..............................................................................85
         5.02     Acceleration of Maturity; Rescission and Annulment............................................86
         5.03     Collection of Indebtedness and Suits for Enforcement by Trustee...............................87
         5.04     Remedies......................................................................................88
         5.05     Optional Preservation of Trust Estate.........................................................88
         5.06     Trustee May File Proofs of Claim..............................................................90
         5.07     Trustee May Enforce Claim C without Possession of Bonds.......................................91
         5.08     Application of Money Collected................................................................91
         5.09     Limitation of Suits...........................................................................92
         5.10     Unconditional Rights of Bondholders to Receive Principal and Any Premium and Interest.........93
         5.11     Restoration of Rights and Remedies............................................................93
         5.12     Rights and Remedies Cumulative................................................................93
         5.13     Delay or Omission Not Waiver..................................................................93
         5.14     Control by Bondholders........................................................................94
         5.15     Waiver of Past Defaults.......................................................................94
         5.16     Undertaking for Costs.........................................................................94
         5.17     Waiver of Stay or Extension Laws..............................................................95
         5.18     Sale of Trust Estate..........................................................................95
         5.19     Action on Bonds...............................................................................97

ARTICLE VI  THE TRUSTEE.........................................................................................98

         6.01     Certain Duties and Responsibilities...........................................................98
         6.02     Notice of Default.............................................................................99
         6.03     Certain Rights of Trustee.....................................................................99
         6.04     Not Responsible for Recitals or Issuance of Bonds............................................100
         6.05     May Hold Bonds...............................................................................100
         6.06     Money Held in Trust..........................................................................101
         6.07     Compensation and Reimbursement...............................................................101
         6.08     Disqualification; Conflicting Interests......................................................102

         6.09     Corporate Trustee Required; Eligibility......................................................103
         6.10     Resignation and Removal; Appointment of Successor............................................103
         6.11     Acceptance of Appointment by Successor.......................................................104
         6.12     Merger, Conversion, Consolidation or Succession to Business of Trustee.......................105
         6.13     Preferential Collection of Claims Against Issuer.............................................105
         6.14     Co-trustees and Separate Trustees............................................................105
         6.15     Authenticating Agent.........................................................................107
         6.16     Actions Necessary to Preserve Trust Estate...................................................107

ARTICLE VII  BONDHOLDERS' LISTS AND REPORTS....................................................................108

         7.01     Issuer to Furnish Trustee Names and Addresses of Bondholders.................................108
         7.02     Preservation of Information; Communications to Bondholders...................................108
         7.03     Reports by Trustee...........................................................................108
         7.04     Reports by Issuer............................................................................109

ARTICLE VIII  ACCOUNTS, DISBURSEMENTS AND RELEASES.............................................................110

         8.01     Collection of Moneys.........................................................................110
         8.02     Collection Accounts..........................................................................111
         8.03     Debt Service Reserve Funds...................................................................114
         8.04     Reserve Funds................................................................................116
         8.05     Special Reserve Funds........................................................................119
         8.06     General Provisions Regarding Trust Accounts..................................................120
         8.07     Reports by Trustee to Bondholders............................................................122
         8.08     Reports by Trustee...........................................................................122
         8.09     Reports by Independent Accountants...........................................................123
         8.10     Expense Fund.................................................................................124
         8.11     Substitution of Certificates with Eligible Substitute Certificates...........................125

ARTICLE IX  SUPPLEMENTAL INDENTURES............................................................................126

         9.01     Supplemental Indentures without Consent of Bondholders.......................................126
         9.02     Supplemental Indentures with Consent of Bondholders..........................................128
         9.03     Execution of Supplemental Indentures.........................................................129
         9.04     Effect of Supplemental Indentures............................................................129
         9.05     Conformity with Trust Indenture Act..........................................................130
         9.06     Reference in Bonds to Supplemental Indentures................................................130
         9.07     Amendments to Governing Documents............................................................130

ARTICLE X  REDEMPTION OF BONDS.................................................................................131

         10.01    Special Redemption...........................................................................131
         10.02    Bondholder Redemption........................................................................135
         10.03    Withdrawal of Requests.......................................................................138
         10.04    Redemption Register..........................................................................138
         10.05    Redemption at the Option of the Issuer; Election to Redeem...................................139
         10.06    Optional Floating Interest Rate Bond Redemption..............................................139

         10.07    Redemption Notice............................................................................139
         10.08    Bonds Payable on Special Redemption Date, Redemption Date or Floating Interest Rate
                  Bond Redemption Date.........................................................................141

ARTICLE XI  MISCELLANEOUS......................................................................................141

         11.01    TIA Certificates and Opinions................................................................141
         11.02    Form of Documents Delivered to Trustee.......................................................143
         11.03    Acts of Bondholders..........................................................................144
         11.04    Notices, etc. to Trustee and Issuer..........................................................144
         11.05    Notices to Bondholders; Waiver of Notices....................................................145
         11.06    Rules by Trustee and Agents..................................................................145
         11.07    Conflict with Trust Indenture Act............................................................145
         11.08    Effect of Headings and Table of Contents.....................................................145
         11.09    Successors and Assigns.......................................................................145
         11.10    Severability.................................................................................146
         11.11    Benefits of Standard Indenture Provisions....................................................146
         11.12    Legal Holidays...............................................................................146
         11.13    GOVERNING LAW................................................................................146
         11.14    Counterparts.................................................................................146
         11.15    Recording of Indenture.......................................................................146
         11.16    Inspection...................................................................................147
         11.17    Issuer Obligation............................................................................147
         11.18    Limitation on Interest.......................................................................147
         11.19    REMIC Status.................................................................................148
         11.20    Designations of Regular and Residual Interests in a REMIC....................................148
         11.21    Prohibited Transactions Tax..................................................................148
         11.22    Appointment of Tax Matters Partner...........................................................148
         11.23    Filing of REMIC Tax Returns..................................................................148
         11.24    Reductions of Reserve Funds..................................................................149

                              Preliminary Statement

     From time to time, Fund America Investors Corporation II and certain trusts, all or substantially all of the beneficial ownership of which is or will be owned by Fund America Investors Corporation II (Fund America Investors Corporation II and such trusts or permitted successors or assigns of any such entity hereinafter collectively referred to as the "Issuer"), may issue one or more series (a "Series") of Collateralized Mortgage Obligations ("Bonds"). The issuance of each Series of such Bonds will occur only under a separate supplemental indenture or terms indenture which incorporates by reference these Standard Indenture Provisions (each, a "Terms Indenture") and which will be duly executed and delivered by the entity issuing such Bonds (acting through an owner trustee if the Issuer is a trust) and by the Trustee under the Terms Indenture and will be limited to the amount of such issuance, as stated in such Terms Indenture. These Standard Indenture Provisions may be incorporated into any number of Terms Indentures, each such Terms Indenture to constitute an instrument wholly separate from any other.

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01 General Definitions.

     Except as otherwise specified, or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of the Indenture, and the definitions of such terms are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Reference is made to Section 10.01(a) for the definition of certain terms used in Section 10.01. All other terms used herein which are defined in the Trust Indenture Act (as hereinafter defined), either directly or by reference therein, have the meanings assigned to them therein. Whenever any reference is made to an amount the determination or calculation of which is governed by Section 1.02, the provisions of Section 1.02 shall be applicable to such determination or calculation, whether or not reference is specifically made to Section 1.02, unless some other method of calculation or determination is expressly specified in the particular provision.

     "Accountant": A Person engaged in the practice of accounting who may be employed by or affiliated with the Issuer or an Affiliate of the Issuer (except when the Indenture provides that an Accountant must be Independent).

     "Accounting Party": The Issuer, unless otherwise specified in the Terms Indenture for the applicable Series.

     "Accrual Date": With respect to the Bonds of a particular Series, the date upon which interest begins accruing on the Bonds of such Series, as provided in such Bonds and the related Terms Indenture.

     "Act": With respect to any Bondholder, the meaning specified in Section 11.03.

     "Advice": With respect to an Uncertificated Certificate, any instrument or instruments evidencing and acknowledging the transfer or pledge of such Uncertificated Certificate to the Trustee, issued by one or more entities maintaining books on which transfers and pledges of such Uncertificated Certificate are recorded in accordance with applicable governmental statutes and regulations and applicable regulations of GNMA, FNMA or FHLMC, as the case may be.

     "Affiliate": With respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent": Any Bond Registrar, Paying Agent or Authenticating Agent.

     "Aggregate Certificate Balance": As of any date, with respect to the Certificates securing a Series, the aggregate of the Certificate Principal Balances for all such Certificates as of such date.

     "Aggregate Current Principal Amount": With respect to any Series or any Class within such Series, as the case may be, the aggregate of the Current Principal Amounts of all Bonds of such Series or Class Outstanding, if any, at the time of determination.

     "Aggregate Principal Payment": As defined in Section 2.02(a).

     "Assumed Date of Receipt": With respect to any Series, the date or dates specified in the related Terms Indenture as of which Distributions due on each Distribution Due Date are assumed to be deposited in the respective Collection Account.

     "Assumed Principal Balance": As to a GPM Loan at the time of determination, the principal amount thereof at the Closing Date for the related Series (including any accrued but unpaid interest added to the principal of such GPM Loan in accordance with its terms as of the first day of the month in which the Closing Date occurs) less the aggregate of any and all payments of principal on such GPM Loan which have been reported and passed-through to the holders of the related GPM Mortgage Certificate as distributions of principal thereof since the first day of the month of Closing.

     "Assumed Reinvestment Rate": With respect to any Series, the highest reinvestment rate permitted by each Rating Agency rating such Series of Bonds, as specified in the related Terms Indenture.

     "Authenticating Agent": With respect to any particular Series, the Person, if any, named as Authenticating Agent for such Series in the applicable Terms Indenture or appointed by the Trustee at the request of the Issuer pursuant to
Section 6.25, until any successor Authenticating Agent for such Series is named, and thereafter "Authenticating Agent" shall mean such successor.

     "Authorized Officer": With respect to any corporation, the Chairman of the Board of Directors, the President, any Vice President, the Secretary or the Treasurer of such corporation who is authorized to act for such corporation in matters relating to, and binding upon, such corporation; with respect to any partnership, any general partner thereof; with respect to any bank or trust company acting as trustee of an express trust or as custodian, any officer thereof who is authorized to act for such bank or trust company in matters relating to, and binding upon, such bank or trust company.

     "Available Reinvestment Income": With respect to a Series of Bonds, that portion, if any, of Reinvestment Income that may be retained by the Trustee as part of the Trust Estate of such Series.

     "Bank": The Owner Trustee in its individual capacity.

     "Beneficial Owner": With respect to a Book Entry Bond, the Person who is the beneficial owner of such Bond as reflected on the books of the Clearing Agency for the Class or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

     "Board of Directors": In the event FAIC II is the Issuer, either the board of directors of the Issuer or the executive committee, if any, of that board of directors that is authorized to take the relevant action.

     "Board Resolution": In the event FAIC II is the Issuer, a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee indicating action by the Issuer.

     "Bond Interest Rate": With respect to any Series or Class, the annual rate at which interest accrues on the Bonds of such Series or Class, as specified in the related Terms Indenture.

     "Bond Redemption Amount": With respect to any Class of any Series of Bonds which is subject to redemption at the option of the Issuer, the amount, if any, specified in the related Terms Indenture.

     "Bond Redemption Date": With respect to any Class of any Series of Bonds which is subject to redemption at the option of the Issuer, the date, if any, specified in the related Terms Indenture, which date shall be a Payment Date for such Series.

     "Bond Register" and "Bond Registrar": The respective meanings specified in
Section 2.07.

     "Bond Value": With respect to any Certificate Group securing a particular Series at the time of any determination, the principal amount of Bonds that, in accordance with calculations performed as specified in the related Terms Indenture, can be supported by the Distributions on the Certificates within such Certificate Group, the other funds from the Trust Estate allocable to such Certificate Group, and Available Reinvestment Income thereon at the Assumed Reinvestment Rate.

     "Bond Value Related Shortfall": With respect to the Bonds of any Series on any Principal Payment Date or Special Redemption Date, the amount necessary, after application of all other amounts then available to make payments of principal of and interest on such Bonds, to make the payment of principal and interest then due on such Bonds; the method of determining the maximum possible Bond Value Related Shortfall, if any, for any future date to be as specified in the related Terms Indenture.

     "Bondholder" or "Holder": The Person in whose name a Bond is registered in the Bond Register.

     "Bondholder Redemption": A redemption of Bonds at the request of Bondholders pursuant to Section 10.02 (excluding subsection (e) thereof).

     "Bondholder Redemption Amount": As defined in Section 10.02(a).

     "Bondholder Redemption Price": As defined in Section 2.02(c).

     "Bonds": Any bonds authorized by, and authenticated and delivered under the Indenture.

     "Book Entry Bonds": Bonds of a Class for which the Terms Indenture provides that ownership and transfers of Bonds shall be made through book entries by a Clearing Agency as described in Section 2.13; provided, that after the occurrence of a condition whereupon book entry transfers are no longer permitted and Definitive Bonds are to be issued to the Beneficial Owners of Bonds of such Class, all as specified in the related Terms Indenture, Bonds of such Class shall no longer be "Book Entry Bonds".

     "Business Day": Any day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York or in the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to be closed or as otherwise set forth in the Terms Indenture.

     "Certificate": A GNMA Certificate, FNMA Certificate, FHLMC Certificate, Non-Agency Certificate or a Conventional Certificate, as the case may be, which is Granted to the Trustee under the Indenture and the related Terms Indenture as security for a particular Series. The term "Certificates" means all of the GNMA Certificates (if any), FNMA Certificates (if any), FHLMC Certificates (if any), Non-Agency Certificates (if any) and Conventional Certificates (if any) Granted to the Trustee under the Indenture and the related Terms Indenture as security for a particular Series. The term "outstanding Certificates" as of any date means all of the Certificates other than any Certificates which have been fully paid as of such date.

     "Certificate Group": With respect to any Series, a group of one or more outstanding Certificates, and/or other assets which may be included in the Trust Estate securing such Series which have the characteristics described in the related Terms Indenture.

     "Certificate Group Principal Balance": With respect to any Certificate Group at any time, the aggregate of the then current Certificate Principal Balances of all Certificates in such Certificate Group.

     "Certificate Principal Balance": As of the date of any determination with respect to any Certificate, the then aggregate outstanding principal balance of such Certificate. The outstanding principal balance of any GPM Mortgage Certificate at the date of any determination shall be calculated by including therein all accrued interest which has not been paid but has been added to the principal of the underlying GPM Loans in accordance with their terms.

     "Certificate Rate": With respect to any Certificate, the pass-through or interest rate payable to the holder thereof as indicated thereon. In the event that any Certificate provides for a pass-through rate of interest which is calculated on a mortgage loan by mortgage loan basis (equal as to each such mortgage loan to the interest rate borne thereby less the fixed servicing fee specified for such Certificate) the Certificate Rate for such Certificate at the time of any determination shall be the weighted average of such individual mortgage loan pass-through rates less such fixed servicing fee.

     "Certificate Trustee": As defined in the related Terms Indenture, if applicable to a Series.

     "Class": With respect to any Series, all Bonds of such Series having the same Stated Maturity of principal and further designated as a Class in the applicable Terms Indenture or Supplement thereto.

     "Clearing Agency": An organization registered as a "clearing agency" pursuant to Section 17A of the Securities and Exchange Act of 1934, as amended, and the regulations of the Commission thereunder.

     "Clearing Agency Participant": A broker, dealer, bank, other financial institution or other person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities held by the Clearing Agency.

     "Closing Date": With respect to any Series, the date on which Bonds of such Series are first executed, authenticated and delivered.

     "Code": The Internal Revenue Code of 1986, including any successor or amendatory statutes.

     "Collection Account": With respect to any Series, the trust collection account or accounts created and maintained pursuant to Section 8.02.

     "Commission": The Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time under the Trust Indenture Act or similar legislation replacing the Trust Indenture Act.

     "Compound Interest Bond": A Bond on which interest accrues and is compounded and added to the principal of such Bond periodically but with respect to which neither interest nor principal is payable until the entire unpaid principal amount of each Outstanding Bond of the same Series having an earlier Stated Maturity of principal has been paid unless the related Terms Indenture provides otherwise, in which event interest payments will commence at the time specified in such Terms Indenture.

     "Conventional Certificate": A conventional mortgage pass-through certificate serviced or administered by the Conventional Certificate Servicer for a particular Series (or one of the Conventional Certificate Servicers if there is more than one for a particular Series) and representing a fractional undivided interest in a pool of conventional mortgage loans secured by one- to four-family residences, which certificate is Granted to the Trustee under the Indenture and the related Terms Indenture as security for such Series. The term "outstanding Conventional Certificates" as of any date means the Conventional Certificates other than the Conventional Certificates which have been fully paid as of such date.

     "Conventional Certificate Servicer": With respect to any Series for which all or any portion of the related Trust Estate includes Conventional Certificates, the Person that is acting as administrator or master servicer of the mortgage loans underlying the Conventional Certificates securing such Series that were serviced or administered by it (such Person or Persons may include the Issuer and any Affiliate of the Issuer and shall be specified in the related Terms Indenture), or any successor administrator or master servicer appointed pursuant to the Pooling and Servicing Agreement under which the Conventional Certificates issued by any such Persons were issued.

     "Corporate Trust Office": The principal corporate trust office of the Trustee as indicated in the related Terms Indenture, or at such other address as the Trustee may designate from time to time by notice to the Bondholders and the Issuer, or the principal corporate trust office of any successor Trustee.

     "Current Principal Amount": With respect to any Bond of any Series as of any date of determination, the sum of:

         (a) the original principal amount of such Bond, and

         (b) if such Bond is a Compound Interest Bond, the aggregate amount of interest, if any, accrued on such Bond and added to the principal thereof on each Interest Payment Date for such Series through the Interest Payment Date immediately preceding such date of determination;

reduced by all prior payments, if any, made with respect to principal (including payments with respect to amounts previously added to principal as described in clause (b) above) of such Bond.

     "Debt Service Requirement": With respect to a particular Payment Date of any Bonds of a Series, an amount determined as provided in the related Terms Indenture.

     "Debt Service Requirement Determination Date": With respect to a Series, the date prior to a Payment Date (such date and the month in which the first such date occurs being as specified in the related Terms Indenture) as of which the Debt Service Requirement applicable to such Payment Date is required to be computed.

     "Debt Service Reserve Fund": With respect to any Series, the trust account, if any, required to be created and maintained with the Trustee pursuant to
Section 8.03.

     "Deceased Holder Bonds": Bonds as to which Bondholder Redemption is requested by the personal representative (or by the personal representative whether or not joined by any surviving tenants in common), surviving joint tenant or surviving tenant by the entirety of a deceased Holder or a deceased Beneficial Owner.

     "Deceased Holder Preference": With respect to a Class of Principal Priority Bonds, the amount, if any, equal to the number of Individual Bonds of such Class for which a Holder of Deceased Holder Bonds may obtain priority with respect to the Bondholder Redemption, as specified in the related Terms Indenture.

     "Default": Any occurrence which is, or with notice or the lapse of time or both would become, an Event of Default.

     "Definitive Bonds": Bonds other than Book Entry Bonds.

     "Deposit Trust Agreement": In the event the Issuer is a trust, the deposit trust agreement identified in the Terms Indenture establishing the trust which is the Issuer of the Bonds, as such agreement may be amended from time to time.

     "Deposited Securities": As defined in Section 11.01(c).

     "Designated Interest Accrual Date": With respect to (i) any payment of amounts on Overdue Bonds, the day immediately preceding the date of payment,
(ii) the Trustee's demand for payment pursuant to Section 5.03, the day immediately preceding the date of payment pursuant to such demand, and (iii) any Principal Reduction Date or Redemption Date, the date that precedes the day immediately preceding such Principal Reduction Date or Redemption Date by a period of time equal to the Interest Delay Period, if any; except as otherwise provided in the related Terms Indenture with respect to any one or more of the foregoing clauses (i), (ii) or (iii).

     "Distribution": With respect to any Certificate, the amount of monthly remittance payable to the holder of such Certificate in accordance with its terms.

     "Due Date" or "Distribution Due Date": The date on which a particular Distribution is payable to the holder of the related Certificate in accordance with its terms.

     "Due Period": With respect to any Payment Date for a Series, the period specified as a "Due Period" in the related Terms Indenture.

     "Eligible Investments": Except to the extent expanded or restricted by the Terms Indenture for the Series of which such obligations or securities form part of the Trust Estate, any one or more of the following obligations or securities:

         (i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, senior debt obligations and participation certificates of FHLMC or senior debt obligations of, and guaranteed mortgage pass-through certificates fully guaranteed by, FNMA;

         (ii) demand and time deposits in, certificates of deposits of, or bankers acceptances issued by, any depository institution or trust company (including the Trustee or any Affiliate or agent of the Trustee, acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment (A) (1) the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) have the highest credit ratings available from each Rating Agency that has rated the Bonds of such Series, and (2) if any such Rating Agency is Moody's Investors Service, Inc., such depository institution, trust company or parent holding company also has outstanding long-term debt rated at least Aa3 by Moody's Investors Service, Inc., or (B) in the case of deposits, such deposits are fully insured by the Federal Deposit Insurance Corporation;

         (iii) repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, which is backed by the full faith and credit of the United States of America (collectively, "Eligible Collateral"), in either case entered into with (a) a depository institution or trust company (acting as principal) described in clause (ii) above or (b) with a broker dealer supervised by the Securities Investor Protection Corporation so long as the Bonds of such Series are not subject to Special Redemption at the time such repurchase obligation is entered into, such repurchase obligation is by its terms to be performed by the repurchase obligor (x) if the Bonds of such Series are then subject to Special Redemption, no later than thirty days prior to the first Principal Reduction Date after such repurchase agreement is entered into (or the second Principal Reduction Date after such repurchase agreement is entered into if it has already been determined that the Bonds of such Series are not redeemable on the first Principal Reduction Date after such repurchase agreement is entered into) and (y) if the Bonds of such Series are not subject to Special Redemption at the time such repurchase obligation is entered into, then no later than thirty days prior to the first Principal Payment Date after such repurchase agreement is entered into, and such Eligible Collateral (1) has an aggregate market value as determined by the Trustee on a weekly basis of not less than 105% of the repurchase liability under such agreement, including accrued interest; (2) is deposited with the Trustee or with a Federal Reserve Bank for the account of the Trustee, or with a bank or trust company which is acting solely as agent for the Trustee and, in the case of any such depositary other than the Trustee, has a combined net capital and surplus of at least $50,000,000; (3) is subject to a perfected first security interest in favor of the Trustee; and (4) is free and clear of claims of third parties; provided, however, in the event that on any weekly determination date the aggregate market value of the Eligible Collateral as determined by the Trustee pursuant to clause (1) is less than 105% of the repurchase liability under such repurchase agreement, including accrued interest (such shortfall being hereinafter referred to as the "Repo Collateral Shortfall"), the Trustee shall so notify the repurchase obligor, and in the event that, after the expiration of two Business Days following such notification, such repurchase obligor has not deposited with the Trustee additional Eligible Collateral having an aggregate market value on the date of deposit at least equal to the Repo Collateral Shortfall, the Trustee shall promptly sell the Eligible Collateral relating to such repurchase agreement and invest the proceeds of such sale that are in excess of the amounts required to be remitted to the repurchase obligor in Eligible Investments specified by the Issuer pursuant to Article VIII;

         (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof rated no lower than the Required Rating Category by each Rating Agency that has rated the Bonds of such Series at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Estate for a Series to exceed 10% of the sum of the Aggregate Certificate Balance and the aggregate principal amount of all Eligible Investments held as part of the Trust Estate for such Series;

         (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the highest credit rating available from each Rating Agency that has rated the Bonds of such Series at the time of such investment; provided, however, that if any such Rating Agency is Moody's Investors Service, then at such time the issuer of such obligations shall also have outstanding long-term debt obligations rated at least Aa3 by Moody's Investors Service;

         (vi) a Qualified GIC;

         (vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian on behalf of the holders of such receipts;

         (viii) any other demand, money market or time deposit, obligation, security or investment as to which the Trustee has received notice from the Issuer that such investment is acceptable to each Rating Agency that rated the Bonds as collateral for securities having ratings equivalent to their respective ratings of the Bonds that were in effect at the Closing Date; and

         (ix) pooled or common trust funds of the Trustee or an Affiliate of the Trustee acting as trustee and custodian and representing ownership solely of the investments listed in clauses (i), (ii), (iii), or (iv) above, any such pooled or common trust funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Eligible Investments set forth in these Standard Indenture Provisions.

     "Eligible Substitute Certificate": A Certificate Granted pursuant to
Section 8.11 for one or more Certificates previously Granted to the Trustee as collateral for a Series of Bonds, which substituted Certificate, unless otherwise specified in the related Terms Indenture:

         (a) (i) is a Certificate issued by the same agency (i.e., GNMA, FNMA or FHLMC) which issued the Certificate for which it is substituted; (ii) has an annual interest rate which is not more than 1% greater or not more than 1% less than the interest rate of the Certificate for which it is substituted; (iii) has scheduled Distributions for each Due Period subsequent to the Due Period in which such substitution occurs which will not cause any Class of Bonds of such Series to be paid in full later than the Stated Maturity of such Class of Bonds; (iv) has a Bond Value at least equal to the Bond Value of the Certificate for which it is substituted; and
     (v) has a maturity date not earlier than one year prior to, and in no event later than, the maturity date of the Certificate for which it is substituted; and

         (b) if a FHLMC Certificate, is entitled to the same guaranty of payment of principal as the Certificate for which it is substituted or is guaranteed as to timely payment of interest and principal by FHLMC.

     "Event of Default": As defined in Section 5.01.

     "Expense Fund": With respect to any Series, the account, if any, required to be created and maintained with the Trustee pursuant to Section 8.10.

     "FAIC II": Fund America Investors Corporation II, a Delaware corporation.

     "FHLMC": The Federal Home Loan Mortgage Corporation successor thereof.

     "FHLMC Certificate": A participation certificate under which the full and timely payment of interest and the ultimate collection (and, if specified in the related Terms Indenture, timely payment) of principal is guaranteed by FHLMC and which represents an undivided interest in a group of fully-amortizing loans (or participation interests therein) secured by one- to four-family residences and which is Granted to the Trustee under the Indenture as security for a particular Series. The term "outstanding FMLMC Certificates" as of any date means the FHLMC Certificates other than the FHLMC Certificates which have been fully paid as of such date.

     "FMLMC Reserve Amount": With respect to any Series secured by FMLMC Certificates for which an agreement of the type described in Section 2.12(k) is not delivered, an amount set forth or determined pursuant to the related Terms Indenture.

     "FNMA": The Federal National Mortgage Association or any successor thereof.

     "FNMA Certificate": A guaranteed pass-through certificate issued by FNMA, the full and timely payment of principal and interest of which is guaranteed by FNMA and which represents a proportional undivided ownership interest in a pool of fully-amortizing mortgage loans secured by one- to four-family residences and which is Granted to the Trustee under the Indenture as security for a particular Series. The term "outstanding FNMA Certificates" as of any date means the FNMA Certificates other than the FNMA Certificates which have been fully paid as of such date.

     "First SAB Paydown Date": The date which is the earlier of (i) the date on which all Bonds other than the SAB Bonds have been paid in full or (ii) the date specified in the related Terms Indenture.

     "Floating Interest Rate Bond Redemption Date": As defined in Section 10.06.

     "Floating Interest Rate Bond Redemption Price": An amount to be paid to redeem Bonds of a Series pursuant to Section 10.06, as specified in the related Terms Indenture.

     "Floating Interest Rate Bonds": A Bond on which interest accrues at a Bond Interest Rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Terms Indenture.

     "Future value": With respect to any cash or Eligible Investment held or to be deposited in a Trust Account for a Series, as of any particular date subsequent to the date of determination, the sum of such cash or amount of Eligible Investment and the investment income which can be earned thereon to such subsequent date, determined in accordance with such assumptions or requirements as may be specified in the related Terms Indenture.

     "GNMA": The Government National Mortgage Association or any successor thereof.

     "GNMA Certificate": A fully modified pass-through mortgage-backed certificate the full and timely payment of which is guaranteed by GNMA and which is proportionately based upon and backed by a pool of fully amortizing mortgage loans secured by one- to four-family residences and which is Granted to the Trustee under the Indenture as security for a particular Series. The term "outstanding GNMA Certificates" as of any date means the GNMA Certificates other than the GNMA Certificates which have been fully paid as of such date. The terms of "GNMA I Certificate" and "GNMA II Certificates" refer to the portion of the GNMA Certificates that were issued under the GNMA I program or the GNMA II program, as the case may be. The GNMA I program and GNMA II program are the programs under which fully-modified pass-through mortgage-backed certificates guaranteed by GNMA may be issued, as set forth in the applicable regulations and guidelines of GNMA.

     "Governing Documents": (a) with respect to FAIC, the Certificate of Incorporation and Bylaws of FAIC, as amended from time to time and (b) with respect to an Issuer that is a trust, the respective Deposit Trust Agreement.

     "GPM Loan": A mortgage loan underlying a Certificate which provides that monthly installments of principal and interest increase periodically during such initial portion of the term of such mortgage loan as is specified therein and for which the scheduled payments during such portion of the term are not sufficient to pay the full amount of interest accruing on such mortgage loan.

     "GPM Mortgage Certificate": A Certificate backed by a pool of GPM Loans.

     "Grant": To grant, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm. A Grant of a Certificate or of any other instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including without limitation the immediate and continuing right to claim for, collect, receive and give receipts for principal and interest payments in respect of such Certificate and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise, and generally to do and receive anything which the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

     "Guarantor": The party to a Guaranty Agreement with the Issuer and the Trustee.

     "Guaranty Agreement": As to any Series which is directly insured, guaranteed or otherwise backed, the insurance policy, surety bond, letter of credit or similar agreement pursuant to which such insurance, guaranty or other backing is furnished as specified in the related Terms Indenture.

     "Highest Bond Interest Rate": With respect to any Series at the time of determination, a per annum rate of interest equal to the highest Bond Interest Rate applicable to any then outstanding Bond of such Series.

     "Holder": A Bondholder.

     "Indenture": With respect to each Issuer and each Trustee, all Terms Indentures entered into between such Issuer and such Trustee, that incorporate the Standard Indenture Provisions by reference, collectively, and, with respect to each Series, the Terms Indenture authorizing such Series, incorporating the Standard Indenture Provisions by reference.

     "Independent": When used with respect to any specified Person means such a Person who (a) is in fact independent of the Issuer and any other obligor upon the Bonds and of any Affiliate of the Issuer or of such other obligor, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer or in any such other obligor or in any Affiliate of the Issuer or of such other obligor and (c) is not connected with the Issuer or any such other obligor or any Affiliate of the Issuer or of such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by an Issuer Order and approved by the Trustee in the exercise of reasonable care and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.

     "Individual Bond": A Bond of an original principal amount equal to the lesser of (1) the minimum denomination for Bonds of that Series and Class as specified in the related Terms Indenture and (2) if the Bonds of such Series and Class are issuable in whole multiples of an amount smaller than such minimum denomination in excess thereof, such smaller amount. A Bond of an original principal amount in excess of such minimum denomination shall be deemed to be a number of Individual Bonds equal to the quotient obtained by dividing such original principal amount by such minimum denomination.

     "Initial Interest Payment Date": With respect to any Class of Compound Interest Bonds of any Series, the Principal Payment Date on which the outstanding principal of the Class of Bonds of such Series, whose final installment of principal has the latest Stated Maturity of principal prior to the Stated Maturity of the final installment of principal of such Class of Compound Interest Bonds, is paid in full, or such other date as may be specified in the related Terms Indenture.

     "Interest Accrual Period": With respect to any Interest Payment Date for a Series and Class of Bonds, the period specified in the related Terms Indenture for which interest accrued on the Outstanding Bonds of such Series and Class during such period is to be paid or, if applicable, deferred and added to principal.

     "Interest Delay Period": With respect to any Class of Bonds of a Series, the length of time, if any, between the end of each Interest Accrual Period and the day immediately preceding the corresponding Interest Payment Date.

     "Interest Determination Date": With respect to any Class of Floating Interest Rate Bonds, the date specified in the related Terms Indenture on which the Bond Interest Rate at which interest shall accrue on such Class of Floating Interest Rate Bonds during the next succeeding Floating Interest Rate Period is determined.

     "Interest Payment Date": With respect to any Series or Class, any date specified in the related Terms Indenture as a fixed date on which an installment of interest on the Bonds of such Series or Class is due and payable.

     "Investment Statement": A written statement prepared by the Accounting Party and setting forth its calculations made in connection with a determination pursuant to Section 8.02(b) or Section 8.04(b) with respect to a proposed investment of funds in a Collection Account or Reserve Fund.

     "Issuer": As provided in the related Terms Indenture, (a) FAIC II, or (b) a trust acting through the Owner Trustee under the Deposit Trust Agreement, until a successor Person shall become the Issuer pursuant to the applicable provisions of the Indenture, and thereafter Issuer shall mean such successor Person, and also shall include any other obligor on the Bonds. All actions by, and rights and obligations of, the Owner Trustee, if any, under the Indenture and the Bonds are actions by and rights and obligations of the Issuer.

     "Issuer Expenses": Except as otherwise provided in the related Terms Indenture, the aggregate annual expenses of the Issuer incurred in connection with or relating to the administration of the Bonds of a Series other than interest expense on the Bonds of such Series.

     "Issuer Order" and "Issuer Request": In the event the Issuer is (a) a corporation, a written order or request signed in the name of the Issuer by its Chairman, President, Controller or a Vice President, or (b) a trust, a written order or request signed in the name of the Issuer by an Authorized Officer of the Owner Trustee on behalf of the Issuer and, in any such case, delivered to the Trustee.

     "Letter Agreement": With respect to a Class of Book Entry Bonds, the letter agreement among the Issuer, the Trustee and the Clearing Agency governing book entry transfers of such Book Entry Bonds and attached as an exhibit to the related Terms Indenture.

     "LIBOR": With respect to a Series that includes one or more Classes of Floating Interest Rate Bonds, the rate specified in the related Terms Indenture.

     "Manager": As provided in the related Terms Indenture.

     "Maturity": With respect to any Bond, the date on which the entire unpaid principal amount of such Bond becomes due and payable as therein provided or as provided in the related Terms Indenture, whether at its Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     "Maximum Bond Interest Rate Assumption": With respect to the Class or Classes of Floating Interest Rate Bonds, if any, for any Interest Accrual Period for which the applicable interest rate on such Floating Interest Rate Bonds has not yet been determined an assumed interest rate on such Bonds as specified in the related Terms Indenture.

     "Maximum Floating Interest Rate": The Bond Interest Rate specified as such in the related Terms Indenture.

     "Month of Closing": With respect to any Series, the month in which the Closing Date occurs.

     "Monthly Payment Deficit": As to any GPM Loan for any date under which a scheduled monthly payment is due, the amount, if any, by which the amount of such payment so due (net of any portion thereof which represents servicing and guaranty fees and which is not to be distributed in respect of the related GPM Mortgage Certificate) is less than one month's interest as the highest Bond Interest Rate for such Series or the corresponding Mortgage Loan Attributable Bond Value for such date.

     "Mortgage Loan Attributable Bond Value": As to any GPM Loan underlying a GPM Mortgage Certificate at any date, the product of

         (a) as specified in the applicable Terms Indenture, either

             (i) the Assumed Principal Balance of such GPM Loan, or

             (ii) the actual outstanding principal balance of such GPM Loan as of such date (including all accrued but unpaid interest previously added to the principal balance thereof), and

         (b) a fraction having a numerator equal to the Bond Value as of such date of the Certificate Group in which the related GPM Mortgage Certificate is included and a denominator equal to the Certificate Group Principal Balance of such Certificate Group as of such date.

     "New York Agent": With respect to each Series, the agent initially appointed by the Issuer for purposes of presentation and surrender of Bonds for registration of transfer and exchange and for notices and demands) or upon the Issuer pursuant to Section 3.02, as specified in the related Terms Indenture.

     "New York Office": With respect to each Series, the office initially appointed by the Issuer for purposes of presentation and surrender of Bonds for registration of transfer and exchange for notices and demands to or upon the Issuer pursuant to Section 3.02, as specified in the related Terms Indenture.

     "Non-Agency Certificate": As defined in the related Terms Indenture, if applicable to a Series.

     "Non-Disqualification Opinion": Except as otherwise provided in the related Terms Indenture, with respect to any action proposed to be taken under the Indenture, an Opinion of Counsel, to the effect that the taking of such action will not cause (i) the Trust Estate securing the series to fail to qualify as a REMIC at any time while any Bonds of such Series are Outstanding where an election to treat the Trust Estate securing such Series as a REMIC has been made or will be made or (ii) the Issuer to fail to qualify as a REMIC at any time while any Bonds are Outstanding where an election to treat the Issuer as a REMIC has been made or will be made, as the case may be, or (iii) any prohibited transaction that will result in the imposition of a tax pursuant to Section 860F(a) of the Code or cause any other tax to be imposed on the REMIC.

     "Non-Scheduled Principal Amount": As defined in Section 2.02(a).

     "Officers' Certificate": In the event the Issuer is (a) a corporation, a certificate signed by the Chairman, the President or Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of such corporation, or (b) a trust, a certificate signed by two Authorized Officers of the Owner Trustee, and in any such case delivered to the Trustee. Unless otherwise specified, any reference in the Indenture to an Officers' Certificate shall be to an Officers' Certificate of the Issuer (in the event the Issuer is a corporation) or the Owner Trustee of the Issuer (in the event the Issuer is a trust), on behalf of the Issuer.

     "Opinion of Counsel": A written opinion of counsel who may, except as otherwise expressly provided in the Indenture, be counsel for the Issuer (including in-house counsel employed full-time by the Issuer or any Affiliate) and who shall be satisfactory to the Trustee.

     "Optional Floating Rate Bond Redemption": As defined in Section 10.06.

     "Outstanding": With respect to Bonds of a Class or Series, as of the date of determination, all Bonds of such Class or Series theretofore authenticated and delivered under the Indenture except:

         (a) Definitive Bonds theretofore cancelled by the Bond Registrar or delivered to the Bond Registrar for cancellation;

         (b) Bonds or portions thereof which have been paid in full or, in the case of Definitive Bonds, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Bonds; provided that, if such Bonds or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee has been made; and

         (c) Predecessor Bonds unless proof satisfactory to the Trustee is presented that any such Definitive Bonds are held by a holder in due course;

provided, however, that in determining whether the Holders of Bonds representing the requisite Aggregate Current Principal Amount or of the requisite number of Outstanding Bonds of any Class or Series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Bonds owned by the Issuer or any other obligor upon such Bonds or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which the Trustee knows to be so owned shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Issuer or any other obligor upon the Bonds or any Affiliate of the Issuer or such other obligor. Provided, however, in the case of clause (b) above, (A) if an election has been made or will be made to treat the Trust Estate securing the Series or the Issuer as a REMIC, solely for purposes of a Non-Disqualification Opinion and for purposes of determining whether a Non-Disqualification Opinion must be delivered pursuant to any requirement of the Indenture, or (B) if the Trustee is unable to redeem such Bonds, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such payment, then a Bond shall not be deemed to cease to be Outstanding pursuant to clause (b) above prior to the date on which the money is payable to Holders of the Bonds.

     "Overdue Bond": As defined in Section 2.09(d).

     "Overdue Bond Interest Rate": With respect to any Series or Class the per annum rate at which interest accrues on the Overdue Bonds of such Series or Class, as specified in the related Terms Indenture.

     "Owner Trustee": In the event that the Issuer is a trust, the owner trustee of such trust identified in the Terms Indenture acting not in its individual capacity but solely as owner trustee with respect to such trust, or such successor Person as shall become owner trustee pursuant to the applicable provisions of the Indenture and the Deposit Trust Agreement.

     "Paying Agent": The Trustee or any other Person that meets the eligibility standards for the Trustee specified in Section 6.09 and is authorized by the Issuer to pay the principal of or any interest which may become payable on any Bonds on behalf of the Issuer.

     "Payment Date": As to any Series or Class, any day which is specified as an Interest Payment Date or Principal Payment Date for the Bonds of that Series or Class.

     "Payment Date Statement": As defined in Section 2.09(e).

     "Permitted Encumbrance": Any lien, charge, security interest, mortgage or other encumbrance granted by the Issuer in any portion of the Trust Estate, provided that: (i) such lien, charge, security interest or encumbrance extends only to a portion of such Trust Estate which is limited to amounts payable to the Issuer which have been released from the lien of the Indenture and (ii) such lien, charge, security interest or encumbrance secures a guaranty or indebtedness permitted by Section 3.08(e).

     "Permitted Transferee": Except as otherwise provided in the related Terms Indenture, any Person who is a proposed transferee or assignee of any Residual Interest provided that: (i) the Trustee has received evidence satisfactory to it that the ownership of such Residual

Interest by such Person shall not cause the Trust Estate to be subject to any federal income taxation, and (ii) such Person has entered into an express written agreement with the Issuer not to transfer the Residual Interest transferred or assigned to it to any other Person unless such Person is a Permitted Transferee, which agreement shall be enforceable by the Trustee as third party beneficiary.

     "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Pooling and Servicing Agreement": As to any Conventional Certificate, the agreement pursuant to which such Conventional Certificate was issued.

     "Predecessor Bonds": With respect to any particular Bond of a Series and Class, every previous Bond of that Series and Class evidencing all or a Portion of the same debt as that evidenced by such particular Bond; and, for the purpose of this definition, any Bond authenticated and delivered under Section 2.08 in lieu of a lost, destroyed or stolen Bond shall be deemed to evidence the same debt as the lost, destroyed or stolen Bond.

     "Principal Distribution Amount": With respect to any Payment Date for a Series, an amount determined as provided in the related Terms Indenture.

     "Principal Payment Date": With respect to any Series or Class any date specified in the related Terms Indenture as a fixed date on which an installment of principal is due and payable or, in the case of a Class of Principal Priority Bonds, the date on which such Bonds may be redeemed by Bondholder Redemption or mandatory redemption pursuant to Section 10.01.

     "Principal Priority Bonds": Bonds, if any, which are subject to Bondholder Redemption.

     "Principal Reduction Date": With respect to a particular Series or Class, any Principal Payment Date or Special Redemption Date.

     "Proceeding": Any suit in equity, action at law or other judicial or administrative proceeding.

     "Pro Rata Bonds": Bonds that are not Principal Priority Bonds.

     "Prospectus": With respect to each Series of Bonds, the initial prospectus and the related prospectus supplement, which together comprise part of the Registration Statement on Form S-11 to be filed with the Commission to register the Bonds pursuant to the Securities Act of 1933, as amended, which will be used to offer and sell the Bonds.

     "Qualified GIC": A guaranteed investment contract Granted or to be Granted to the Trustee to provide for the investment of funds in a Trust Account for a particular Series, which contract shall

         (a) be an obligation of an insurance company or other corporation or entity whose credit standing is acceptable to each Rating Agency rating the Bonds of such Series;

         (b) provide that the Trustee may exercise all of the rights of the Issuer under such contract without the necessity of the taking of any action by the Issuer;

         (c) provide that if at any time the then current credit standing of the obligor under such contract is such that continued investment pursuant to such contract of funds included in the Trust Estate for such Series would result in a downgrading of any rating of the Bonds of such Series, the Trustee may terminate such contract and be entitled to the immediate return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract through the date of delivery of such funds to the Trustee; and

         (d) meet such other standards as may be specified in the related Terms Indenture for such Series.

     "Qualified Letter of Credit": With respect to any Series for which a Reserve Fund or Debt Service Reserve Fund is required to be maintained, a letter of credit delivered or to be delivered to the Trustee in lieu of a deposit of cash or Eligible Investments in the Reserve Fund or Debt Service Reserve Fund for such Series, which letter of credit shall

         (a) be irrevocable and name the Trustee, in its capacity as such, as the sole beneficiary thereof;

         (b) be issued by a bank or other institution whose credit standing is acceptable to each Rating Agency which is rating or has rated the Bonds of such Series;

         (c) provide that upon delivery of a certificate by the Trustee stating
     (i) that the Trustee has been notified by the Issuer that continued reliance on such letter of credit for the purpose or purposes for which it was originally delivered to the Trustee would result in a downgrading of a rating of the Bonds of such Series, and (ii) that the Issuer has not replaced such letter of credit with a Qualified Letter of Credit within seven days after the giving of the notice referred to in clause (i) of this paragraph (c) the Trustee shall terminate such letter of credit so long as the conditions for termination set forth in the related Terms Indenture for such Series are satisfied or, if such conditions are not satisfied, the Trustee may immediately draw down the unutilized balance of such letter of credit;

         (d) be transferable to any successor trustee hereunder with respect to such Series; and

         (e) meet such other standards as may be specified in the related Terms Indenture for such Series.

     "Qualified Trustee Nominee": A Person in whose name Certificates or Eligible Investments Granted to the Trustee may be registered as nominee of the Trustee in lieu of registration in the name of the Trustee, provided that the following conditions shall be satisfied in connection with such registration:

         (a) the instruments governing the creation and operation of the nominee provide that neither the nominee nor any owner of an interest in the nominee (other than the Trustee) shall have any interest, beneficial or otherwise, in any Certificates or Eligible Investments at any time held in the name of the nominee, except for the purpose of transferring and holding legal title thereto;

         (b) the nominee and the Trustee have entered into a binding agreement:

             (i) establishing that any Certificates or Eligible Investments held in the name of the nominee are to be held in the name of the nominee as agent (other than commission agent or broker) or nominee for the account of the Trustee, and

             (ii) appointing the Trustee as the agent and attorney of the nominee with full power and authority irrevocably to sell, assign, endorse, transfer and deliver any Certificates or Eligible Investments standing in the name of the nominee, and to execute and deliver all such instruments as may be necessary and proper for such purpose; and

         (c) in connection with the registration of any Certificate or Eligible Investment in the name of the nominee all requirements under applicable governmental regulations necessary to effect a valid registration of transfer of such Certificate or Eligible Investment are complied with.

     "Rating Agency": With respect to each Series, a nationally recognized statistical rating organization (as that term is used in Rule 15c3-1(c)(2)(vi)(f) under the Securities Exchange Act of 1934, as amended, or any successor provision thereto) that issued a rating letter of which a copy was delivered by the Issuer pursuant to Section 2.12(d). Unless otherwise specified in the related Terms Indenture, each Rating Agency that has rated any Series of Bonds of an Issuer shall be a Rating Agency for all Series subsequently issued by such Issuer. "Record Date": With respect to any Series or Class, a date specified in the related Terms Indenture as a date on which the Holders of Bonds of such Series or Class entitled to receive a payment of principal or interest on the succeeding Payment Date are determined.

     "Redemption": A redemption of Bonds pursuant to Article X other than a Special Redemption or a Bondholder Redemption.

     "Redemption Date": With respect to any Bond of any Series or Class to be redeemed pursuant to Section 10.05, any date fixed for such redemption by or pursuant to the Indenture, which date shall, unless otherwise provided in the related Terms Indenture, be a Payment Date.

     "Redemption Price": An amount to be paid to redeem Bonds of a Series pursuant to Section 10.05, as specified in the related Terms Indenture.

     "Reference Bank": A bank providing quotations for use in determining LIBOR, as specified in the related Terms Indenture.

     "Regular Holder Preference": With respect to a Class of Principal Priority Bonds, the amount, if any, equal to the number of Individual Bonds of such Class for which a Holder of Bonds other than Deceased Holder Bonds may obtain priority with respect to Bondholder Redemption, as specified in the related Terms Indenture.

     "Reinvestment Bonds": The Bonds of a Series for which a related Terms Indenture provides that all or a portion of Reinvestment Income shall be Available Reinvestment Income.

     "Reinvestment Income": Income on, and gain from the sale or liquidation of, Eligible Investments held by the Trustee as part of the Trust Estate securing a Series.

     "Released Property": As defined in Section 11.01(b).

     "REMIC": A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

     "Report Recipient": The Trustee, unless, with respect to a Series, the Accounting Party is the Trustee, in which case the Report Recipient for such Series shall be the Issuer.

     "Required Rating Category": With respect to each Rating Agency rating a Series of Bonds issued by an Issuer:

         (a) if such Series is the first Series issued by such Issuer, the rating assigned to such Series by such Rating Agency in the letter delivered by the Issuer pursuant to Section 2.12(d), or

         (b) if such Series is not the first Series issued by such Issuer, unless otherwise specified in the related Terms Indenture, the lowest rating assigned to any Series of Outstanding Bonds of such Issuer.

     "Requisite Amount of the Reserve Fund": With respect to any Series, the amount specified as such, if any, in the related Terms Indenture.

     "Reserve Fund": The fund or funds, if any, required to be established as specified in the related Terms Indenture and maintained pursuant to Section 8.04.

     "Reserve Interest Rate": The interest rate defined as such in the related Terms Indenture.

     "Residual Interest": Except as otherwise provided in the related Terms Indenture, with respect to any Series for which an election has been made or will be made to treat the Issuer or Trust Estate securing the Series as a REMIC, any rights to receive payments under the Indenture which rights are designated as a residual interest in a REMIC within the meaning of Section 860G(a)(2) of the Code.

     "Residual Interest Holder": Except as otherwise provided in the related Terms Indenture, with respect to any Series for which an election has been made or will be made to treat the Issuer or Trust Estate securing the Series as a REMIC, the owner or assignee of a Residual Interest or an undivided interest in the Residual Interest, provided however, that with respect to any Series for which an election has been made or will be made to treat the Issuer or Trust Estate securing the Series as a REMIC, a Residual Interest Holder must be a Permitted Transferee.

     "Residual Payee": As provided in the related Terms Indenture.

     "Responsible Officer": With respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors, the Chairman or Vice-Chairman of the Executive Committee of the Board of Directors, the Cashier, any Assistant Cashier, the Controller, any Assistant Controller, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Trust Officer or Assistant Trust Officer, any authorized signatory (a person specifically authorized by a resolution of the Board of Directors of the Trustee, or a designated committee thereof to assign on behalf of the Trustee in connection with the Trustee's duties or part thereof under the Indenture) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "SAB Amount": The amount set forth in the related Terms Indenture with respect to the SAB Bonds for the indicated SAB Payment Date.

     "SAB Bond": A Scheduled Amortization Bond as designated in the related Terms Indenture, with respect to which principal is distributable only in the amount of the SAB Principal Payment indicated for any SAB Payment Date.

     "SAB Payment Date": Any Payment Date on which a payment of principal on the SAB Bonds is required to be made as designated in the related Terms Indenture, the first of such dates being the First SAB Paydown Date.

     "SAB Principal Payment": The principal payment required to be made on SAB Bonds on any SAB Payment Date, as specified in the related Terms Indenture.

     "Sale": As defined in Section 5.18.

     "Schedule of Certificates": Schedule A to a Terms Indenture listing by type, pool number, pass-through rate, original and outstanding principal balance, issue date, and latest loan maturity date, the Certificates being Granted to the Trustee on the Closing Date for the related Series, and in the event Conventional Certificates are being granted to the Trustee on the Closing Date for such Series, such additional information relating to the Conventional Certificates as may be specified in such Terms Indenture.

     "Scheduled Principal Amount": As defined in Section 2.02(a).

     "Series": A separate series of Bonds issued pursuant to a Terms Indenture.

     "Shortfall Period": With respect to any Series secured by any GPM Mortgage Certificates, the period from the Closing Date for such Series through the end of the last Due Period during which any GPM Loan underlying any of such GPM Mortgage Certificates has a Monthly Payment Deficit.

     "Special Payment Date": With respect to any Overdue Bond of any Series or Class, the first day of each month following the month in which an amount due was not paid.

     "Special Payment Date Statement": As defined in Section 2.09(f).

     "Special Record Date": With respect to any Special Payment Date or Special Redemption Date on which payments are to be made on a Class of Bonds of a Series, the date as of which the Bondholders of the related Series or such Class entitled to receive a payment of principal or interest on such Special Payment Date or Special Redemption Date are to be determined if the payment of principal to be made on such date does not completely retire such Class, which date shall be as specified in the related Terms Indenture.

     "Special Redemption": A redemption of Bonds pursuant to Section 10.01.

     "Special Redemption Date": With respect to the Bonds of a particular Series which is subject to Special Redemption, the date each month, other than any month in which a Principal Payment Date occurs, on which Bonds of that Series may be redeemed by Special Redemption; such date shall be the same day of each such month as the day of the month on which Principal Payment Dates for the Bonds of that Series occur.

     "Special Redemption Date Statement": As defined in Section 10.01(c).

     "Special Redemption Determination Date": With respect to a Series which is subject to Special Redemption, the date in each month (other than a month in which a Debt Service Requirement Determination Date occurs) on which the Accounting Party is required to make the determinations set forth in Section 10.01, which date shall be as specified in the related Terms Indenture.

     "Special Redemption Price": An amount to be paid to redeem Bonds pursuant to Section 10.01, equal to 100% of the principal amount of the Bonds to be redeemed, plus accrued and unpaid interest thereon through the Designated Interest Accrual Date for the Special Redemption Date.

     "Special Reserve Fund": With respect to any Series, the trust account, if any, created and maintained with the Trustee pursuant to Section 8.05.

     "Spread": As to any Due Period for a Series, the difference (if positive, else zero) equal to:

         (a) the sum of:

             (i) the total amount of Distributions on the Certificates securing such Series received during such Due Period (and, in the case of the first Due Period for a Series, the amount, if any, deposited in the related Collection Account on the Closing Date for such Series pursuant to Section 2.12(g));

             (ii) if and to the extent so specified in the related Terms Indenture, any amounts withdrawn from the Debt Service Reserve Fund for such Series during such Due Period, or to be withdrawn after the end of such Due Period but prior to the related Payment Date, and deposited in the related Collection Account pursuant to Section 8.03(c);

             (iii) the aggregate Available Reinvestment Income, if any, on the amount described in clauses (i) and (ii) above

                   (A) received through the close of business on the last
             Business Day in such Due Period, and

                   (B) receivable thereafter but before the following Payment
             Date (or on the following Payment Date in the case of any investment which may mature on such Payment Date pursuant to
             Section 8.04(b)) in the case of any such amount invested in investments scheduled to mature after the last Business Day in such Due Period; and

             (iv) the aggregate Available Reinvestment Income, if any, which can be earned from reinvestment of each of the amounts described in the foregoing clauses (i) through (iii), at the Assumed Reinvestment Rate applicable to such Series, from

                   (A) the first Business Day following such Due Period, in the case of any cash in such Collection Account at the close of business on the last Business Day in such Due Period,

                   (B) the date funds are required to be deposited in the
             Collection Account, if such deposit date is after the last Business Day in such Due Period, or

                   (C) the scheduled maturity date of any investment scheduled to mature after the last Business Day in such Due Period,

in either case to the last Business Day prior to the related Payment Date, minus

         (b) the sum of

             (i) the Debt Service Requirement for such Payment Date, exclusive of any Spread Distribution Amount included therein;

             (ii) the Special Redemption Price paid on any Bonds of such Series redeemed on a Special Redemption Date during such Due Period; and

             (iii) the amount if any, with respect to the fees of the Trustee and Accountants, and other administrative fees as specified in the related Terms Indenture;

provided that, in the case of any calculation of Spread made on a Debt Service Requirement Determination Date, Distributions due during the related Due Period but not received on or prior to such Debt Service Requirement Determination Date shall be assumed to be received on the Assumed Dates of Receipt; and provided, further, that any such calculation of Spread shall be subject to adjustment pursuant to Section 2.09(e) under the circumstances and in the manner set forth therein.

     "Spread Distribution Amount": With respect to any Payment Date for a Series, the Spread Percentage of the Spread for the related Due Period.

     "Spread Percentage": With respect to any Payment Date for a Series, the percentage specified or determined pursuant to the related Terms Indenture, provided that, if such Terms Indenture fails to specify such a percentage, the Spread Percentage with respect to any Payment Date for such Series shall be deemed to be zero.

     "Standard Indenture Provisions" or "these Standard Indenture Provisions":
This document in the form in which it is incorporated by reference into a Terms Indenture.

     "Stated Maturity": With respect to any payment or installment of principal of any Bond or any installment of interest thereon, the date specified in such Bond and in the related Terms Indenture as the fixed date on which such payment or installment of principal or installment of interest is due and payable.

     "Straight Pass-Through Conventional Certificate": A Conventional Certificate under the terms of which no interest is distributable to the holder thereof with respect to prepaid principal of any underlying mortgage loan for any period after the date of any such prepayment, with the result that the amount of interest distributable to the holder of such Conventional Certificate on the Distribution Due Date on which such prepaid principal is distributed might be less than one month's interest at the applicable Certificate Rate on the Certificate Principal Balance of such Certificate, determined before giving effect to the Distribution due on such Distribution Due Date.

     "Tender Date": With respect to a Series, a day specified in the related Terms Indenture for each Payment Date on or before which date a Bondholder must submit notice to the Trustee requesting redemption of his or its Bonds or submit notice requesting withdrawal of such a request for redemption.

     "Tender Documents": As defined in Section 10.02.

     "Terms Indenture": An instrument between the Issuer and the Trustee either in the form of a terms indenture or a series supplement providing for the issuance of the Bonds and into which these Standard Indenture Provisions are incorporated by reference. Each Terms Indenture between the same Issuer and Trustee shall be a series supplement, supplemental to the first Terms Indenture between such parties.

     "Trust Account": Any Collection Account, Debt Service Reserve Fund, Reserve Fund, Special Reserve Fund, or other account that may be defined in the Terms Indenture or a Supplement thereto.

     "Trust Estate": With respect to any Series, all money, instruments and other property subject or intended to be subject to the lien of the Indenture for the benefit of such Series as of any particular time (including, without limitation, all property and interests Granted to the Trustee in the related Terms Indenture), including all proceeds thereof.

     "Trust Indenture Act" or "TIA": The Trust Indenture Act of 1939 as in force at the Closing Date, unless otherwise specifically provided.

     "Trustee": The Person identified in the Terms Indenture acting as trustee for the benefit of the Bondholders, until a successor Person shall have become the Trustee pursuant to the applicable provisions of the Indenture, and thereafter, "Trustee" shall mean such successor Person.

     "Uncertificated Certificate": A Certificate issued in book entry form and not represented by an instrument.

     "Vice President": With respect to the Trustee or the Issuer (in the event FAIC II is the Issuer), any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

     SECTION 1.02 Calculations Respecting Mortgage Loans Underlying
Certificates.

         (a) In connection with all calculations required to be made pursuant to the Indenture with respect to Distributions on any Certificate or any payments on the underlying mortgage loans or with respect to the income which can be earned from the reinvestment of Distributions and of any other amounts receivable for deposit in a Trust Account, the rules set forth in this Section 1.02 shall be applied except to the extent supplemented or modified herein or in the related Terms Indenture.

         (b) If the Terms Indenture provides that calculations with respect to Distributions are required to be made entirely or partially on a mortgage loan-by-mortgage loan basis, then such calculations shall be based upon current information as to the terms of such mortgage loans and reports of payments received on such mortgage loans supplied to the Accounting Party by the Person responsible for the servicing thereof and satisfying such requirements, if any, as may be set forth in such Terms Indenture.

     To the extent they are not patently incorrect on their face, such information or accountings may be conclusively relied upon in making such calculations.

         (c) For any Certificate with respect to which calculations required to be made pursuant to the Indenture are not made on a mortgage loan-by-mortgage loan basis, such calculations shall be made on the basis of information or accountings as to Distributions on such Certificate

             (i) furnished by the issuer thereof or published by a third party that bases the information published by it on information furnished by or on behalf of GNMA, in the case of a GNMA I Certificate,

             (ii) furnished by the paying agent therefor or published by a third party that bases the information published by it on information furnished by or on behalf of GNMA, in the case of a GNMA II Certificate,

             (iii) furnished by FNMA or FHLMC or published by a third party that bases the information published by it on information furnished by FNMA or FHLMC, in the case of a FNMA Certificate or FHLMC Certificate, or

             (iv) furnished by the related Conventional Certificate Servicer and satisfying such requirements, if any, with respect thereto as may be set forth in the Terms Indenture for the Series secured thereby, in the case of a Conventional Certificate.

     To the extent they are not patently incorrect on their face, such information or accountings may be conclusively relied upon in taking such calculations.

         (d) Unless the Terms Indenture provides otherwise, all calculations with respect to future distributions on the Certificates pledged as security for the related Series or future payments on the underlying mortgage loans shall be made on the assumption that each of the mortgage loans underlying the Certificates in a particular Certificate Group is a single fully-amortizing fixed-rate mortgage loan

             (i) bearing interest at a fixed rate equal to the highest rate which might be borne by any of the mortgage loans underlying any of the Certificates in such Certificate Group such highest rate being the sum of (A) the Certificate Rate for the Certificates in such Certificate Group and (B) either (1) the highest servicing fee and guaranty fee, if any, applicable to any of the underlying mortgage loans or (2) if the exact servicing fee and guaranty fee, if any, applicable to such underlying mortgage loans is not known, the highest possible servicing fees and guaranty fee, if any, which might be applicable thereto (as provided in applicable guidelines for the program pursuant to which such Certificates were issued) and subject to a servicing fee equal to the amount described above in clause (B)(1) or (B)(2), which ever is applicable;

             (ii) having an outstanding principal balance equal to the aggregate of the then current Certificate Principal Balances of all the Certificates included in such Certificate Group;

             (iii) maturing in the month of the scheduled maturity date of the latest maturing Certificate in such Certificate Group; and

             (iv) which either provides for fixed level monthly payments or, in the case of a Certificate Group comprised of GPM Mortgage Certificates, provides for scheduled payment increases equal to the largest percentage increase possible for any of the GPM Loans underlying the GPM Mortgage Certificates in such Certificate Group, which payment increases would become effective for the underlying GPM Loan maturing in the month of the scheduled maturity date of the latest maturing GPM Mortgage Certificate in such Certificate Group.

         (e) All calculations with respect to future Distributions on a Certificate shall be made on the assumption that none of the underlying mortgage loans is prepaid and that all such mortgage loans are paid in accordance with their actual payment schedule, or the assumed payment schedule calculated pursuant to subsection (d), whichever is applicable, except as may be provided otherwise in the related Certificate Principal Balances, shall give effect to the period of time which elapses between scheduled due dates on which payments on underlying mortgage loans are due and the dates on which such payments are required to be distributed to the holder of a related Certificate in accordance with the guidelines for the program pursuant to which such Certificate was issued.

         (f) If any Certificate securing a Series has a Certificate Rate in excess of the Highest Bond Interest Rate for such Series, then, except as otherwise provided in the related Terms Indenture, for purposes of calculating the amount of Spread resulting from any future Distribution on such Certificate it shall be assumed that in addition to the servicing fee and guaranty fee, if any, actually payable with respect to the underlying mortgage loans, or assumed to be payable with respect thereto as provided in subsection (d), such underlying mortgage loans are subject to an additional servicing fee equal, on an annual basis, to the difference between

             (i) the Certificate Rate for such Certificate, and

             (ii) the Overdue Bond Interest Rate for the Series secured by such Certificate.

                                   ARTICLE II

                                    THE BONDS

     SECTION 2.01 Forms Generally.

     The Bonds and the Trustee's or Authenticating Agent's certificates of the authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture or as may in the Issuer's judgment be necessary, appropriate or convenient to permit the Bonds of a Series to be issued and sold to or held in bearer form by non-United States Persons, to establish entitlement to an exemption from United States withholding tax or reporting requirements with respect to payments on the Bonds of a Series, or to comply, or facilitate compliance, with other applicable laws and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which the Bonds of the respective Series may be listed, or as may, consistently herewith, be determined by the officers executing such Bonds, as evidenced by their execution thereof. While Bonds of a Series may contain the above-referenced provisions with respect to Bonds issued in bearer form, no Bonds may actually be issued in bearer form until the Issuer and the Trustee shall have entered into an appropriate supplemental indenture pursuant to Section 9.01(8) providing for such issuance. Any portion of the text of any Bond may be set forth on the reverse thereof, with an appropriate reference on the face of the Bond to the portion of the text appearing on the reverse of the Bond.

     Definitive Bonds shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Bonds may be listed, all as determined by the officers executing such Bonds, as evidenced by their execution thereof.

     Each Class of Book Entry Bonds shall be evidenced by one or more certificates physically held by one or more Clearing Agencies or custodian banks, referred to in Section 2.13, which certificates may be typewritten, printed, lithographed, mimeographed or otherwise produced.

     SECTION 2.02 Forms of Bonds and Certificate of Authentication.

         (a) Except as otherwise provided in the related Terms Indenture, the form of a Bond of any Class which is not a Compound Interest Bond or Principal Priority Bond is as follows:

     THE PRINCIPAL OF THIS BOND IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                                  [OID Legend]

             [Legend stating that the Bond is an interest in REMIC]

                 [Legend regarding ERISA transfer restrictions]

                           ---------------------------

                          (a ________________________)

                       COLLATERALIZED MORTGAGE OBLIGATION
                                  SERIES _____
                                   CLASS _____
                              DUE __________, ____
                         ACCRUAL DATE: __________, ____

$_______________                                                       No. ____

     ___________________________________, a ___________________________ duly organized and existing under the laws of the State of ________________ (the "Issuer"), for value received, hereby promises to pay to ___________________, or registered assigns,

_____________________ Dollars in [insert Principal Payment frequency] installments on [insert Principal Payment Dates] (the "Principal Payment Dates") in each year, ending on or before [insert Stated Maturity of Principal] (the "Stated Maturity" of such final installment of principal), and on certain other dates, in the event of one or more special redemptions as described below, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount of this Bond outstanding from time to time from [insert Accrual Date] (the "Accrual Date"), or such later date with respect to which interest has been paid [until] [through the _____ day of the ________ month preceding the date on which] the principal amount of this Bond is paid in full, at the [Applicable Floating Interest Rate (as defined below)] [rate of __________ percent (___%) per annum], such interest being payable [insert Interest Payment frequency] on [insert Interest Payment Dates] in each year, commencing on __________, ____(the "Interest Payment Dates"). Installments of principal due and payable on this Bond are payable in the amounts and on the dates described below or on the reverse hereof which shall have the same effect as though fully set forth at this place.

                               [Reference Point A]

     [Interest payable on this Bond on an Interest Payment Date will be equal to the amount of interest that has accrued from the ___ day of the _________ month preceding the preceding Interest Payment Date (or from the Accrual Date in the case of the first Interest Payment Date) through the ____ day of the _________ month preceding the Interest Payment Date on which such interest is payable (the "Interest Accrual Period"). Interest accrued on this Bond during any Interest Accrual Period will be calculated on the assumption that any principal payment made on this Bond during such Interest Accrual Period was instead made [month(s)] prior to the date of such principal payment.]

     [The Applicable Floating Interest Rate for each Interest Accrual Period shall be determined on the second Business Day (determined in accordance with the Indenture referred to on the reverse hereof) next preceding the commencement of such Interest Accrual Period and shall equal __________ percent (___%) per annum during the first Interest Accrual Period and, for each Interest Accrual Period thereafter, the lesser of (i) ___________ percent (___%) per annum above [insert description of LIBOR], determined in accordance with the Indenture, and
(ii) ___ percent (___%) per annum.]

                               [Reference Point B]

     The principal of and interest on this Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Bond shall be applied first to interest due and payable on this Bond as provided above and then to the unpaid principal of this Bond. Any installment of principal or interest which is not paid when and as due shall bear interest at the rate of interest borne by the principal of this Bond from the date due to the date of payment thereof, but only to the extent payment of such interest shall be lawful and enforceable [, except that under certain circumstances following a declaration of acceleration of the Series ___ Bonds, as described on the reverse hereof [below], interest shall be payable on the unpaid principal hereof and on any overdue installment of interest hereon at the rate of [insert

Overdue Bond Interest Rate]% per annum, but only to the extent that the payment of such interest shall be lawful and enforceable].

     This Bond is one of a duly authorized issue of Bonds of the Issuer, designated as its Collateralized Mortgage Obligations, Series ___ (the "Series
___ Bonds" or the "Bonds"), issued in classes (each a "Class") consisting of "[insert Class designation of each Class] Bonds," all issued and to be issued under a Terms Indenture dated as of _____________ (the "Indenture"), by and between the Issuer and _____________________, a __________ (the "Trustee", which term includes any Successor Trustee under the Indenture), to which Indenture and all Indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Trustee and the Holders of the Bonds of each Class which are, and are to be, authenticated and delivered. All terms used in this Bond which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined herein.

     The aggregate amount of each installment of principal payable on the Series
___ Bonds on each Principal Payment Date (the "Aggregate Principal Payment") is equal to [the sum of ]:

     [(1)] [all interest, if any, which has accrued but is not then payable on any Class [insert Class designation or designations of the Compound Interest Bonds of such Series] Bonds then Outstanding for the period from the immediately preceding Principal Payment Date (or from the Accrual Date in the case of the first Principal Payment Date) to such Principal Payment Date;] [the ___ day of the ___ month preceding the preceding Principal Payment Date (or from the Accrual Date in the case of the first Principal Payment Date) through the ___ day of the ___________ month preceding such Principal Payment Date;] [and]

     [(2)] the Principal Distribution Amount for such Principal Payment Date [; and]

     [(3) the Spread Distribution Amount for such Principal Payment Date;]

reduced by the [excess, if any, of (a) the] aggregate of the Monthly Payment Deficits for all GPM Mortgage Certificates securing the Series ___ Bonds, for the period from the preceding Principal Payment Date (or from the Accrual Date, in the case of the first Principal Payment Date) to such Principal Payment Date over (b) the aggregate amount of Spread for such period].

     [Principal installments will be paid on the Class ______Bonds on the following Principal Payment Dates and in the following amounts, to the extent of the Aggregate Principal Payment, with any unpaid amount being added to the respective amount for the next succeeding Principal Payment Date (such amount payable on the Class ___ Bonds on a Principal Payment Date being the "Scheduled Principal Amount" for such Principal Payment Date).]

     The aggregate installments of principal due and payable on the Series ___ Bonds on each Principal Payment Date [in excess of the Scheduled Principal Amount (the "Non-Scheduled Principal Amount"), if any] are payable first to the Holders of the Class [insert Class designation of Bonds of the Series having the earliest Stated Maturity] Bonds of such Series pro rata among the Class [insert Class designation of Bonds of the Series having the earliest Stated Maturity] Bonds of such Series, until the entire principal amount of such Class [insert Class designation of Bonds of the Series having the earliest Stated Maturity] Bonds has been paid. On the Principal Payment Date on which the entire principal amount of such Class [insert Class designation of

Bonds of the Series having the earliest Stated Maturity] Bonds has been paid, any remaining amounts required to be applied on such Principal Payment Date to the payment of [the principal of the Series ___ Bonds] [the Non-Scheduled Principal Amount] shall be paid to the Holders of the Class [insert Class designation of Bonds of the Series having the second earliest Stated Maturity] Bonds of such Series pro rata among the Class [insert Class designation of Bonds of the Series having the second earliest Stated Maturity] Bonds of such Series until the entire principal amount of such Class [insert Class designation of Bonds of the Series having the second earliest Stated Maturity] Bonds has been paid. Payments of principal of the remaining Classes of such Series ___ Bonds other than Class ___ Bonds shall be made in a similar manner, with the [Non-Scheduled Principal Amount] [Aggregate Principal Payment] on each Principal Payment Date always being applied first to the payment of principal of the then Outstanding Class of the Series ___ Bonds (other than Class ___ Bonds) having the earliest Stated Maturity of principal of all Series ___ Bonds then Outstanding.

     Notwithstanding the foregoing, the entire unpaid principal amount of each Class of the Series ___ Bonds shall be due and payable, if not then previously paid, on the respective Stated Maturity of principal of such Class.

     Payment of the then remaining unpaid principal amount of this Bond on its Stated Maturity or on such earlier date as the Issuer shall be required to apply payments received with respect to the Certificates securing the Series ___ Bonds to payment of the then remaining unpaid principal amount of this Bond or payment of the Redemption Price, Special Redemption Price or Bondholder Redemption Price payable on any date as of which this Bond has been called for redemption in full, shall be made upon presentation and surrender of this Bond to the Trustee or the office or agency of the Issuer maintained for such purpose. Payments of interest on this Bond due and payable on each Interest Payment Date, together with the installment of principal of this Bond due and payable on each Interest Payment Date which is also a Principal Payment Date for this Bond or on any Special Redemption Date to the extent not in full payment of this Bond, shall be made by check mailed to the Person whose name appears as the registered Holder of this Bond (or one or more Predecessor Bonds) on the Bond Register as of [insert description of Record Date] immediately preceding such Interest Payment Date (the "Record Date") or as of the [insert description of Special Record Date for special redemptions] immediately preceding such Special Redemption Date.

                               [Reference Point C]

     Checks for amounts which include installments of principal due on this Bond shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Bond Register as of the applicable Record Date or Special Record Date without requiring that this Bond be submitted for notation of payment and checks returned undelivered will be held for payment to the Person entitled thereto, subject to the terms of the Indenture, at the office or agency in the United States of America designated by the Issuer for such purpose pursuant to the Indenture. Any reduction in the principal amount of this Bond (or any one or more Predecessor Bonds) effected by any payments made on any Principal Payment Date, Special Payment Date or Special Redemption Date shall be binding upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not noted hereon.

     If funds will be available, as provided in the Indenture, for payment in full of the then remaining outstanding principal amount of this Bond on a Principal Payment Date or Special Redemption Date which is prior to its Stated Maturity, then the Issuer will notify the Person who was the registered Holder hereof (a) in the case of a Principal Payment Date, on the [insert applicable day] day of the month [prior to the month] in which such Principal Payment Date occurs by notice mailed no later than the ___ Business Day after the [insert day before Debt Service Requirement Determination Date] day of the month [prior to the month] in which such Principal Payment Date occurs or (b) in the case of a Special Redemption Date, on the [insert applicable day] day of the month [prior to the month] in which such Special Redemption Date occurs by notice mailed no later than ___ Business Days after the [insert applicable day] day of the month [prior to the month] in which such Special Redemption Date occurs and, in either case, the amount then due and payable shall be payable only upon presentation of this Bond at the Corporate Trust Office of the Trustee or the office or agency of the Issuer maintained for such purpose.

                               [Reference Point D]

     Any portion of any payment of principal or interest which was due but was not paid or duly provided for on a Payment Date shall forthwith cease to be payable to the Person who was the registered Holder of this Bond on the applicable Record Date, and shall be paid, to the extent funds are available for such payment, on each Special Payment Date thereafter until all such overdue amounts are paid or duly provided for, if in part, to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered on the Special Record Date applicable to each such Special Payment Date or, if in whole, upon presentation of this Bond at the Corporate Trust Office of the Trustee or the office or agency of the Issuer maintained for such purpose or, in either case, at any other time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Series ___ Bonds, the Series ___ Bonds may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such declaration of acceleration occurs prior to the Stated Maturity of the principal of this Bond, the amount payable to the Holder of this Bond will be equal to the then aggregate unpaid principal amount of this Bond, together with accrued and unpaid interest thereon [through the day preceding the day of the month that is a full ___ preceding] [to] the date of payment thereof. The Indenture provides that, notwithstanding the acceleration of the maturity of the Series ___ Bonds, under certain circumstances specified therein allotments collected as proceeds of the collateral securing the Series ___ Bonds or otherwise shall continue to be applied to payments of principal of and interest on the Series ___ Bonds as if they had not been declared due and payable. In all other circumstances, following the acceleration of the maturity of the Series
___ Bonds, all amounts collected as proceeds of the collateral securing the Series ___ Bonds or otherwise shall be applied, pro rata among all Series ___ Bonds, without preference or priority, first to the payment of interest and then to the payment of amounts due with respect to principal. [In such event, interest on the then unpaid principal amount of all Series ___ Bonds and on any overdue installments of interest on the Series ___ Bonds shall be payable at the rate of [insert Overdue

Bond Interest Rate]% per annum, but only to the extent that payment of such interest and payment thereof at such rate is lawful and enforceable.]

     An Event of Default with respect to the Bonds of any other Series issued under the Indenture, including any failure to make any payment with respect thereto when and as due, will not be an Event of Default with respect to Series
___ Bonds.

     As provided in the Indenture and only under the special circumstances specified therein, the Series ______ Bonds are subject to Special Redemption in whole or in part at a price equal to 100% of the principal amount of the Bonds to be redeemed (including interest accrued but not paid on the Class [insert Class designation or designations of the Compound Interest Bonds of the Series] and added to the principal amount thereof) together with accrued and unpaid interest thereon (through the ___ day of the ___ month preceding] [to] the Special Redemption Date. Any such Special Redemption of Series ___ Bonds will be made on the Special Redemption Date in the manner hereinabove set forth. As provided in the Indenture, all payments of principal on any Special Redemption will be applied among the Classes of the Series ___ Bonds and among Series ___ Bonds within each Class in the same priority and manner as would be applicable on the next succeeding Principal Payment Date. The Indenture provides that the Class ___ Bonds may be called for redemption in whole [or] [, but not] in part[,] at ___% of the Aggregate Current Principal Amount thereof plus accrued interest [through the day preceding the day of the month that is a full ____ preceding the date of redemption] at the option of the Issuer on any Principal Payment Date on or after [insert Bond Redemption Date] (or on an earlier Principal Payment Date, if, either before or after giving effect to the payment of principal otherwise required to be made on such Payment Date, the Class ___ Bonds shall be in an Aggregate Current Principal Amount which is less than [insert Bond Redemption Amount]). The Issuer, at its option, may redeem the Class ___ Bonds in whole or in part on any Principal Payment Date for such Class but in an aggregate amount not to exceed the amount by which the Spread for such Principal Payment Date exceeds the Spread Distribution Amount for such Principal Payment Date, at 100% of the principal amount thereof, together with accrued and unpaid interest thereon to the last day of the Interest Accrual Period next preceding such Principal Payment Date, if the Bond Interest Rate at which interest on the Class ___ Bonds accrues during the Interest Accrual Period preceding such Principal Payment Date is equal or deemed to be equal to the Maximum Floating Interest Rates.

     In the event of any redemption at the option of the Issuer, future payments of principal and interest on Series ___ Bonds not redeemed will be made as if such redemption had not occurred.

     If provision is made for the redemption or Special Redemption of this Bond in accordance with the Indenture, the portion of the principal amount of this Bond so redeemed shall thereupon cease to bear interest from and after the [Redemption Date or special Redemption Date as the case may be] [day preceding the day of the month that is a full ___ preceding such Redemption Date or Special Redemption Date, in the case of the Class ___ Bonds, Class ___ Bonds and Class ___ Bonds and from and after the Redemption Date or Special Redemption Date in the case of the Class ___ Bonds].

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond may be registered on the Bond Register of the Issuer, upon surrender of this Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series ___ Bonds of the same Class, of authorized denominations and in the same aggregate initial principal amount, will be issued to the designated transferee or transferees.

     Prior to the due presentment for registration of transfer of this Bond, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Bond is registered (i) on any Record Date or Special Record Date, for purposes of making payments, and (ii) on any other date for any other purpose, as the owner hereof, whether or not this Bond shall be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Series ___ Bonds under the Indenture at any time by the Issuer with the consent of the Holders of the Series ___ Bonds representing two-thirds of the Aggregate Current Principal Amount of the Series ___ Bonds at the time Outstanding. The Indenture also contains provisions permitting the Holders of Bonds representing specified percentages of the then Aggregate Current Principal Amount of the Series ___ Bonds to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond (or any one or more Predecessor Bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Bond. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Series ___ Bonds issued thereunder.

     The term "Issuer" as used in this Bond includes any successor to the Issuer under the Indenture.

     The Series ___ Bonds are issuable only in registered form in denominations as provided in the Indenture and subject to certain limitations therein set forth. The Series ___ Bonds are exchangeable for a like aggregate principal amount of Series ___ Bonds of the same Class of different authorized denominations, at requested by the Holder surrendering same.

     [THIS SECTION BOLD IN EXECUTION COPY] As provided in the Indenture, this Bond and the Indenture creating the Series of Bonds of which this Bond is a part shall be construed in accordance with, and governed by, the laws of the State of ___ applicable to agreements made and to be performed therein.

     No reference herein to the Indenture and no provision of this Bond or of the Indenture (other than provisions of the Indenture limiting interest to the maximum permitted by law) shall alter or impair the obligation of the Issuer, which is absolute and unconditional to the extent permitted by applicable law, to pay the principal and interest on this Bond at the times, place and rate, and in the coin or currency, herein prescribed.

     Unless the certificate of authentication hereon has been executed by an authorized signatory of the Trustee or any Authenticating Agent whose name appears below by manual signature, this Bond shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, ___________________ has caused this instrument to be duly executed by its _____________ by facsimile signature of the ______________ of such __________.

     Dated:
            -----------------------    -----------------------------------------

                                       By:



                                             By:
                                                 -------------------------------
                                                            [Title]



         (b) Except as otherwise provided in the related Terms Indenture, the form of Compound Interest is as follows:

     INTEREST ACCRUES ON THIS BOND BUT WILL NOT BE PAYABLE UNTIL THE ENTIRE UNPAID PRINCIPAL AMOUNT OF EACH CLASS OF THE SERIES ___ BONDS [OTHER THAN CLASS ___ BONDS] HAVING AN EARLIER STATED MATURITY HAS BEEN PAID IN FULL. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL OF THIS BOND AND BECAUSE PRINCIPAL OF THIS BOND IS PAYABLE IN INSTALLMENTS, IN EACH CASE AS SET FORTH HEREIN, THE OUTSTANDING AMOUNT OWED BY THE ISSUER ON THIS BOND AT ANY TIME MAY BE SIGNIFICANTLY DIFFERENT FROM THE AMOUNT SHOWN ON THE FACE HEREOF.

                                  [OID Legend]

             [Legend stating that the Bond is an interest in REMIC]

                 [Legend regarding ERISA transfer restrictions]

                           ---------------------------

                          (a _________________________)

                       COLLATERALIZED MORTGAGE OBLIGATION

                                   SERIES ____
                                   CLASS _____
                               DUE _________, ____
                          ACCRUAL DATE _________, ____

$_______________                                                       No. ____

     _____________________________, a ______________________ duly organized and existing under the laws of the State of _________ (the "Issuer"), for value received, hereby promises to pay to ________ _______, or registered assigns, the principal sum of __________________________ Dollars in [insert Principal Payment frequency] installments on [insert Principal Payment Dates] (the "Principal Payment Dates") in each year, ending on or before [insert Stated Maturity of Principal] (the "Stated Maturity" of such final installment of principal) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount of this Bond outstanding from time to time (including interest accrued but not paid on this Bond and added to principal hereof as described below) from [insert Accrual Date] (the "Accrual Date"), or such later date to which interest has been paid [through the ___ day of the ____ month preceding the date on which] [until] the principal amount of this Bond is paid in full, at the rate of ____ percent (___%) per annum, such interest being payable [insert Interest Payment frequency], on [insert Interest Payment Dates] (the "Interest Payment Dates") in each year, commencing on the Initial Interest Payment Date specified below, provided, however, that the amount of interest payable on this Bond on the Initial Interest Payment Date for this Bond [and one or more Interest Payment Dates thereafter] may, as described below, be less than the entire amount of interest accrued hereon [since the immediately preceding Interest Payment Date for the Series ___ Bonds (or since the Accrual Date if no Interest Payment Date for the Series______ Bonds has yet occurred)] [from the ___ day of the ________ month preceding the preceding Interest Payment Date (or from the Accrual Date in the case of the first Interest Payment Date) through the ____ day of the month preceding such Initial Interest Payment Date].

     [Interest payable on this Bond on an Interest Payment Date or, prior to the Initial Interest Payment Date, interest accrued and added to principal on a Compound Date as provided below shall be calculated based on the amount of interest that has accrued from the ____ day of the month preceding the preceding Interest Payment Date or Compound Date, as the case may be (or from the Accrual Date in the case of the first Interest Payment Date or Compound Date), through the ____ day of the ____ month preceding the Interest Payment Date or Compound Date for which interest is being calculated (the "Interest Accrual Period"). Interest accrued on this Bond during any Interest Accrual Period will be calculated on the assumption that any principal payment made on this Bond during such Interest Accrual Period was instead made ___ month(s)] prior to the date of such principal payment.]

     Prior to the initial Interest Payment Date for this Bond, interest on this Bond shall not be payable to the Holder of this Bond but shall instead accrue at the rate and in the manner described above and shall be added to the outstanding principal of this Bond on each [insert Interest Payment Dates] (the "Compound Dates"). [Except as provided below with respect to an Initial Interest Payment Date occurring on or before the first Interest Payment Date for the Series ___ Bonds after the end of the Shortfall Period for the GPM Mortgage Certificates securing the

Series ___ Bonds, on] [On] the Principal Payment Date, if any, on which the outstanding principal of the Class [insert Class designation of the Class of Bonds, other than SAB Bonds, having a final installment of principal with the latest Stated Maturity prior to the Stated Maturity of the final installment of principal of such Compound Interest Bonds] Bonds referred to on the reverse hereof is paid in full (the "Initial Interest Payment Date" for this Bond), the amount, if any, of the installment of interest due and payable on this Bond shall be equal to the lesser of (a) the product of (i) the Debt Service Requirement for the Series ___ Bonds on such Payment Date less the aggregate amount of principal of and interest on all other Classes of Series ___ Bonds paid on such Payment Date, and (ii) a fraction, the numerator of which is the original principal amount of this Bond and the denominator of which is the Aggregate Current Principal Amount of all Class [insert Class designation of such Compound Interest Bond] Bonds, and (b) the amount of interest accrued, at the rate and in the manner specified above on this Bond during the period from [the immediately preceding Interest Payment Date for the Series ___ Bonds (or from the Accrual Date if no Interest Payment Date for the Series ___ Bonds has yet occurred) to the] [the ______ day of the______ month preceding the preceding Interest Payment Date (or from the Accrual Date in the case of the first Interest Payment Date) through the ___ day of the ___ month preceding the] Initial Interest Payment Date for this Bond. The excess, if any, of the amount of interest accrued on this Bond during the period referred to in clause (b) of the preceding sentence over the amount of the installment of interest due and payable on this Bond on the Initial Interest Payment Date for this Bond shall be added to the outstanding principal of this Bond on such Initial Interest Payment Date.

     [If the Initial Interest Payment Date for this Bond occurs on or before [insert the date of the first Interest Payment Date for such Series occurring after the end of the Shortfall Period for the GPM Mortgage Certificates securing such Series] (the first Interest Payment Date for the Series ___ Bonds after the end of the Shortfall Period for the GPM Mortgage Certificates securing the Series ___ Bonds), then, for each Interest Payment Date thereafter until the [second] [first] Interest Payment Date after [insert same date as was inserted above], the Debt Service Requirement for the Series ___ Bonds may be an amount less than the aggregate amount of interest accrued on the Class [insert class designation of such Compound Interest Bonds] [since the immediately preceding Interest Payment Date for the Series ___ Bonds] [from the ___ day of the ___ month preceding the preceding Interest Payment Date (or from the Accrual Date in the case of the first Interest Payment Date) through the ___ day of the ___ month preceding such Initial Interest Payment Date]. In such event, the amount of interest payable on this Bond on each such Interest Payment Date shall be the product of (a) the Debt Service Requirement for such Payment Date less all payments of interest, if any, required to be made on such Interest Payment Date on all other Bonds of such Series then Outstanding, and (b) a fraction, the numerator of which is the original principal amount of this Bond and the denominator of which is the aggregate original principal amount of all Outstanding Class [insert Class designation of such Compound Interest Bond] Bonds. The excess, if any, of (a) the amount of interest so accrued on this Bond during the period from [the immediately preceding Interest Payment Date for the Series Bonds to] [the ___ day of the ___ month preceding the preceding Interest Payment Date (or from the Accrual Date in the case of the first Interest Payment
Date) through the ____ day of the______ month preceding] such Interest Payment Date over (b) the amount of the installment of interest then due and payable on this Bond shall be added to the outstanding principal of this Bond on each such Initial Interest Payment Date.]

     Installments of principal of this Bond will be due and payable in the amounts and on the dates described on the reverse hereof [below].

     [The remainder of the form of Compound Interest Bond shall be as set forth in subsection (a) of this Section 2.02, beginning at the place marked "Reference Point B" therein.]

         (c) Except as otherwise specified in the related Terms Indenture, the form of Principal Priority Bonds is as follows:

      [THE PRINCIPAL OF THIS BOND IS SUBJECT TO FULL OR PARTIAL REDEMPTION
       FROM TIME TO TIME WITHOUT NOTATION ON THIS BOND. ACCORDINGLY, THE
         UNPAID PRINCIPAL AMOUNT OF THIS BOND MAY BE LESS THAN THAT SET
                                 FORTH BELOW.]

                                  [OID Legend]

             [Legend stating that the Bond is an interest in REMIC]

                 [Legend regarding ERISA transfer restrictions]

                            ------------------------

                           (a ______________________)

                       COLLATERALIZED MORTGAGE OBLIGATION
                                  SERIES _____
                                   CLASS _____
                              DUE __________, ____
                         ACCRUAL DATE: __________, ____

$__________                                                           NO. _____

     __________________________________, a ________________________ duly organized and existing under the law of the State of ____________ (herein referred to as the "Issuer"), for value received, hereby promises to pay to ________________________ or registered assigns, the principal sum of
_______________________ Dollars on ____________, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount of this Bond outstanding from time to time from [insert Accrual Date] (the "Accrual Date"), or such later date to which interest has been paid [until] [through the ____ day of the ____ month preceding the day on which] the principal amount of this Bond is paid in full, at the rate of ____ percent (___%) per annum, such interest being payable [insert Interest Payment frequency] on [insert Interest Payment Dates] in each year, commencing on __________, ____ (the "Interest Payment Dates" and the "Principal Payment Dates").

     [At this point the form of Principal Priority Bond shall be as set forth in subsection (a) of this Section 2.02, beginning at the place marked "Reference Point A" and ending at the place marked "Reference Point C".]

     Unless the Series ___ Bonds have been declared due and payable prior to their Stated Maturity by reason of an Event of Default, a Holder of Class ___ Bonds has the right to request the redemption of Class _____ Bonds held by such Holder prior to their Stated Maturity. Commencing on the Principal Payment Date for the Class _____ Bonds immediately following the payment of the entire principal amount of all Outstanding Class _____ Bonds, and on each Principal Payment Date or Special Redemption Date thereafter (each such date being a "Class ___________ Redemption Date"), the Issuer will redeem Class _____ Bonds with respect to which redemption has been requested, at a price (the "Bondholder Redemption Price") equal to 100% of their principal amount, together with accrued interest through the Interest Accrual Period for the Class _____ Redemption Date, subject to the limitations that (i) except as set forth below, the Issuer will not on any Class _____ Redemption Date redeem (a) Class _____ Bonds presented by any one or more of the (1) personal representative, (2) surviving joint tenant or (3) surviving tenant by the entirety, or (4) personal representative joined by any surviving tenant(s) in common of a deceased Holder exceeding $100,000 in original aggregate principal amount or (b) Class _____ Bonds presented by a Holder other than a deceased Holder exceeding $10,000 in original aggregate principal amount, (ii) redemption will be made only to the extent of the aggregate amount of principal payments to be applied to the Class _____ Bonds on such Class _____ Redemption Date as set forth above (the "Class
_____ Redemption Amount") and (iii) redemption of Bonds held by any Holder will be made only in principal amounts of $1,000 or any multiple thereof. Class _____ Bonds will be redeemed in order of the receipt by the Trustee of requests therefor, except that redemption of Class _____ Bonds requested by the personal representative joined by any surviving tenant(s) in common, surviving joint tenant or tenant by the entirety, of a Deceased Holder will be redeemed prior to the redemption of other Class _____ Bonds. With respect to each Class _____ Redemption Date, the Issuer will accept for redemption Class _____ Bonds as to which redemption previously was requested on behalf of deceased Holders in excess of the $100,000 limitation to the extent that the Class _____ Redemption Amount exceeds the aggregate principal amount of Class _____ Bonds to be redeemed within the $100,000 limitation and the $10,000 limitation described above. In addition, with respect to each Class _____ Redemption Date, the Issuer will accept for redemption Class _____ Bonds as to which redemption previously was requested on behalf of Holders other than deceased Holders in excess of the $10,000 limitation to the extent that the Class _____ Redemption Amount exceeds the aggregate principal amount of Class _____ Bonds to be redeemed pursuant to all other requests for redemption of Class _____ Bonds which have been accepted as described above. For the purposes hereof, a Class _____ Bond held by tenants by the entirety, joint tenants or tenants in common is considered to be held by a single Holder or Beneficial Owner, the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a Holder, the death of a beneficiary of a trust with respect to which a Class ______ Bond is registered in the name of a trustee will be deemed to be the death of the Holder of such Class _____ Bond to the extent of such beneficiary's beneficial interest in such Class _____ Bond, and the entire principal amount of the Class _____ Bond so held will be subject to priority in redemption. For the purpose of determining priority in redemption, the death of a person who, during his lifetime, was entitled to substantially all of the beneficial interests of ownership of a Class _____ Bond will be deemed the death of the Holder, regardless of the registered Holder, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest shall be deemed to exist in cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife, and trust and certain other arrangements where one person has substantially all of the beneficial ownership interests in the Class _____ Bond during his lifetime. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Class _____ Bond and the right to receive the proceeds therefrom, as well as interest and principal payable with respect thereto.

     A Holder may request redemption of a Class _____ Bond by delivering the following to the Trustee at its Corporate Trust Office on or before the______ day of the [_________] month preceding the month in which a Class ____ Redemption Date occurs: (i) a written request for redemption in the form appearing on this Bond or on any other form prescribed by the Trustee or by the Indenture and signed by the Holder or the Holder's legal representative (with appropriate evidence of authority), (ii) the certificates representing the Class _____ Bond or Bonds for which redemption is being requested and (iii) in the case of a request on behalf of a deceased Holder, appropriate evidence of death and any tax waivers required by the Trustee. Requests for redemption Bond received after the ____ day of [the ____ month immediately preceding the month in which a Class _____ Redemption Date occurs, and requests for redemption not accepted in respect of the forthcoming Class _____ Redemption Date, whether on behalf of a deceased Holder or otherwise, will be treated as a request for redemption on the next succeeding Class ______ Redemption Date, and the Class _____ Bonds submitted will be held by the Trustee, until the request is accepted or withdrawn. [On or before the ____ day prior to a Class _____ Redemption Date, this Trustee shall notify each Holder whose Class _____ Bonds have been accepted for redemption in whole or in part.] Class ___ Bonds or portions thereof, which have been accepted for redemption shall become due and payable on the applicable Class _____ Redemption Date and shall cease to bear interest [on] [as of the end of the Interest Accrual Period for] such Class _____ Redemption Date. A Holder may withdraw his request for redemption by written notice received by the Trustee not later than the ___ day of the [___ month preceding the] month in which a Class _____ Redemption Date occurs. If not so withdrawn, the redemption request will be irrevocable with respect to the selection of Bonds for Redemption on such Class _____ Redemption Date. The Trustee may establish such procedures it may in its sole discretion deem appropriate in order to determine the order of receipt of requests of redemption.

     On each Class ____ Redemption Date, Class ____ Bonds will be redeemed mandatorily at the Bondholder Redemption Price if and to the extent that the Class ______ Redemption Amount exceeds the aggregate amount of Class ____ Bonds to be redeemed at the request of Holders as set forth above. Class ____ Bonds to be so redeemed mandatorily shall be selected by the Trustee by random lot with each Class ____ Bond being deemed to be a separate number of individual Class
___ Bonds of $_____ each. Notice of such mandatory redemption shall be mailed no later than [insert applicable day] of the [month prior to the] month in which the Class ____ Redemption Date occurs to the registered Holder hereof as of the [insert applicable day] of the [second] [month prior to the] month in which the Class ___ Redemption Date occurs and the Bondholder Redemption Price shall be payable only upon presentation and surrender of this Bond at the Corporate Trust Office of the Trustee or at such office or agency of the Issuer maintained for such purpose.

     [At this point the form of Principal Priority Bond shall be as set forth in subsection (a) of this Section 2.02, beginning at the place marked "Reference Point D" and ending at the end of such subsection (a). The form of the Principal Priority Bonds shall conclude as follows:]

                             REQUEST FOR REDEMPTION

                           The undersigned Holder, or legal representative of the Holder, hereby presents the within Bond of _______ redemption on the next Redemption Date upon which such Bond would be eligible for redemption in accordance with, and subject to, the terms and conditions of the within Bond and the Indenture.

Dated
      ------------------------     ---------------------------------------------

                                   Notice: The signature to this presentment must correspond with the name as written upon the face of this Bond in every particular without alteration or enlargement or any change whatever, except with respect to redemptions of Deceased Holder Bonds. The signature must be guaranteed by an officer of a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

         (d) The form of the Trustee's or Authenticating Agent's certificate of authentication is as follows:

     This is one of the Series ___ Bonds referred to in the within mentioned Indenture.


-------------------------------------     --------------------------------------

-------------------------------------     --------------------------------------
                                          as Authenticating Agent
                         , as Trustee
-------------------------

                                       or

By:                                       By:
   ----------------------------------        -----------------------------------
     Authorized Signature                    Authorized Signature

         (e) The form of transfer is as follows:

                                FORM OF TRANSFER

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
     ---------------------------------------

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

------------------------------------------------------------------------------

------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

the within Bond of __________________________________ and does hereby irrevocably constitute and appoint ___________________________________ Attorney to transfer the said Bond on the books of the within named Issuer, with full power of substitution in the premises.

Dated:
      -----------------------------

                                     NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Bond in every particular without alteration or enlargement or any change whatever.


                                     -------------------------------------------

                                     SIGNATURE GUARANTEED:

                                     The signature must be guaranteed by an
                                     officer of a commercial bank, trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

     SECTION 2.03 General Provisions with Respect to Issuance of Bonds; Bonds Issuable in Series and Classes; Certain Related Provisions.

         (a) The aggregate principal amount of Bonds which may be authenticated and delivered pursuant to the Indenture is unlimited. The aggregate principal amount of Bonds of a particular Series which may be authenticated and delivered pursuant to the Indenture is limited to the aggregate amount of the Bonds of the respective Classes specified in the related Terms Indenture.

         (b) The Bonds may, at the election of and as authorized by (i) the Issuer acting under authorization of its Board of Directors (if FAIC II is the Issuer), or (ii) the Owner Trustee on behalf of the Issuer (if the Issuer is a trust), be issued in one or more Series, each of which Series may consist of only one Class of Bonds or may be divided into two or more Classes, and shall be designated generally as the "Collateralized Mortgage Obligations" of the Issuer, with such further particular designations added or incorporated in such title for the Bonds of any particular Class as the Issuer (if FAIC II is the Issuer), or Owner Trustee (if the Issuer is a trust), may determine. Each Class within a Series will be either Pro Rata Bonds or Principal Priority Bonds. Each Series shall include at least one Class of Bonds which are not Compound Interest Bonds and may, but need not include one or more Classes of Compound Interest Bonds, Floating Interest Rate Bonds and/or SAB Bonds. Each Bond shall bear upon the face thereof the designation so selected for the Class to which it belongs. Except as provided in Section 9.06, all Bonds of the same Series and Class at any time Outstanding shall be identical in all respects except for the denominations and dates thereof. All Bonds of all Classes within one Series at any time Outstanding (other than the Compound Interest Bonds in such Series) shall be identical except for differences among the Bonds of the different Classes in Bond Interest Rates, Record Dates, Accrual Dates, provisions for redemption, priorities as to payment of principal, method of calculation of interest, Stated Maturities of principal and differences among any Compound Interest Bonds included in such Series, any SAB Bonds included in such Series, any Principal Priority Bonds included in such Series and any Bonds included in such Series that are not Compound Interest Bonds, SAB Bonds or Principal Priority Bonds. All Bonds of a particular Series issued under the Indenture shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of the Indenture.

         (c) Each Series of Bonds shall be created by the Terms Indenture authorized by (a) the Issuer acting through its Board of Directors (if FAIC II is the Issuer), or (b) the Deposit Trust Agreement (if the Issuer is a trust). The Terms Indenture shall establish the terms and provisions of such Series, specify the collateral therefor, and Grant such collateral as security for the Series created thereby. The Terms Indenture will specify, to the extent provided in these Standard Indenture Provisions, any of the following matters with respect to the several Series:

             (1) designation of the Series, of the Issuer, the address of such Issuer and the Trustee and the Owner Trustee and Deposit Trust Agreement (if the Issuer is a trust);

             (2) dating of the Bonds of the Series and Accrual Date;

             (3) whether the Bonds of each Class are Pro Rata Bonds or Principal Priority Bonds; the number of Classes, including the number of Classes of Compound Interest Bonds, Floating Interest Rate Bonds and SAB Bonds, if any, and the maximum aggregate principal amount of Bonds of each such Class which may be issued;

             (4) Bond Interest Rate for each Class;

             (5) Stated Maturity of the final installment of principal for each Class;

             (6) priority of principal payments among the Classes and within each Class of the Series;

             (7) place or places for the payment of principal;

             (8) denominations;

             (9) Interest Payment Dates, Principal Payment Dates and Special Payment Dates;

             (10) the amount, if any, to be deposited at the Closing Date in the Collection Account for such Series;

             (11) whether there will be a Debt Service Reserve Fund for such Series, and, if so, the amount to be deposited in such Debt Service Reserve Fund, the method for determining the amount required to be on deposit with respect to Monthly Payment Deficits and Bond Value Related Shortfall, whether withdrawals from such Debt Service Reserve Fund are to be made with respect to Monthly Payment Deficits on the GPM Loans underlying any GPM Mortgage Certificates securing such Series, and whether a Qualified Letter of Credit may be delivered to the Trustee in lieu of a cash deposit to such Debt Service Reserve Fund and, if so, the standards applicable to such Qualified Letter of Credit;

             (12) whether there will be a Reserve Fund for such Series and, if so, the amount to be deposited in such Reserve Fund, the Requisite Amount of the Reserve Fund for such Series, and whether a Qualified Letter of Credit may be delivered to the Trustee in lieu of a cash deposit in such Reserve Fund, and, if so, standards applicable to such Qualified Letter of Credit;

             (13) whether any surplus funds in the Collection Account for such Series are required to be used pursuant to Section 8.02(d) to restore amounts on deposit in the related Debt Service Reserve Fund and/or Reserve Fund to the respective minimum amounts required to be on deposit therein;

             (14) whether a Qualified GIF is to be Granted to the Trustee with respect to the investment of funds in any Trust Account for such Series, and, if so, the standards applicable to such Qualified GIC, including the conditions, if any, under which the Trustee shall be required to terminate such Qualified GIC;

             (15) any items required to be delivered to the Trustee on the Closing Date for such Series pursuant to the last paragraph of Section 2.12;

             (16) whether calculations with respect to the mortgage loans underlying the Certificates securing such Series are to be made on a mortgage loan-by-mortgage loan basis or on the basis of the assumptions set forth in Section 1.02, and, if applicable, any modifications to such assumptions to be used in making calculations with respect to the Certificates securing such Series;

             (17) if calculations with respect to the mortgage loans underlying the Certificates securing such Series are to be made an a basis other than mortgage loan-by-mortgage loan, the characteristics to be used in grouping such Certificates into Certificate Groups;

             (18) provisions with respect to the following terms for which the definitions set forth in Article I require or permit further specification in the related Terms Indenture:

                  (a) "Accrual Date",

                  (b) "Assumed Date of Receipt",

                  (c) "Assumed Reinvestment Rate",

                  (d) "Authenticating Agent",

                  (e) "Available Reinvestment Income",

                  (f) "Bond Interest Rate",

                  (g) "Bond Redemption Amount",

                  (h) "Bond Redemption Date",

                  (i) "Bond Value",

                  (j) "Compound Dates",

                  (k) "Conventional Certificate Servicer",

                  (1) "Corporate Trust Office",

                  (m) "Debt Service Requirement",

                  (n) "Debt Service Requirement Determination Date",

                  (o) "Deceased Holder Preference",

                  (p) "Due Period",

                  (q) "FHLMC Reserve Amount",

                  (r) "First SAB Paydown Date",

                  (s) "Floating Interest Rate Bond Redemption Price",

                  (t) "Future Value",

                  (u) "Individual Bond",

                  (v) "Interest Accrual Period",

                  (w) "Interest Determination Date",

                  (x) "Issuer",

                  (y) "Letter Agreement",

                  (z) "LIBOR",

                  (aa) "Maximum Bond Interest Rate Assumption",

                  (bb) "Maximum Floating Interest Rate",

                  (cc) "Mortgage Loan Attributable Bond Value",

                  (dd) "New York Agent",

                  (ee) "New York Office",

                  (ff) "Overdue Bond Interest Rate",

                  (gg) "Paying Agent",

                  (hh) "Principal Distribution Amount",

                  (ii) "Principal Payment Date",

                  (jj) "Rating Agency",

                  (kk) "Record Date",

                  (ll) "Redemption Date",

                  (mm) "Redemption Price",

                  (nn) "Reference Bank",

                  (oo) "Regular Holder Preference",

                  (pp) "Reinvestment Bonds",

                  (qq) "Requisite Amount of the Reserve Fund",

                  (rr) "Reserve Interest Rate",

                  (ss) "SAB Amount",

                  (tt) "SAB Bond",

                  (uu) "SAB Payment Date",

                  (vv) "SAB Principal Payment",

                  (ww) "Special Record Date",

                  (xx) "Special Redemption Determination Date",

                  (yy) "Spread",

                  (zz) "Spread Percentage", and

                  (aaa) "Tender Date";

             (19) the authentication of Bonds of such Series by the Authenticating Agent, if any;

             (20) the city in which each of the Trustee and the Authenticating Agent shall have its principal office;

             (21) the amount, if any, of Trustee fees and Accountant's fees, and other administrative fees to be deducted in determining the Spread;

             (22) whether the Bonds of such Series will be designated Reinvestment Bonds, and, if so, the designation of Available Reinvestment Income and the Assumed Reinvestment Rate;

             (23) whether there will be an Expense Fund for such Series and, if so, the amount to be initially deposited therein, whether, and the extent to which, funds in the Collection Account are required to be transferred to such Expense

         Fund pursuant to Section 8.02(d) and the Issuer Expenses to be paid from amounts in such Expense Fund;

             (24) if such Series is to be secured by any FHLMC Certificates, (a) whether an agreement of the type described in Section 2.12(k) is required to be delivered to the Trustee, (b) whether there shall be a deposit to a Reserve Fund with respect to such FHLMC Certificates, and
         (c) provisions regarding the time when principal distributions on such FHLMC Certificates are assumed to be received;

             (25) the circumstances, if any, under which the Bonds of such Series will not be subject to Special Redemption and any supplements to or modifications of the requirements of Section 10.01 which are to apply to such Series;

             (26) if such Series is to be secured by any Conventional Certificates, (a) the requirements for verification of data supplied by the related Conventional Certificate Servicer regarding the underlying mortgage loans and any other requirements with respect to information supplied by the Conventional Certificate Servicer, and (b) the documents relating to such Conventional Certificates required to be delivered to the Trustee pursuant to Section 2.12(m);

             (27) redemption date or dates of maturity, provisions for optional redemption, including redemption dates, and the provisions, if any, for the giving of prior notice to Holders and Beneficial Owners of redemptions at the request of Bondholders;

             (28) provisions with respect to the deposit or withdrawal of Certificates in addition to those specified in Section 8.11;

             (29) whether any of the Bonds of any Class of the Series are to be Book Entry Bonds pursuant to Section 2.13 and, if so, the provisions with respect to such Book Entry Bonds referred to in Section 2.13;

             (30) whether any of the Bonds of any Class of the Series are to be Floating Interest Rate Bonds and, if so, provisions with respect to such Floating Rate Bonds;

             (31) whether the Issuer will elect to treat the Issuer or the Trust Estate securing the Series as a REMIC; and

             (32) any other provisions expressing or referring to the terms and conditions upon which the Bonds of that Series are to be issued under the Indenture which are not in conflict with the provisions of the Indenture or which do not prevent the Bonds of that Series from being rated in the Required Rating Category by each Rating Agency rating such Series of Bonds.

     In authorizing the issuance of any Series, the Board of Directors shall determine and specify all matters in respect of the Bonds of such Series set forth in Clauses (1) to (32) inclusive and shall also determine and specify the form or forms of Bonds of such Series.

     SECTION 2.04 Denominations.

     Subject to Section 2.01, the Bonds shall be issuable only as registered Bonds in the authorized denominations prescribed by the terms of the Terms Indenture creating the particular Series.

     SECTION 2.05 Execution, Authentication, Delivery and Dating.

     The Bonds shall be executed (a) by the Chairman, President or one of the Vice Presidents of the Issuer (if the Issuer is a corporation), (b) on behalf of the Issuer by an Authorized Officer of the Owner Trustee (if the Issuer is a trust), and in any such case be imprinted or otherwise reproduced thereon. The signature of any of these officers on the Bonds may be manual or facsimile.

     Bonds bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Issuer (if the Issuer is a corporation) or the Owner Trustee (if the Issuer is a trust), as the case may be, shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Bonds or did not hold such offices at the date of such Bonds.

     At any time and from time to time after the execution and delivery of the Indenture, the Issuer may deliver Bonds executed by the Issuer to the Trustee for authentication; and an authorized signatory of the Trustee shall authenticate and deliver such Bonds as in the Indenture provided and not otherwise.

     Each Bond shall be dated as of the date specified in the related Terms Indenture.

     No Bond shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose, unless there appears on such Bond a certificate of authentication substantially in the form provided for herein executed by the Trustee or the Authenticating Agent by the manual signature of one of its authorized signatories, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder.

     SECTION 2.06 Temporary Bonds.

     Pending the preparation of definitive Bonds, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Bonds which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination substantially of the tenor of the definitive Bonds in lieu of which they are issued and with such variations as the officers of the Issuer executing such Bonds may determine, as evidenced by their execution of such Bonds.

     If temporary Bonds are issued, the Issuer will cause definitive Bonds to be prepared without unreasonable delay. After the reparation of definitive Bonds, the temporary Bonds shall be exchangeable for definitive Bonds upon surrender of the temporary Bonds at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge the Holder. Upon surrender or cancellation of any one or more to temporary Bonds, the Issuer shall execute and the Trustee shall authenticate and deliver and exchange therefor a like principal amount of definitive Bonds of the same Series and Class and of authorized denominations. Until so exchanged, the temporary Bonds shall in all respects be entitled to the same benefits under the Indenture as definitive Bonds of the same Class and Series.

     The provisions of this Section 2.06 shall be inapplicable with respect to Book Entry Bonds.

     SECTION 2.07 Registration, Registration of Transfer and Exchange.

     The Issuer shall cause to be kept a register (the "Bond Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Bonds and the registration of transfers of Bonds. The Trustee is hereby initially appointed "Bond Registrar" for the purpose of registering Bonds and transfers of Bonds as herein provided. Upon any resignation of any Bond Registrar appointed by the Issuer, the Issuer shall promptly appoint a successor or, in the absence of such appointment, shall assume the duties of Bond Registrar and shall give notice to the Trustee of the successor Bond Registrar if other than the Trustee.

     Each Authenticating Agent for a Series, unless it is appointed Bond Registrar for such Series, and the Trustee, for any Series for which it is not the Bond Registrar, shall be a co-Bond Registrar for such Series. The Issuer shall cause each co-Bond Registrar for a Series to furnish the Bond Registrar for such Series promptly after each authentication of a Bond by it the appropriate information with respect thereto for entry by the Bond Registrar into the Bond Register.

     Subject to the restrictions, if any, in the related Terms Indenture, upon surrender for registration of transfer of any Bond at the office or agency of the Issuer to be maintained as provided in Section 3.02, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds of any authorized denominations, of the same Series and of a like aggregate principal amount and Class.

     At the option of the Holder, Bonds may be exchanged for other Bonds of any authorized denominations, of the same Series and of a like aggregate principal amount and Class, upon close surrender of the Bonds to be exchanged at such office or agency. Definitive Bonds of a Class of Principal Priority Bonds redeemed in part, but not in whole, pursuant to Section 10.02 shall be surrendered at such office or agency in exchange for new Definitive Bonds, without service charge, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the Principal of the Definitive Bond so surrendered. Whenever any Bonds are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Bonds which the Bondholder making the exchange is entitled to receive.

     All Bonds issued upon any registration of transfer or exchange of Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Bonds surrendered upon such registration of transfer or exchange.

     Subject to the provisions of Section 2.09, each Bond delivered under the Indenture upon registration of transfer of or in exchange for or in lieu of any other Bond shall carry the rights to unpaid principal, premium, if any, and interest that were carried by such other Bond.

     Every Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Bond Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Bonds, but the Issuer, the Trustee or the Bond Registrar may require payment of a sum sufficient to cover any tax or other governmental charge, and in the case of an exchange pursuant to Section 2.08, any reasonable expenses, that may be imposed in connection with any registration of transfer or exchange of Bonds, other than exchanges pursuant to Section 2.06, Section 9.06 or the fourth preceding paragraph of this Section 2.07 not involving any transfer, and any Clearing Agency may collect its usual and customary fees, charges and expenses from Clearing Agency Participants.

     Except as otherwise specified in the related Terms Indenture, neither the Issuer nor the Bond Registrar shall be required to issue, register the transfer of, or exchange any Principal Priority Bonds of any Series during a period beginning at the opening of business five (5) Business Days prior to the selection of Bonds of that Series to be redeemed pursuant to Bondholder Redemption and ending at the close of business on the day of the mailing of any relevant notice of redemption. No Bond which has been tendered for Bondholder Redemption may be transferred or exchanged unless such request for redemption is withdrawn.

     In the case of a Class of Book Entry Bonds, the provisions of this Section
2.07 may be supplemented by provisions in the related Terms Indenture and by applicable rules established by the Clearing Agency and for such Class providing for transfer of registration of Book Entry Bonds on the books of the Clearing Agency.

     SECTION 2.08 Mutilated, Destroyed, Lost or Stolen Bonds.

     If (1) any mutilated Bond is surrendered to the Bond Registrar or the Issuer, the Bond Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Bond, and (2) there is delivered to the Issuer, the Trustee and the Bond Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Bond Registrar or the Trustee that such Bond has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a new Bond of the same Series, tenor, principal amount and Class bearing a number not contemporaneously outstanding; provided, however, that if any such mutilated, destroyed, lost or stolen Bond shall have become or shall be about to become due and payable, or shall have been subject to Redemption or Special Redemption in full, instead of issuing a new Bond, the Issuer may pay such Bond without surrender thereof, except that any mutilated Bond shall be surrendered. If, after the delivery of such new Bond or payment of a destroyed, lost or stolen Bond pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Bond in lieu of which such new Bond was issued presents for payment such original Bond, the Issuer and the Bond Registrar shall be entitled to recover such new Bond (or such payment) from the Person to whom it was delivered or any Person taking such new Bond from such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Issuer or the Bond Registrar in connection therewith.

     Upon the issuance of any new Bond under this Section, the Issuer, the Trustee or the Bond Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses connected therewith.

     Every new Bond issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the benefits of the Indenture equally and proportionately with any and all other Bonds of the same Series and Class duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds except with respect to certificates of Bonds cancelled by the Trustee pursuant to Section 10.02(c).

     SECTION 2.09 Payment of Principal and Interest.

         (a) Any installment of interest or principal payable on any Bonds of any Series which is punctually paid or duly provided for by the Issuer on the applicable Payment Date or Special Redemption Date shall be paid to the Person in whose name such Bond (or one or more Predecessor Bonds) is registered at the close of business on the Record Date or Special Record Date for such Payment Date, or Special Redemption Date by check mailed to such Person's address as it appears in the Bond Register on such Record Date or Special Record Date, except for the final installment of principal payable with respect to such Bond (or the Redemption Price for any Bond called for Redemption or the Special Redemption Price for any Bond called for Special Redemption if such Redemption or Special Redemption will result in retirement of the then entire outstanding principal amount of such
     Bond), which shall be payable as provided in subsection (c) of this Section 2.09, provided, however, that payment of principal with respect to Bondholder Redemption shall be made as provided in Section 10.02. Any installment of interest or principal not so punctually paid or duly provided for shall be payable in the manner and to the Persons specified in subsection (d) of this Section 2.09.

         (b) All payments of principal on the Bonds of a Series shall be applied among the Classes of such Bonds as specified in the related Terms Indenture. Payments of principal on each Class of Pro Rata Bonds shall be made pro rata among all Outstanding

     Bonds of such Class, without preference or priority of any kind and shall be made in installments ending no later than the Stated Maturity of the final installment of the principal thereof unless the unpaid principal of such Bond becomes due and payable at an earlier date by declaration of acceleration, call for Special Redemption or Redemption or otherwise. Each Principal Priority Bond shall be due and payable on its Stated Maturity unless such Bond becomes due and payable at an earlier date by declaration of acceleration, call for Special Redemption or Redemption, Bondholder Redemption or otherwise.

         The aggregate amount of principal of and interest on the Bonds of a Series due and payable on each Payment Date for such Series shall be equal to the Debt Service Requirement for such Series for such Payment Date. All payments made with respect to any Bond shall be applied first to the interest then due and payable on such Bond and then to the principal thereof. Except as otherwise specified in the related Terms Indenture, all computations of interest accrued on any Bond shall be made on the basis of a 360-day year consisting of twelve months of thirty days each.

         Interest, if any, on the unpaid principal amount of each Outstanding Bond of a Series (other than interest on any Compound Interest Bonds of such Series, which shall be payable as described below) shall be payable on each Interest Payment Date for such Series at the Bond Interest Rate applicable to such Bond for the Interest Accrual Period for such Interest Payment Date in an amount equal to the amount of interest accrued on the Current Principal Amount of such Bond during such Interest Accrual Period. Except as otherwise specified in the related Terms Indenture, interest accrued on the Bonds of any Class of any Series during an Interest Accrual Period shall be calculated based on the assumption that any payment of principal on the Bonds of such Class during such Interest Accrual Period occurred on a date that preceded the actual date of payment by a period of time equal to the Interest Delay Period, if any.

         Interest at the applicable Bond Interest Rate shall accrue on the Current Principal Amount of each Outstanding Compound Interest Bond of a Series from the Accrual Date for such Series, but none of such accrued interest shall be payable until the Initial Interest Payment Date for such Compound Interest Bond (or the first Interest Payment Date thereafter if the Debt Service Requirement for such Initial Interest Payment Date is exactly equal to the aggregate amount of principal of and Interest on all other Classes of Bonds of such Series which is payable on such Initial Interest Payment Date). On each Interest Payment Date prior to the Initial Interest Payment Date for a Compound Interest Bond, interest which had accrued (determined as described above) on such Bond during the related Interest Accrual Period shall be added to the Current Principal Amount of such Bond and shall thereafter accrue interest. On the Initial Interest Payment Date for the Compound Interest Bonds of a Class and Series, interest accrued on such Bonds during the related Interest Accrual Period shall be payable in an amount not in excess of the difference between (a) the Debt Service Requirement on the related Series for such Initial Interest Payment Date and (b) the aggregate amount of principal of and interest on all other Bonds of the related Series required to be paid on such date. The portion, if any, of such interest which is not paid on such Initial Interest Payment Date shall be added to the principal of such Compound Interest Bonds and shall thereafter accrue interest in the manner set forth above. On each Interest Payment Date after the Initial Interest Payment Date for a Class of Compound Interest Bonds interest on the Aggregate Current Principal Amount of the Bonds of such Class shall be payable at the Bond Interest Rate of such Class for the Interest Accrual Period for such Interest Payment Date in an amount equal to the amount of interest accrued (determined as described above) on the Current Principal Amount of such Bonds during such Interest Accrual Period.

         In the case of a Class or Classes of Bonds which are Floating Interest Rate Bonds, the related Terms Indenture shall specify the method of calculating the Bond Interest Rate at any time to be borne by such Floating Interest Rate Bonds. On each Interest Determination Date until such Floating Interest Rate Bonds are paid in full, the Trustee shall determine LIBOR and the resulting Bond Interest Rate to be applicable to such Floating Interest Rate Bonds for the next Interest Accrual Period for each such Class.

         Promptly after its determination thereof, the Trustee will advise the Issuer of the rate of interest applicable to the Floating Interest Rate Bonds for the next succeeding Interest Accrual Period and, unless otherwise specified in the related Terms Indenture, will use its best efforts to cause such rate of interest to be published in a newspaper of general circulation in New York City.

         In determining LIBOR and the resulting Bond Interest Rate for each relevant Interest Accrual Period for the Floating Interest Rate Bonds, the Trustee may conclusively rely and shall be protected in relying upon the offered rates quoted (whether quoted in writing, electronically or orally) by the Reference Banks or other banks as to LIBOR or the Reserve Interest Rates, as appropriate, in effect from time to time. The Trustee shall have no liability or responsibility to any Person for (i) its selection of other banks for purposes of determining the Reserve Interest Rate or (ii) its inability, following a good faith reasonable effort, to determine LIBOR or the resulting Bond Interest Rate, all as provided for in the related Terms Indenture.

         The establishment of LIBOR and the resulting Bond Interest Rate for each relevant Interest Accrual Period shall (in the absence of manifest error) be final, conclusive and binding upon each Holder and the Issuer.

         Except as otherwise specified in the related Terms Indenture, interest accrued on the Bonds of any Class of any Series during an Interest Accrual Period shall be calculated based on the assumption that any payment of principal on the Bonds of such Class during such Interest Accrual Period occurred on a date that preceded the actual date of payment by a period of time equal to the Interest Delay Period, if any.

         If a Series is secured by any GPM Mortgage Certificates and no deposit to the related Debt Service Reserve Fund was required on the Closing Date for such Series with respect to the Monthly Payment Deficits on the GPM Loans underlying such GPM Mortgage Certificates and if the Initial Interest Payment Date for any Class of the Compound Interest Bonds in such Series occurs on or before the first Interest Payment Date for such Series occurring after the end of the Shortfall Period for the GPM Mortgage Certificates securing such Series, then, for each Interest Payment Date thereafter until the second Interest Payment Date after the end of the Shortfall Period for such GPM Mortgage Certificates, the amount of interest payable on such Class of Compound Interest Bonds on each Interest Payment Date shall be the lesser of (a) the Debt Service Requirement for such Interest Payment Date less all payments of interest if any, required to be made on such Interest Payment Date on all other Bonds of such Series then Outstanding, and (b) the actual amount of interest accrued (determined as provided above) on such Class of Compound Interest Bonds during the Interest Accrual Period for such Interest Payment Date. The excess, if any, of (a) the amount of interest so accrued on such Class of Compound Interest Bonds during such applicable Interest Accrual Period over (b) the amount of the installment of interest due and payable on such Interest Payment Date on such Class of Compound Interest Bonds shall be added to the outstanding principal of such Class of Compound Interest Bonds on such Interest Payment Date and shall thereafter accrue interest in the manner set forth above.

         Notwithstanding any of the foregoing provisions with respect to payment of principal of and interest on the Bonds, if the Bonds of a Series have become or been declared due and payable following an Event of Default and such acceleration of maturity and its consequences have not been rescinded and annulled and the provisions of Section 5.05(a) are not applicable to such Series, then payments of principal of and interest on such Bonds shall be made in accordance with Section 5.08.

         (c) All reductions in the principal amount of a Bond (or one or more Predecessor Bonds) effected by payments of installments of principal made on any Payment Date or Special Redemption Date shall be binding upon all future Holders and Beneficial Owners of such Bond and of any Bond issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Bond. The final installment of principal of such Bond (or the Special Redemption Price of any Bond called for special Redemption or the Redemption Price of any Bond called for Redemption, if such Special Redemption or Redemption will result in payment of the entire outstanding principal amount of such Bond) shall be payable only upon presentation and surrender thereof on or after the Payment Date or Special Redemption Date therefor at the New York Office. Whenever, on the basis of Distributions on the Certificates securing a Series received and expected to be received during the related Due Period, the Trustee expects that the entire remaining unpaid principal amount of any Pro Rata Bonds of such Series other than Book Entry Bonds will become due and payable (unless specified otherwise in the related Terms Indenture), the Trustee shall no later than the fifth day after the Record Date that would otherwise be applicable to such Principal Payment Date, mail or cause to be mailed to each Person in whose name a Bond to be so retired is registered at the close of business on such otherwise applicable Record Date a notice to the effect that:

             (i) the Trustee expects that funds sufficient to pay such final installment will be available in the Collection Account on such Principal Payment Date, and

             (ii) if such funds are available, (A) such final installment will be payable on such Payment Date, but only upon presentation and surrender of such

         Bond at the New York Office (the address of which shall be set forth in such notice), and (B) no interest shall accrue on such Bond after the day preceding such Principal Payment Date.

     Notices, if any, in connection with Redemptions, Bondholder Redemptions and Special Redemptions of Bonds shall contain the information set forth in, and be mailed in accordance with, Section 10.07.

         (d) If the entire amount due and payable with respect to an installment of principal of any Bond (or the entire Redemption Price payable in connection with the Redemption in whole or the Special Redemption Price in connection with the Special Redemption, in whole or in part, of any Bond) or the entire amount of any installment of interest on any Bond due on any Payment Date or Special Redemption Date shall not have been punctually paid or duly provided for when and as due and payable (any Bond on which such an amount due and payable has not been punctually paid or duly provided for being hereinafter referred to as an "Overdue Bond"), then interest on the amount not so punctually paid or duly provided for shall accrue, from the date such amount was due through the Designated Interest Accrual Date preceding the date such amount is paid, at the Bond Interest Rate for such Bonds (but only to the extent that payment of such interest shall be legally enforceable) and, to the extent funds are available therefor in the related Collection Account, shall be payable on each subsequent Special Payment Date to the Person entitled thereto as provided below. To the extent that funds available in the related Collection Account on any such Special Payment Date exceed such amount of interest payable on such overdue payment, the Issuer shall be obligated to apply such excess funds in the Collection Account to payment of the amount of such overdue payment on such Special Payment Date.

         Any reduction in the principal amount of any Overdue Bond (or one or more Predecessor Bonds) effected by any payments made on a Special Payment Date shall be binding upon all future Holders of such Bond and of any Bond issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Bond. Payments of interest on overdue payments of principal and/or interest and payments of installments of overdue principal (or of any overdue portion of the Redemption Price or Special Redemption Price of any Bond called for Redemption or Special Redemption) shall, except as provided below with respect to payment of the entire amount remaining due on an Overdue Bond, be made to the Person entitled, thereto as provided below by check mailed to such Person's address as it appears in the Bond Register. Any such checks returned undelivered shall be held in accordance with Section 3.03.

         If funds are expected to be available to pay the entire amount remaining due on any Overdue Bonds of a particular Class on the next Special Payment Date for such Series, as shown on the Special Payment Date Statement for such Special Payment Date, then the Trustee, on behalf of the Issuer, will notify each Person in whose name an Overdue Bond to be so retired is registered at the close of business on the Special Record Date that would otherwise be applicable to such Special Payment Date, by notice mailed no later than five Business Days after such otherwise applicable Special Record Date, that sufficient funds are expected to be available to make such payment and that, if such funds are available, such payment will be made only upon presentation and surrender of such Overdue Bond at the office or agency of the Issuer maintained for such purpose pursuant to Section 3.02 (the address of which shall be set forth in such notice). Upon the giving of such notice, the entire amount then due and payable on such Overdue Bonds shall, if sufficient funds are so available therefor, be payable only upon presentation and surrender thereof to the office or agency of the Issuer maintained for that purpose.

         Other amounts payable with, respect to any Overdue Bond as provided above on any Special Payment Date shall be payable to the Person in whose name that Bond (or one or more Predecessor Bonds) is registered at the close of business on the Special Record Date for such Special Payment Date. Notwithstanding, the foregoing provisions of this paragraph, amounts payable with respect to any Overdue Bond as provided above shall be payable in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Bond may be listed and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this provision, such manner of payment shall be deemed practicable by the Trustee.

         (e) Not later than each Debt Service Requirement Determination Date for a Series, the Accounting Party shall prepare and deliver to the Report Recipient a statement (the "Payment Date Statement") with respect to the following Payment Date setting forth:

             (i) the Debt Service Recruitment with respect to such Series for the following Payment Date,

             (ii) the aggregate amount of interest accrued during the Interest Accrual Period relating to such Payment Date on all Outstanding Bonds of such Series,

             (iii) the aggregate amount of interest payable on each Class of Bonds of such Series then Outstanding,

             (iv) the aggregate amount of principal dividend on each Class of Bonds of such Series then Outstanding,

             (v) if such following Payment Date is an Initial Interest Payment Date for any Class of Compound Interest Bonds of such Series, the amount of interest payable thereon on such Interest Payment Date, the amount of the installment of principal, if any, due and payable on such Class of Compound Interest Bonds on such Payment Date, and the amount, if any, of accrued interest to be added to the principal of such Class of Compound Interest Bonds, on such Payment Date,

             (vi) whether the amount expected to be available in the Collection Account on such Payment Date will be sufficient to pay on such Payment Date all amounts specified in clauses (iii) and (iv) above, and, if applicable, (v) above and, if not, the percentages of each such amount which may be paid in accordance with the priorities set forth in Section 8.02 from the amounts effected to be available in the Collection Account for such Series,

             (vii) the amounts included in such statement pursuant to clauses
         (iii) and (iv) above and, if applicable, (v) above, expressed in each case per Individual Bond, to be paid on such Payment Date,

             (viii) the unpaid principal amount of Bonds of each Class of such Series which will remain after giving effect to the payments to be made on such Payment Date (and, in the case of Compound Interest Bonds, after giving effect to the interest accrued during the Interest Accrual Period for such Payment Date and added to the principal thereof) expressed both on an aggregate basis and per Individual Bond,

             (ix) if the related Terms Indenture provides for withdrawals from the Debt Service Reserve Fund with respect to Monthly Payment Deficits:

                  (A) the amount, if any, of the Monthly Payment Deficits for the related Due Period on the GPM Loans underlying any GPM Mortgage Certificates securing such Series, and

                  (B) the amount, if any, required to be on deposit in the Debt
             Service Reserve Fund after such Payment Date with respect to the remaining Monthly Payment Deficits, if any, on the GPM Loans underlying any GPM Mortgage Certificates securing such Series, determined in accordance with the method specified in the Terms Indenture related to such Series of Bonds,

             (x) if the related Terms Indenture provides for amounts to be maintained in the Debt Service Reserve Fund with respect to Bond Value Related Shortfalls:

                 (A) the amount, if any, of the Bond Value Related Shortfall for such Payment Date, and

                 (B) the amount, if any, required to be on deposit in the Debt
             Service Reserve Fund after such Payment Date with respect to the remaining Bond Value Related Shortfalls, if any, determined in accordance with the method specified in the Terms Indenture related to such Series of Bonds,

             (xi) if applicable and if the Issuer desires to obtain a transfer of surplus funds to the Collection Account or is required by the terms of the related Terms Indenture to compute such amounts, the Requisite Amount of the Reserve Fund, after giving effect to the payments of principal of Bonds of such Series required to be made on such Payment Date,

             (xii) the amount, if any, to be withdrawn from the Debt Service Reserve Fund and deposited in the Collection Account on the following Payment Date pursuant to Section 8.03(c)(ii), including a specification of whether such amount was determined pursuant to clause (A) or (B) of
         Section 8.03(c)(ii) and setting forth each item included in the computation of such amount,

             (xiii) the amount, if any, to be withdrawn from the Reserve Fund and deposited in the Collection Account on the following Payment Date pursuant to Section 8.04(c)(ii), including a specification of whether such amount was determined pursuant to clause (A) or (B) of Section 8.04(c)(ii) and setting forth each item included in the computation of such amount,

             (xiv) the amount, if any, to be withdrawn from any Special Reserve Fund and deposited in Collection Account on the following Payment Date pursuant to the terms of the related Terms Indenture,

             (xv) the amounts, if any, to be withdrawn from the Collection Account after such following Payment Date and transferred to the Debt Service Reserve Fund, Reserve Fund and/or Expense Fund pursuant to
         Section 8.02(d),

             (xvi) the amount, if any, to be withdrawn from the Collection Account and paid over to the Trustee in respect of the following Payment Date pursuant to Section 8.02(d),

             (xvii) the amount, if any, to be withdrawn from the Collection Account and paid over to any firm of Independent Accountants in respect of the following Payment Date pursuant to Section 8.02(d), and

             (xviii) the amount, if any, to be withdrawn from the Collection Account and paid over to the Issuer in respect of the following Payment Date pursuant to Section 8.02(d).

         Each Payment Date Statement shall be delivered by the Accounting Party to the Report Recipient and to the firm of Independent Accountants appointed pursuant to Section 8.09(a).

         If the Trustee shall not have received any Payment Date Statement with respect to the Payment Date for a Series for which the Trustee is not the Accounting Party on or before the second Business Day prior to the date on which notice would be required to be given to Holders of Bonds of such Series if a Class of Bonds of such Series were to be retired in full on such Payment Date, then the Trustee shall prepare such Payment Date Statement and deliver a copy thereof to the firm of Independent Accountants appointed pursuant to Section 8.09(a). If the actual amount of Distributions received by the Trustee during the last month of the related Due Period differs from the expected amount of Distributions used by the Accounting Party in accordance with Section 1.02(b) or 1.02(c), whichever is applicable, in determining the Debt Service Requirement for such Payment Date, then, immediately following the end of such Due Period (i) if the Trustee is not the Accounting Party for such Series, the Trustee shall promptly notify the Accounting Party, and (ii) the Accounting Party shall, immediately (upon receipt of notice referred to in clause (i), if required) (A) recompute all amounts in the related Payment Date Statement to reflect the actual amount of Distributions received during the last month of such Due Period, (B) revise such Payment Date Statement accordingly, and (C) deliver such revised Payment Date Statement to the Report Recipient and such firm of Independent Accountants. Upon such delivery, such revised Payment Date Statement shall be controlling for all purposes under the Indenture.

         (f) Not less than five days after the Special Record Date applicable to any Special Payment Date for any Overdue Bond of a particular Series, the Accounting Party shall prepare and deliver to the Recent Recipient a statement (the "Special Payment Date Statement") with respect to such Series setting forth:

             (i) the amount of interest due and payable on such Special Payment Date on the overdue principal (or any overdue portion of the Redemption Price or Special Redemption Price of any Bond called for Redemption or Special Redemption, respectively) of, and any unpaid interest on, all Overdue Bonds of that Series, expressed both on an aggregate basis and per Individual Bond of each Class included in such Overdue Bonds,

             (ii) the amount of overdue principal (or any overdue portion of the Redemption Price or Special Redemption Price of any Bond called for Redemption or Special Redemption, respectively) of all Overdue Bonds of that Series and all unpaid interest accrued on such Overdue Bonds through the preceding Special Payment Date or the preceding Payment Date (in the case of the first Special Payment Date after such Bonds became Overdue Bonds) which was not paid on such preceding Special Payment Date or Payment Date, expressed both on an aggregate basis and per Individual Bond of each Class included in such Overdue Bonds,

             (iii) if such Special Payment Date is also a Payment Date for that Series, the information required to be set forth in clauses (i) through
         (v) of the Payment Date Statement with respect to such Payment Date,

             (iv) whether the amount expected to be on deposit in the related Collection Account and available for payment to the Bondholders as provided in Section 8.02 is sufficient to pay on such Special Payment Date all amounts specified in clauses (i) through (iii) above, and, if not, the percentages of each amount specified in clauses (i) through
         (iii) above which may be paid, in accordance with the priorities set forth in said Section 8.02, from the amount expected to be available in the Collection Account for that Series, and

             (v) the amounts included in such statement pursuant to clauses (i) through (iii) above, expressed in each case per Individual Bond of each Class of Bonds of such Series covered by such statement which will remain unpaid after giving effect to payment of the amounts expected to be on deposit in the related Collection Account and available for payment on such Payment Date or Special Payment Date.

     SECTION 2.10 Persons Deemed Owners.

     Prior to due presentment for registration of transfer of any Bond, the Issuer, the Trustee, any Agent and any other agent of the Issuer or the Trustee may treat the Person in whose name any Bond is registered as the owner of such Bond (a) on the applicable Record Date or Special Record Date for the purpose of receiving payments of the principal of, premium, if any, and interest on such Bond and (b) on any other date for all other purposes whatsoever, whether or not such Bond be overdue, and neither the Issuer, the Trustee, any Agent nor any other agent of the Issuer or the Trustee shall be affected by notice to the contrary.

     SECTION 2.11 Cancellation.

     All Bonds surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Issuer may at any time deliver to the Trustee for cancellation any Bond previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Bonds so delivered shall be promptly cancelled by the Trustee. No Bonds shall be authenticated in lieu of or in exchange for any Bonds cancelled as provided in this Section, except as expressly permitted by the Indenture. All cancelled Bonds held by the Trustee shall be destroyed after the appropriate period of retainment or returned to the Issuer in accordance with the Trustee's normal procedures with regard to cancelled Bonds.

     SECTION 2.12 Authentication and Delivery of Bonds.

     Bonds of any one or more Series may from time to time be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Request and upon receipt by the Trustee (which receipt, in the case of cash, shall be deemed to have occurred if such cash is delivered as part of the proceeds from the sale of Bonds by the Issuer and if the authentication and delivery of such Bonds by the Trustee and the sale of such Bonds by the Issuer occur in a common closing) of the items specified in subsections (a) through (r) below:

         (a) An Issuer Order authorizing the execution, authentication and delivery of such Bonds by the Issuer and specifying the Series, the Classes within such Series and their respective Stated Maturities of principal and the principal amounts and Bond Interest Rates of each Class of such Bonds to be authenticated and delivered.

         (b) In case the Bonds to be authenticated and delivered are of any Series not theretofore created, an appropriate Terms Indenture, accompanied by an Issuer Order authorizing such Terms Indenture designating the new Series to be created and prescribing, consistent with the applicable provisions of the Indenture, the terms and provisions relating to the Bonds of such Series.

         (c) Opinions of Counsel addressed to the Trustee, dated the Closing Date, complying with the requirements of Section 11.01(f), and to the effect that:

             (i) all instruments furnished to the Trustee in connection with such Bonds conform in all material respects as to form to the requirements of the Indenture and constitute all the documents required to be delivered thereunder for the Trustee to authenticate and deliver the Bonds then applied for,

             (ii) all conditions precedent provided for in the Indenture relating to the authentication and delivery of the Bonds have been complied with,

             (iii) the Issuer has power to execute and deliver the Terms Indenture relating to such Bonds and to issue the Bonds and has duly taken all necessary action for those purposes, and the Owner Trustee (if the Issuer is a trust), if any, has the power to act as such and has taken all necessary action for those purposes,

             (iv) assuming due authorization, execution and delivery by the Trustee, the related Terms Indenture, as executed and delivered, is a valid and binding obligation of the Issuer, and enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency, or other, similar laws affecting the enforcement of creditor's rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law),

             (v) that the Bonds then applied for, assuming in each case due authorization, execution and delivery of the Terms Indenture by the Trustee, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, will be validly issued and outstanding obligations of the Issuer entitled to the benefits of the related Terms Indenture,

             (vi) the Terms Indenture delivered to the Trustee with such Opinion of Counsel subjects the Certificates securing such Series and all proceeds therefrom and the Trust Accounts for such Series to the lien and security interest of the Indenture,

             (vii) such action has been taken with respect to delivery of possession of the Trust Estate and with respect to the recording and filing of the Indenture, the Terms Indenture for such Series, any other indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements as is necessary to perfect a first priority security interest created by the Indenture in the Trust Estate for such Series in favor of the Trustee with either the details of such action being recited therein, or the absence of any such action being necessary to make such lien and security interest effective being stated therein; and, with any recording, filing, re-recording and re-filing of the Indenture, the Terms Indenture for such Series, any other indentures supplemental hereto and any other requisite documents and any execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest created by the Indenture in the Trust Estate for such Series until February 15 of the year in which the first Opinion of Counsel with respect to such Series is required to be delivered under Section 3.06 being described therein,

             (viii) the Issuer has full power and authority to Grant the Trust Estate for such Series to the Trustee as security for the Bonds of that Series and has duly authorized such Grant to the Trustee by all necessary action, and, in the event the Issuer is a trust, the Owner Trustee of the Issuer has taken all necessary action in such capacity to effect such Grant on behalf of the Issuer,

             (ix) the Indenture and the related Terms Indenture have been duly qualified under the TIA, or that no such qualification under the TIA is necessary,

             (x) in the event Conventional Certificates are Granted to the Trustee in respect of such Series, the Pooling and Servicing Agreement for each such Conventional Certificate has been duly authorized, executed and delivered by the Conventional Certificate Servicer and constitutes the legal, valid and binding agreement of the Conventional Certificate Servicer enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other laws affecting creditors rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity),

             (xi) in the event Conventional Certificates are Granted to the Trustee in respect of such Series, each such Conventional Certificate has been duly and validly authorized by all necessary action on the part of the Conventional Certificate Servicer and is validly issued and outstanding and entitled to the benefit of the related Pooling and Servicing Agreement,

             (xii) no authorization, approval or consent of any governmental body having jurisdiction in the premises which has not been obtained by the Issuer is required for the execution and delivery of the Indenture or the related Terms Indenture and the valid issuance and delivery of the Bonds,

             (xiii) if an election has been or will be made to treat the Trust Estate securing the Series as a REMIC, (1) assuming the proper making of such election, (2) compliance with the pertinent provisions of the Indenture, and (3) continuing compliance with the applicable provisions of the Code and any applicable Treasury regulations adopted thereunder, the Trust Estate securing the Series will qualify as a REMIC, and each Class of Bonds specified in the related Terms Indenture as "regular interests" will be treated as "regular interests," in such REMIC and the Class of Bonds or other security specified in the related Terms Indenture as the "residual interests" will be treated, in the aggregate, as the single class of "residual interests" in such REMIC, both as defined in the related Terms Indenture, and

             (xiv) if an election has been or will be made to treat the Issuer as a REMIC, (1) assuming the proper making of such election, (2) compliance with the pertinent provisions of this Indenture and the applicable organizational document of the Issuer, and (3) continuing compliance with the applicable provisions of the Code and any applicable Treasury regulations adopted thereunder, the Issuer will qualify as a REMIC.

         (d) An Officers' Certificate complying with the requirements of Section
     11.01 stating that:

             (i) the Issuer is not in Default under the Indenture and that the issuance of the Bonds applied for will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Issuer's Governing Documents or any material indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject, and that all conditions precedent provided in the Indenture relating to the authentication and delivery of the Bonds applied for have been complied with,

             (ii) the Issuer is the owner of each Certificate securing such Series, has not assigned any other interest or participation in any such Certificate (or, if any such interest or participation has been assigned, it has been released) and has the full right to Grant such Certificate to the Trustee,

             (iii) the information set forth in the Schedule of Certificates attached as Schedule A to the Terms Indenture for such Series with respect to each such Certificate is correct,

             (iv) the Issuer has Granted to the Trustee all of its right, title, and interest in each such Certificate,

             (v) each such Certificate constitutes a FNMA Certificate, a GNMA Certificate, a FHLMC Certificate, a Non-Agency Certificate or a Conventional Certificate, respectively, as such terms are defined in
         Section 1.01 and such Certificates, in the aggregate, satisfy the requirements of subsection (f) below, and

             (vi) attached thereto is a true and correct copy of a letter signed by the Rating Agency or Agencies for such Series (or other evidence satisfactory to the Trustee) confirming that the Bonds of the new Series have been rated in the Required Rating Category by such Rating Agency or Agencies.

         (e) A certificate, addressed to the Trustee and complying with the requirements of Section 11.01, of a firm of Independent Accountants of recognized national reputation to the effect that:

             (i) they have performed the following procedures (which need not constitute an examination in accordance with generally accepted auditing standards):

                 (A) they have read the Schedule of Certificates attached as
             Schedule A to the related Terms Indenture, and, if applicable, the list of FHLMC Certificates covered by the agreement of FHLMC with respect to such Certificates that is to be delivered pursuant to clause (i) of subsection (k) below, examined each Certificate listed thereon, and compared the pool number, original principal amount, maturity date and coupon rate set forth in each such Certificate to the corresponding item in such Schedule of Certificates, and in the case of any FHLMC Certificates, if applicable, to the corresponding item in the related agreement of FHLMC; provided, however, that in the case of a Certificate that is issued in book-entry form, they have reviewed the pool number, original principal amount and coupon rate set forth in the confirmation form provided by the Person on whose books ownership records are being maintained pursuant to the related Terms Indenture;

                  (B) they computed the principal balance of each Certificate as of the date as of which such balances are set forth in such Schedule of Certificates, and with respect to Certificates that are issued in book-entry form, they confirmed the maturity dates of each such certificate, in each case using a pool balance and factor reference source (specified in such certificate) for each Certificate other than any Conventional Certificates and using information furnished by the related Conventional Certificate Servicer for each Conventional Certificate (such information shall comply with any requirements with respect thereto set forth in the related Terms Indenture);

                  (C) they compared the principal balance computed by them for each such Certificate as described in paragraph (B) above to the principal balance thereof shown on such Schedule of Certificates;

                  (D) they examined each other asset, if any, included in any
             Bond Value Group and compared (to the extent applicable) the principal amount, interest rate and maturity date thereof to the information with respect to such asset set forth in the related Terms Indenture;

                  (E) using the formula and methodology specified in the
             definition of "Bond Value" in the related Terms Indenture, they calculated the aggregate of the Bond Values for all of the Bond Value Groups and compared the total of the Bond Values for each Bond Value Group calculated by the Issuer to the aggregate of the Bond Values calculated by them for such Bond Value Groups and compared the aggregate Bond Value calculated by them to the aggregate initial principal amount of the Bonds proposed to be authenticated and delivered;

                  (F) in accordance with the provisions of Section 1.02, they computed the amount of cash which will be deposited in the Collection

             Account during each Due Period (or on or prior to the Payment Date immediately following the end of each such Due Period) as a result of:

                      (1) the Distributions due and payable on such Certificates during each such Due Period,

                      (2) the amount, if any, to be deposited in the Collection
                  Account on the Closing Date pursuant to clause (g) below,

                      (3) the amounts, if any, of the Bond Value Related
                  Shortfalls available to be withdrawn from the Debt Service Reserve Fund and deposited in the Collection Account on or prior to the Payment Date immediately following the end of each such Due Period, and

                      (4) all other amounts, if any, available for such purpose
                  and required hereby or by the related Terms Indenture to be deposited in the Collection Account on or prior to the Payment Date immediately following the end of each such Due Period;

                  (G) in accordance with Section 1.02, they computed the income which can be earned and deposited in the Collection Account in each Due Period through the reinvestment of each of the amounts described in paragraph (F) above;

                  (H) if applicable to such Series, they computed the Bond Value
             Related Shortfall, if any, for each month for each Due Period and of the amount required to be deposited by the Issuer on the Closing Date in the Debt Service Reserve Fund with respect to such Bond Value Related Shortfalls pursuant to subsection (h) below;

                  (I) they computed the Requisite Amount of the Reserve Fund, the FHLMC Reserve Amount and the required amount of the Special Reserve (to the extent each such amount is applicable to such Series) and of the amounts, if any, required to be deposited by the Issuer on the Closing Date in the Reserve Fund, Debt Service Reserve Fund or Special Reserve Fund in respect of such amounts; and

                  (J) on the assumption that the aggregate of the amounts
             computed by them pursuant to paragraphs (E) through (I) above is the aggregate of the amounts of Distributions, Bond Value Related Shortfalls, Reinvestment Income and other amounts, if any, that will actually be deposited in the Collection Account in each Due Period and that such amounts are applied, in accordance with the terms hereof and of the related Terms Indenture, to payments of principal of and interest on the Bonds proposed to be authenticated and delivered, they computed the amounts of principal of and interest on such Bonds which would be payable on each Payment Date for such Bonds (in the case of a Series of

             Bonds subject to Special Redemption, such calculations may be based upon the assumption that Bonds are redeemed on any one or more Special Redemption Dates); and

             (ii) based upon the above-specified procedures, nothing has come to such firm's attention which causes it to believe that:

                  (A) the information set forth on the Schedule Certificates which was read by them as described in paragraphs (i)(A) and (i)(C) above did not accurately reflect the term of each Certificate listed on such Schedule of Certificates (subject to the accuracy of the pool factors set forth in the reference source used by them, or, in the case of any Conventional Certificates, provided them by the related Conventional Certificate Servicer) or that the information with respect to any other assets included in a Bond Value Group that is set forth in the related Terms Indenture which was read by them as described in paragraph (i)(D) above accurately did not reflect the terms of such assets;

                  (B) the aggregate of the Bond Values for each Bond Value Group calculated by the Issuer exceeds the aggregate of the Bond Values for all of the Bond Value Groups calculated by them in accordance with the terms of such Terms indenture and the aggregate of the Bond Values calculated by them for all such Bond Value Groups is less than the aggregate initial principal amount of the Bonds proposed to be authenticated and delivered;

                  (C) the Issuer's calculations of the aggregate of the amounts described in clauses (i)(F) and (i)(G) above and of each amount described in clauses (i)(H) through (i)(J) above do not agree with the results of their calculations of such amounts or are not mathematically correct;

                  (D) for each Due Period, the aggregate of the amounts
             described in clauses (i)(F) and (i)(G) above as calculated by the Issuer and as computed by them do not exceed the aggregate amount of principal of and interest on such Bonds payable on the following Payment Date (and, if applicable, an each Special Redemption Date within such Due Period), as set forth in the Issuer's calculations of the amounts described in clause (i)(J) above and in their calculations of such amounts;

                  (E) the Issuer's calculations of the amounts described in
             clause (i)(J) above did not indicate that the aggregate of the principal amounts of each Class of such Bonds payable on each Principal Payment Date (and, if applicable, on any Special Redemption Date) is an amount sufficient to repay the entire principal amount of each such Class on or before the Stated Maturity of its final installment of principal.

                  For purposes of the foregoing clause (ii)(D), each Class of
             Bonds which bears interest at a floating rate determined pursuant to guidelines set forth in the related Terms Indenture shall be assumed to bear interest during each interest payment period for which the interest rate is determined pursuant to such floating rate guidelines at the highest rate possible under such guidelines. If the Trust Estate for the Bonds of a Series includes Non-Agency Certificates, the certificate required by this Section 2.12(e) shall also provide that the procedures set forth in Section 2.12(e)(i) were performed, and the statements set forth in Section 2.12(e)(ii) shall be made, with respect to the Non-Agency Certificates, as if they were Bonds, and the Certificates backing such Non-Agency Certificates.

             (f) The Certificates pledged by the Issuer as collateral to secure the Bonds, or, in the case of Uncertificated Certificates, Advice issued for each such Uncertificated Certificate by the Person in whose name such Uncertificated Certificate is registered, in each case as listed on Schedule A to the applicable Terms Indenture; such Certificates

                 (i) shall have

                     (A) aggregate Bond Value at least equal to the initial
                 principal amount of the Bonds proposed to be authenticated and delivered,

                     (B) aggregate scheduled Distributions in each Due Period
                 which, together with (1) the amount, if any, to be deposited in the Collection Account on the Closing Date pursuant to clause
                 (g) below, (2) the amounts, if any, of the Monthly Payment Deficits with respect to GPM Mortgage Certificates available to be withdrawn from the Debt Service Reserve Fund and deposited in the Collection Account on or prior to the Payment Date immediately following the end of each such Due Period, (3) the amounts, if any, of the Bond Value Related Shortfalls with respect to such Certificates available to be withdrawn from the Debt Service Reserve Fund and deposited in the Collection Account on or prior to the Payment Date immediately following the end of each such Due Period, (4) income that can be earned from the reinvestment of Distributions and all other amounts receivable with respect to the assets securing such Series, computed in accordance with subsection (e)(i)(G) and (5) all other amounts, if any, available for such purpose and required by the Indenture and the related Terms Indenture to be deposited in the Collection Account on or prior to the Payment Date immediately following the end of each such Due Period are sufficient, when applied, in accordance with the terms of the Indenture, to payments on principal of and interest on the Bonds, (under the maximum Bond Interest Rate Assumption if such Series of Bonds includes a Class or Classes of Floating Interest Rate Bonds,)

                         (1) to pay on each Payment Date for such Series (after
                     giving effect, if applicable, to any Special Redemption of such Bonds on any Special Redemption Date during the immediately

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


                     preceding Due Period) all interest then due and payable on the Bonds proposed to be authenticated and delivered, and

                         (2) to pay the entire principal amount of each Class of
                     such Bonds on or prior to the Stated maturity of the final installment of principal thereof,

                 (ii) shall otherwise satisfy each of the requirements
             established for such Certificates in the related Terms Indenture,

                 (iii) shall have been registered in the name of the Trustee or a Qualified Trustee Nominee; provided that the Issuer may, at its sole option, instead request the Trustee to cause all of such Certificates to be so registered promptly following the Closing Date for such Series, in which event such Certificates shall be accompanied by such powers and shall otherwise be in such form as shall permit the registration thereof in the name of the Trustee or a Qualified Trustee Nominee without the taking of any further action other than presentation for registration of transfer and payment of the applicable fees in connection therewith. (The Trustee, by its acceptance of such Certificates, shall be deemed to have agreed to present them for registration of transfer no later than the opening of business on the last Business Day of the Month of Closing and to pay the applicable transfer fees, subject to its right of reimbursement under Section 6.07), and, provided further that in the case of Uncertificated Certificates the Issuer shall have taken such actions to effect the Grant thereof to the Trustee as are specified in the related Terms Indenture, and

                 (iv) with respect to Conventional Certificates securing a
             Series to which a REMIC election is to be made according to the related Terms Indenture, shall be issued pursuant to a Pooling and Servicing Agreement that requires (A) that any "foreclosure property" within the meaning of section 860G(a)(8) of the Code, acquired pursuant to such Pooling and Servicing Agreement shall be disposed of on or before the earlier of (1) two years after such acquisition or such later date as determined by application to the Secretary of the Treasury under Section 856(e)(3) of the Code, or
             (2) the date set forth in Section 856(e)(4) of the Code, (B) that no mortgage loan may be withdrawn from the related mortgage pool except upon substitution of "qualified replacement mortgages" within the meaning of Section 860(G)(a)(4) of the Code, and (C) that no mortgage loan may be deposited into the related mortgage pool unless such mortgage will constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, unless, with respect to subclauses (A), (B) or (C) of this clause (iv), the Trustee is furnished with a Non-Disqualification Opinion.

In determining whether the Certificates described in Schedule A to the applicable Terms Indenture satisfy the requirements of subsections (i) and (ii) above, the Trustee is entitled to rely conclusively on the certificate or opinion of the Independent Accountants delivered under Section 2.12(e) hereof.

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


         (g) Cash in the amount, if any, required by the terms of the related Terms Indenture to be deposited in the Collection Account for such Series and held by the Trustee and applied in accordance with Section 8.02.

         (h) If the related Terms Indenture provides for withdrawals from the Debt Service Reserve Fund with respect to Monthly Payment Deficits on any GPM Mortgage Certificates securing such Series, cash, Eligible Investments or (if permitted by the related Terms Indenture) a Qualified Letter of Credit which shall be held and applied by the Trustee in accordance with Section 8.03 and which:

             (i) in the case of cash, shall be in an amount which, together with Available Reinvestment Income, if any, at the Assumed Reinvestment Rate, shall provide on each Principal Reduction Date or Payment Date for such Bonds, whichever is applicable, an amount sufficient to satisfy the requirements of the related Terms Indenture with respect to such Monthly Payment Deficits,

             (ii) in the case of Eligible Investments, shall be in such aggregate amount and have such principal and interest payment dates that the aggregate amounts of principal and interest receivable with respect thereto, together with Available Reinvestment Income, if any, at the Assumed Reinvestment Rate, shall provide on each Principal Reduction Date or Payment Date for such Bonds, whichever is applicable, an amount sufficient to satisfy the requirements of the related Terms Indenture with respect to such Monthly Payment Deficits, and

             (iii) in the case of a Qualified Letter of Credit, shall provide an aggregate amount available for drawing thereunder equal to the aggregate of all such Monthly Payment Deficits and shall permit drawings thereunder at such times and in such amounts as shall provide on each Principal Reduction Date or Payment Date for such Bonds, whichever is applicable, an amount sufficient to satisfy the requirements of the related Terms Indenture with respect to such monthly Payment Deficits.

If any combination of cash, Eligible Investments and a Qualified Letter of Credit is delivered pursuant to this subsection (h), then the adequacy thereof under clauses (i) through (iii) above shall be measured in the aggregate. The Trustee shall be entitled to conclusively rely on the certificate or opinion of the Independent Accountants delivered under Section 2.12(e) above as to the adequacy of the deposits made under this Section 2.12(h).

     (i) If for any period there are Bond Value Related Shortfalls with respect to such Series, cash, Eligible Investments or (if permitted by the related Terms Indenture) a Qualified Letter of Credit which shall be held and applied by the Trustee in accordance with Section 8.03 and which:

         (i) in the case of cash, shall be in an amount which, together with Available Reinvestment Income, if any, at the Assumed Reinvestment Rate, shall provide on each Principal Reduction Date or Payment Date for such Bonds, whichever is applicable, an

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


     amount sufficient to satisfy the requirements of the related Terms Indenture with respect to such Bond Value Related Shortfalls,

         (ii) in the case of Eligible Investments, shall have such Future Values sufficient to provide on each Principal Reduction Date or Payment Date for such Bonds, whichever is applicable, an amount sufficient to satisfy the requirements of the related Terms Indenture with respect to such Bond Value Related Shortfalls, and

         (iii) in the case of a Qualified Letter of Credit, shall provide an aggregate amount available for drawing thereunder equal to the aggregate of all such Bond Value Related Shortfalls and shall permit drawings thereunder at such times and in such amounts as shall provide on each Principal Reduction Date or Payment Date for such Bonds, whichever is applicable, an amount sufficient to satisfy the requirements of the related Terms Indenture with respect to such Bond Value Related Shortfalls.

If any combination of cash, Eligible Investments and a Qualified Letter of Credit is delivered pursuant to this subsection (i), then the adequacy thereof under clauses (i) through (iii) above shall be measured in the aggregate. The Trustee shall be entitled to conclusively rely on the certificate or opinion of the Independent Accountants delivered under Section 2.12(e) above as to the adequacy of the deposits made under this Section 2.12(i).

     (j) If there is a Reserve Fund and/or Special Reserve Fund for such Series, cash, Eligible investments or (if permitted by the related Terms Indenture) a Qualified Letter of Credit or any other assets specified in or permitted by the related Terms Indenture in the respective amounts, if any, required by the terms of the related Terms Indenture to be maintained in the Reserve Fund and/or Special Reserve Fund for such Series and held by the Trustee and applied in accordance with Section 8.04 or Section 8.05.

     (k) If such Series is secured by any FHLMC Certificates , unless otherwise provided in the related Terms Indenture, either (i) an agreement of FHLMC providing a guaranty of timely payment of scheduled principal payments on the mortgage loans underlying such FHLMC Certificates, which agreement shall in form and substance be satisfactory to the Rating Agencies rating the Bonds of such Series (the issuance of a rating of such Bonds shall be conclusive evidence that such FHLMC agreement is satisfactory to the Rating Agency which issued such rating); or (ii) cash, Eligible investments or (if permitted by the related Terms Indenture) a Qualified Letter of Credit in an aggregate amount equal to the FHLMC Reserve Amount and to be applied in accordance with the related Terms, Indenture.

     (l) If there is an Expense Fund for such Series, cash or Eligible Investments in the amount specified in the related Terms Indenture.

     (m) If such Series is secured by any Conventional Certificates, such certificates, insurance policies, surety bonds, instruments, opinions or other documents as may be required by the term of the Terms Indenture creating such Series.

     (n) If such Series is directly insured, guaranteed or otherwise backed, the Guaranty Agreement for such Series.

                                      -72-
f

     (o) If the Issuer is a trust, an executed counterpart of the Deposit Trust Agreement.

     (p) An Issuer Order or Orders appointing the Independent Accountants pursuant to Section 8.09 and the Independent Person referred to in clause (q) of this Section 2.12.

     (q) A certificate of an Independent Person appointed by an Issuer Order, whose regular business activity includes valuing securities similar to the Certificates securing such Series, as to the fair market value of such Certificates, which determination of fair market value shall, unless otherwise provided in the related Terms Indenture, be based upon generally available market quotations as of a date not earlier than three Business Days prior to the related Closing Date; provided, however, that the certificate of Independent Person need not be delivered with respect to a Series which is secured by Certificates consisting solely of GNMA Certificates.

     (r) Such other documents, certificates, instruments or opinions as may be required by the terms of the Terms Indenture creating such Series of Bonds.

     SECTION 2.13 Book Entry Bonds.

     Unless provided otherwise in the related Terms Indenture, each Class of Principal Priority Bonds shall, and any other Class of any Series, may, if specified in the related Terms Indenture, be issued initially as a single certificate in the name of a Clearing Agency maintaining book entry records with respect to ownership and transfer of such Bonds, or its nominee, or a custodian bank of such Clearing Agency, or its nominee, and registration of such Bonds may not be transferred by the Trustee or Bond Registrar except under the conditions, if any, described in the related Terms Indenture. In such case, the Trustee shall deal with the Clearing Agency and Clearing Agency Participants as representatives of the Beneficial Owners of such Bonds for purposes of exercising the rights of Bondholders hereunder, as provided in the related Terms Indenture. Requests and directions from, and votes of, such representatives shall not be deemed to be inconsistent if they are made with respect to different Beneficial Owners.

     SECTION 2.14 Termination of Book Entry System.

         (a) Except as otherwise provided in the related Terms Indenture, the book entry system through the Clearing Agency with respect to any Class of Book Entry Bonds may be terminated upon the happening of any of the following:

             (i) The Clearing Agency or the Issuer advises the Trustee that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the respective Letter Agreement and the Trustee or the Issuer is unable to locate a qualified successor clearing agency satisfactory to the Trustee and the Issuer;

             (ii) The Issuer, in its sole discretion but with the consent of the Trustee, elects to terminate the book entry system by notice to the Clearing Agency and the Trustee; or

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


             (iii) After the occurrence of an Event of Default (at which time the Trustee shall use its best efforts to promptly notify each Beneficial Owner through the Clearing Agency of such Event of Default when such notice shall be given pursuant to Section 6.02), the Beneficial Owners of a majority in Aggregate Current Principal Amount of the Book Entry Bonds advise the Trustee in writing, through the related Clearing Agency Participants and the Clearing Agency, that the continuation of a book entry system through the Clearing Agency to the exclusion of any Definitive Bond certificates being issued to any person other than the Clearing Agency or its nominee is no longer in the best interests of the Beneficial Owners.

         (b) Upon the occurrence of any event described in subsection (a) above, the Trustee shall use its best efforts to notify all Beneficial Owners, through the Clearing Agency, of the occurrence of such event and of the availability of Definitive Bond certificates to Beneficial Owners requesting the same, in an Aggregate Current. Principal Amount representing the interest of each, making such adjustments and allowances as it may find necessary or appropriate as to accrued interest and previous calls for Redemption or Special Redemption. Definitive Bond certificates shall be issued only upon surrender to the Trustee of the Bond by the Clearing Agency, accompanied by registration instructions for the Definitive Bond certificates. Neither the Issuer nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon issuance of Definitive Bond certificates, all references herein and in the Terms Indenture to obligations imposed upon or to be performed by the Clearing Agency shall cease to be applicable and the provisions relating to Definitive Bonds shall be applicable.

                                   ARTICLE III

                                    COVENANTS

     SECTION 3.01 Payment of Bonds.

     The Issuer will pay or cause to be duly and punctually paid, the principal of (and premium, if any, included in any Redemption Price or Special Redemption Price) and interest, if any, due on the Bonds of each Series in accordance with the terms of such Bonds and the Indenture.

     SECTION 3.02 Maintenance of Office or Agency.

     The Issuer will maintain in the Borough of Manhattan, the City of New York, the State of New York, an office or agency where Bonds of each Series may be presented or surrendered for payment, where Bonds of each Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Bonds and the Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. Until written notice of any change in the location of such office or agency is delivered to the Trustee or if at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the

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


address thereof, Bonds may be so presented or surrendered and such notices may be made or served, at the New York Office and the Issuer hereby appoints the New York Agent as its agent in the City of New York, for the foregoing purposes.

     The Issuer may also from time to time designate one or more other offices or agencies (in or outside the City of New York) where the Bonds of a Series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that (i) no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, the State of New York for the purposes set forth in the preceding paragraph,
(ii) presentations or surrenders of Bonds for payment may be made only in the City of New York, the State of New York and (iii) any designation of an office or agency for payment of Bonds shall be subject to Section __.03. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     SECTION 3.03 Money for Bond Payments to be Held in Trust.

     All payments of amounts due and payable with respect to any Bonds which are to be made from amounts withdrawn from the related Collection Account pursuant to Section 8.02(c) or Section 5.08 shall be made on behalf of the Issuer by the Trustee or by a Paying Agent, and no amounts so withdrawn from a Collection Account for payments of Bonds shall be paid over to the Issuer except as provided in this Section 3.03 or in Section 5.08.

     Whenever the Issuer shall have a Paying Agent other than the Trustee, it will, on or before the Business Day next preceding each Payment Date, Special Redemption Date and Special Payment Date for each Series of Bonds, direct the Trustee to deposit with such Paying Agent an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Collection Account for such Series), such sum to be held in trust for the benefit of the Persons entitled thereto. Any moneys deposited with a Paying Agent in excess of an amount sufficient to pay the amounts then becoming due on the Bonds with respect to which such deposit was made shall, upon Issuer Order, be paid over by the Paying Agent to the Trustee for application in accordance with Article VIII.

     Any Paying Agent shall be appointed by Issuer Order. The Issuer shall not appoint any Paying Agent (other than the Trustee) which is not, at the time of such appointment, a depository institution or trust company whose obligations would be Eligible Investments pursuant to clause (ii)(A) of the definition of the term "Eligible Investments". The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

         (1) allocate all sums received for payment to the Holders of Bonds of each Series for which it is acting as Paying Agent on each Payment Date, Special Redemption Date and Special Payment Date among such Holders in the proportion specified in the applicable Payment Date Statement, Special Redemption Date Statement and Special Payment Date Statement, as the case may be, in each case to the extent permitted by applicable law;

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


         (2) hold all sums held by it for the payment of amounts due with respect to the Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

         (3) if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Bonds if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

         (4) give the Trustee notice of any Default by the issuer (or any other obligor upon the Bonds) in the making of any payment required to be made with respect to any series of Bonds for which it is acting as Paying Agent;

         (5) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

         (6) comply with all requirements of the Code and all regulations thereunder, with respect to the withholding from any payments made by it on any Bonds of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith. With respect to withholding and reporting requirements applicable to the calculation of original issue discount, if any, accrual of market discount if any, or amortization of bond premium, if any, on any Class of Bonds the Issuer shall timely furnish the applicable calculations to each Paying Agent.

     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of the Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Except as otherwise required by applicable law, any money held by the Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Bond and remaining unclaimed for one year after such amount has become due and payable to the Holder of such Bond (or, if earlier, three months prior to the date on which such amount would escheat to a governmental entity under applicable law) shall be discharged from such trust and paid to the Issuer; and the Holder of such Bond shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease. The Trustee may adopt and employ, at the expense of the Issuer, any reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Bonds have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Trustee or any Agent, at the last address of record for each such Holder).

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


     SECTION 3.04 Existence.

         (a) In the event the Issuer is a corporation, except as otherwise permitted in Section 3.08(g), the Issuer will keep in full effect its existence, rights and franchises as a corporation under the laws of its jurisdiction of organization (unless it becomes reorganized under the laws of any other jurisdiction or the United States of America), and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Bonds or any of the Certificates.

         (b) Any corporation into which the Owner Trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which such Owner Trustee hereunder shall be a party, shall be the successor Owner Trustee under the Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which any such Owner Trustee may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding;

             (iii) Any successor to the Owner Trustee appointed pursuant to the Deposit Trust Agreement shall be the successor Owner Trustee under the Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto; and

             (iv) Upon any consolidation or merger of or other succession to the Owner Trustee in accordance with this Section 3.04, the Person formed by or surviving such consolidation or merger (if other than the Issuer) or the Person succeeding to the Owner Trustee under the Deposit Trust Agreement may exercise every right and power of, the Owner Trustee, on behalf of the Issuer, under the Indenture with the same effect as if such Person had been named as the Owner Trustee herein.

     SECTION 3.05 Protection of Trust Estate.

     The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance, and other instruments, and will take such other action as the Trustee deems necessary or advisable to

         (a) Grant more effectively all or any portion of a Trust Estate,

         (b) maintain or preserve the lien of the Indenture or carry out more effectively the purposes hereof,

         (c) perfect, publish notice of, or protect the validity of, any Grant made or to be made by the Indenture,

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


         (d) enforce any of the Certificates, or

         (e) preserve and defend title to the Trust Estate and the rights of the Trustee, and of the Bondholders of the Series secured thereby, in such Trust Estate against the claims of all persons and parties.

The Issuer hereby designates the Trustee, its agent and attorney-in-fact to execute, upon the Issuer's failure to do so, any financing statement, continuation statement or other instrument required pursuant to this Section 3.05; provided, however, that such designation shall not be deemed to create a duty in the Trustee to monitor the compliance of the Issuer with the foregoing covenants and provided further that the duty of the Trustee to execute any instrument required pursuant to this Section 3.05 shall, arise only if a Responsible Officer assigned to the Trustee's Corporate Trust Department has actual knowledge of any failure of the Issuer to comply with the provisions of this Section 3.05 or if written notice of such failure is received by such Trustee at the Corporate Trust Office, and such notice references the Bonds, the Issuer, the Trust Estate or the related Terms Indenture.

     SECTION 3.06 Opinions as to Trust Estate.

     On or before February 15, in each calendar year, beginning with the first calendar year commencing after the year in which the Closing Date for a series occurs, the Issuer shall furnish to the Trustee an opinion of Counsel either stating that (i) in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and re-filing of the Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by the Indenture with respect to the Trust Estate for such Series and reciting the details of such action, or (ii) in the opinion of such counsel, no such action is necessary to maintain such lien and security interest. Such opinion of Counsel shall also describe the recording, filing, re-recording and re-filing of the Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of the Indenture with respect to the Trust Estate for such Series until February 15 in the following calendar year.

     The Trustee shall not remove any portion of any Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date the most recent Opinion of Counsel was delivered pursuant to this Section 3.06 (or from the jurisdiction which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 2.12(c), if no opinion of Counsel has yet been delivered pursuant to this Section 3.06) or cause or permit any change of registration or recordation of any portion of the Trust Estate that consists of Uncertificated Certificates from the registration and recordation as of such date or cause or permit any portion of the Trust Estate that consists of book entry securities other than Uncertificated Certificates to be recorded on the books of a Person located in a different jurisdiction from the jurisdiction in which such ownership or pledge was recorded at such date unless, in any such case, the Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by the Indenture with

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


respect to such property will continue to be maintained after giving effect to such action or actions.

     SECTION 3.07 Performance of Obligations.

     The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any instrument included in a Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument, except as expressly provided in the Indenture or other instrument.

     The Issuer may contract with or otherwise obtain the assistance of other Persons (including, without limitation, the Manager under any management agreement entered into by the Owner Trustee in respect of action to be taken by an Issuer that is a trust) to assist it in performing its duties hereunder and any performance of such duties (other than the delivery of Officers' Certificates of the Issuer and Issuer Orders and Issuer Requests) by a Person identified to the Trustee in an Officers' Certificate of the Issuer shall be deemed to be action taken by the Issuer.

     SECTION 3.08 Negative Covenants.

     The Issuer will not:

         (a) sell, transfer, exchange or otherwise dispose of any portion of the Trust Estate except as expressly permitted elsewhere by the Indenture and except that the Issuer may transfer all or any portion of its assets to a trust of which it owns substantially all of the beneficial interest as of the date of such transfer provided that:

             (i) the transferee trust shall be a trust organized under the laws of the United States or any state thereof;

             (ii) the transferee trust shall expressly assume by an indenture supplemental hereto all of the obligations of the Issuer hereunder;

             (iii) the consummation of such transfer shall not result in the lowering of any rating of the Outstanding Bonds of any Series of Bonds; and

             (iv) immediately after consummation of such transfer no Default or Event of Default shall exist with respect to any Series;

         (b) claim any credit on, or make any deduction from, the principal of, or interest on, any of the Bonds by reason of the payment of any taxes levied or assessed upon any part of the Trust Estate;

         (c) engage in any business or activity other than in connection with or relating to the issuance of Bonds pursuant to the Indenture and the Governing Documents;

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


         (d) as to the issuance of bonds under any other indenture, issue any such bonds unless such bonds have been rated by each Rating Agency rating any Series of Outstanding Bonds of the Issuer in a category that is at least as high as the Required Rating Category of each such Series;

         (e) incur, assume or guaranty any indebtedness of any Person, except for such indebtedness as may be incurred by the Issuer in connection with the issuance of Bonds pursuant to the Indenture or as permitted under clause (d) above or indebtedness which, if consisting of indebtedness other than Bonds or indebtedness permitted under clause (d) above, (i) shall either be (1) subordinate to the Bonds or (2) secured by collateral other than the Trust Estate and to which the creditor with respect to such indebtedness has recourse only to such collateral and not to any other assets of the Issuer and (ii) shall provide that the holder thereof may not file a petition in any bankruptcy or insolvency Proceeding with respect to the Issuer until not less than 91 days after payment in full of all Outstanding Bonds issued pursuant to the Indenture;

         (f) liquidate in whole or in part, or dissolve and terminate;

         (g) merge or consolidate with any corporation or other Person, except that the Issuer (if FAIC is the Issuer) may merge or consolidate with an Affiliate of the Issuer; any such merger or consolidation with another Affiliate of the Issuer to be subject to the following conditions:

             (i) the surviving or resulting entity shall be a corporation organized under the laws of the United States or any state thereof;

             (ii) the surviving or resulting corporation (if other than the Issuer), shall expressly assume by an indenture supplemental hereto all of the obligations of the Issuer hereunder;

             (iii) the consummation of such merger or consolidation shall not result in the lowering of any rating of the Outstanding Bonds of any Series by the Rating Agency that rated the initial Series of Bonds; and

             (iv) immediately after consummation of the merger or consolidation no Default or Event of Default shall exist with respect to any Series;

         (h) permit the validity or effectiveness of the Indenture or any Grant hereunder to be impaired, or permit the lien of the Indenture to be amended, hypothecated, subordinated, terminated or discharged with respect to any Series, or permit any Person to be released from any covenants or obligations with respect to any Series under the Indenture, except as may be expressly permitted hereby or by any Terms Indenture;

         (i) permit any lien, charge, security interest, mortgage or other encumbrance (other than the lien of the Indenture or any Permitted Encumbrance) to be created on or extend to or otherwise arise upon or burden the Trust Estate for any Series or any part thereof or any interest therein or the proceeds thereof;

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         (j) permit the lien of the Indenture not to constitute a valid first priority security interest in the Trust Estate securing any Series; or

         (k) issue any Series of Bonds which would have the effect of lowering the ratings on any outstanding Series of Bonds.

     SECTION 3.09 Successor Substituted.

     In the event FAIC is the Issuer, upon any consolidation or merger in accordance with Section 3.08(g), the person resulting from or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of the Issuer under the Indenture with the same effect as if such Person had been named as the Issuer herein. Promptly upon the occurrence of any such succession, such Person shall give notice thereof to the Trustee.

     SECTION 3.10 Annual Statement as to Compliance.

     On or before 120 days after the end of the first fiscal year of the Issuer which ends more than three months after the Closing Date for a Series, and each fiscal year thereafter, the Issuer shall deliver to the Trustee (a) a written statement with respect to the Series, signed by its Chairman or President or a Vice President and by its Treasurer or an Assistant Treasurer or its Comptroller or an Assistant Comptroller, (if the Issuer is a corporation), or (b) an Officers' Certificate of the Owner Trustee (if the Issuer is a trust), stating in each such case, as to each signer thereof, that

         (a) a review of the activities of the Issuer during such year and of performance under the Indenture have been made under such officer's supervision; and

         (b) to the best of such officer's knowledge, based on such review, the Issuer has fulfilled all its obligations under the Indenture throughout such year, or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default known to such officer and the nature and status thereof.

For purposes of this Section 3.10, the fiscal year of the Issuer shall be December 31.

     SECTION 3.11 Amendments.

     The Trustee shall consent to any amendment of the Governing Documents of the Issuer which does not conflict with the provisions of this Article III and, with the consent of the Holders of 66-2/3% of the then Aggregate Current Principal Amount of the Bonds, to any amendment thereof which does so conflict. The Trustee shall be entitled to rely on an opinion of Counsel in consenting to any such amendment.

     SECTION 3.12 Covenants of the Issuer.

     All covenants in the Indenture of each Issuer that is a trust are covenants of the Issuer and are not covenants of the Owner Trustee in its individual capacity. In no case whatsoever shall the Bank or any successor Owner Trustee under the related Deposit Trust Agreement be

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personally liable on, or for any loss in respect of, any of the statements, representations, warranties or obligations of the Issuer under the Indenture, as to all of which the Trustee and Bondholders may look solely to the property of the Issuer.

     SECTION 3.13 Contribution of Assets.

     Except as otherwise provided in the related Terms Indenture, if an election has been made or will be made to treat the Trust Estate securing the Series or the Issuer as a REMIC, following the Closing Date, the Issuer will not contribute nor shall the Trustee accept any contribution of additional assets to the Trust Estate unless the Trustee receives a Non-Disqualification Opinion with respect thereto.

     SECTION 3.14 Notice of Event of Default.

     The Issuer will deliver to the Trustee, within five (5) Business Days after becoming aware of the occurrence thereof, written notice of any Event of Default, other than an Event of Default arising pursuant to Sections 5.01(a) or 5.01(b) hereof.

     SECTION 3.15 Further Assurances and OID Certificates.

     The Issuer shall promptly deliver to the Trustee additional Officers' Certificates continuing such further assurances as the Trustee may reasonably request including, but not limited to, any calculations of original issue discount for purposes of any reporting requirements as to which the Trustee may have to comply for federal income or other tax purposes.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

     SECTION 4.01 Satisfaction and Discharge of Indenture.

     Whenever the following conditions shall have been satisfied with respect to a Series:

         (a) either

             (i) all Bonds of such Series theretofore authenticated and delivered (other than (A) Bonds which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08, and (B) Bonds for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Trustee for cancellation; or

             (ii) all Bonds of such Series not theretofore delivered to the Trustee for cancellation (including any Book Entry Bonds)

                  (A) have become due and payable, or

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


                  (B) will become due and payable at the Stated Maturity of
             their principal within one year, or

                  (C) are to be called for redemption within one year under
             arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer,

         and the Issuer, in the case of clauses (A), (B) or (C) above, has delivered to the Trustee a Non-Disqualification opinion relevant to such actions, and in the case of clause (A) above, has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, and, in the case of clauses (B) and (C) above, has deposited or caused to be deposited in trust with the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, an amount of cash sufficient (in the case of clauses (B) and (C) above, without regard to investment or reinvestment thereof) to pay and discharge the entire indebtedness on such Bonds not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest through the Interest Accrual Period for the Stated Maturity of their principal or for the Redemption Date (if such Bonds shall have been called for redemption pursuant to Section 10.01), as the case may be, and in the case of Bonds which were not paid at their Stated Maturity, for all overdue principal and all interest payable on such Bonds to the next succeeding Special Payment Date therefor and if such Bonds have been called for Redemption pursuant to Article X, the Trustee shall have received from the Issuer irrevocable instructions to give notice of Redemption of such Bonds on the Redemption Date and to apply said monies to the payment of the Bonds on the Redemption Date;

         (b) the Issuer has paid or caused to be paid all other sums, including all sums payable pursuant to Section 6.07 hereunder by the Issuer with respect to such Series;

         (c) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for the satisfaction and discharge of the indenture with respect to such Series have been complied with; and

         (d) the Trustee shall have received such other documents and assurances as the Trustee may reasonably request;

then, upon Issuer Request (but subject to Section 4.04 of the Indenture) the Indenture and the related Terms Indenture and the lien, rights and interests created hereby and thereby shall cease to be of further effect, except as hereinafter provided with respect to such Series, and the Trustee and each co-trustee and separate trustee, if any, then acting as such hereunder shall, at the expense of the Issuer, execute and deliver all such instruments as may be necessary to acknowledge the satisfaction and discharge of the Indenture and the related Terms Indenture to the extent effected under this Article IV and the related Terms Indenture with respect to such Series and shall pay, or assign or transfer and deliver all cash, securities and other property held

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


by it as part of the Trust Estate for such Series remaining after satisfaction of the conditions set forth in clauses (i) and (ii) above to the Residual Payee.

     In the absence of an Issuer Request, the payment of all Outstanding Bonds of all Series shall not render the Indenture inoperative or prevent the Issuer from issuing additional Series of Bonds from time to time thereafter as herein provided.

     Notwithstanding the satisfaction and discharge of the Indenture with respect to a Series, the obligations of the Issuer to the Trustee under Section
6.07 and under any reporting or notice requirements or provisions, and the obligations of the Trustee to the Bondholders of such Series under Sections 3.03 and 4.02, and the obligation of the Trustee, if any, to determine and publish notices of the rates to be borne by the Floating Interest Rates Bonds of such Series, if any, the rights, privileges and immunities of the Trustee pursuant to
Article VI and the provisions of Article II with respect to lost, destroyed or mutilated Bonds of such Series and with respect to the registration of transfers of Bonds of such Series shall survive.

     SECTION 4.02 Application of Trust Money.

     All money deposited with the Trustee pursuant to Sections 3.03 and 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Bonds and the Indenture, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee, and to the payment of any amount due to other Persons pursuant to Section 6.07 and 8.02.

     SECTION 4.03 REMIC Termination.

     Except as otherwise provided in the related Terms Indenture, where an election has been made or will be made to treat the Trust Estate securing the Series or the Issuer as a REMIC, unless the Issuer has delivered to the Trustee a Non-Disqualification Opinion with respect to the failure of the Issuer to comply with the requirements of this Section, or unless an Event of Default has occurred under Article V and the consequences of such Event of Default are continuing, the REMIC shall be terminated as follows:

         (i) Within 90 days prior to the time of making of the final payment on the Bonds of such Series (which shall include a final payment by virtue of an election to effect an optional redemption pursuant to Section 10.01 hereof), the Issuer shall adopt (or, if the Issuer does not adopt, shall be deemed to have adopted) a plan of complete liquidation of the REMIC with the consent of the Residual Interest Holders, such consent being deemed to have been given by such Residual Interest Holders by virtue of their acquisition and ownership of the Residual Interest;

         (ii) At or after the time of adoption by the Issuer of the plan of complete liquidation of the REMIC and at or prior to the time of making of the final payment on the Bonds of such Series, the Issuer shall instruct the Trustee to sell all of the Trust Estate (except for (a) cash on hand and (b) any asset, including the Certificates, which pursuant to the terms of the instrument evidencing such asset will be fully converted solely into cash before the final payment of such Bonds) for cash; and

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         (iii) At the time of making of the final payment on the Bonds of such
     Series, all cash on hand (other than cash retained to meet claims) shall be distributed or credited to the Residual Interest Holders and the REMIC shall terminate at that time.

     SECTION 4.04 Reinstatement

     If the Trustee or any Paying Agent is unable to apply any money in accordance with Sections 4.01 and 4.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under the Indenture and the Bonds shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money or obligations in accordance with Sections 4.01 and 4.02; provided, however, that if the Issuer has made payment of interest on or principal of any of the Bonds because of the reinstatement of its obligations, the Issuer shall be subrogated to the Holders of the Bonds to receive such payment from the money or obligations held by the Trustee or such Paying Agent.

                                    ARTICLE V

                              DEFAULTS AND REMEDIES

     SECTION 5.01 Event of Default.

     "Event of Default", wherever used herein, means, with respect to a Series of Bonds issued hereunder, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) If the Issuer shall default in the payment of any principal on any Bond of that Series when due; or

         (b) if the Issuer shall default in the payment of any interest on any Bond of that Series and such default shall continue for a period of ten days; or

         (c) if the Issuer shall default in the due observance of any of clauses
     (a) through (j) of Section 3.08 or the provisions of Section 10.01 relating to Redemptions of Bonds of that Series; or

         (d) if the Issuer shall default in the due observance or performance of any other of its covenants in the Indenture, and if any of the foregoing Defaults shall continue for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of Bonds representing at least 25% of the then Aggregate Current Principal Amount of the Bonds of that Series, a written notice specifying such Default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

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


         (e) if any representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered pursuant here to or in connection herewith with respect to such Series shall prove to be incorrect in any material respect as of the time when the same shall have been made and, within 30 days after there shall have been given, by registered or certified mail, written notice thereof to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of Bonds representing at least 25% of the then Aggregate Current Principal Amount of the Bonds of that Series (with notice also given to the Trustee if the notice is given by Bondholders), the circumstances or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured; or

         (f) the entry of a decree or order for relief by a court having jurisdiction in respect of the Issuer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

         (g) the commencement by the Issuer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any substantial part of its property or the making by the Issuer of an assignment for the benefit of creditors or the failure by the Issuer generally to pay its debts (other than Bonds issued hereunder) as such debts become due or the taking of action by the Issuer in furtherance of any of the foregoing.

     SECTION 5.02 Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default occurs and is continuing with respect to a Series, then the Trustee may, and on request of the Holders of Bonds representing more than 25% of the then Aggregate Current Principal Amount of the Bonds of that Series the Trustee shall, declare all the Bonds of that Series to be immediately due and payable, by a notice in writing to the Issuer (and to the Trustee if given by Bondholders), and upon any such declaration the Aggregate Current Principal Amount of such Bonds together with accrued and unpaid interest, if any, thereon to the date of such acceleration, shall become immediately due and payable.

     At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of Bonds representing more than 50% of the then Aggregate Current Principal Amount of the Bonds of that Series which has been declared due and payable as herein provided, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if

         (a) the Issuer or such Holders have delivered to the Trustee a Non-Disqualification opinion regarding the actions described in this subsection (a), if an

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


     election has been made or will be made to treat the Issuer or the Trust Estate securing the Series as a REMIC, and the Issuer has paid or deposited with the Trustee as sufficient to pay

             (i) all payments of principal, premium, if any, and interest on all Bonds of that Series (including overdue installments of principal and interest, if any, together with the interest on such overdue installments to the extent such interest is lawful) and all other amounts which would then be due hereunder or upon such Bonds if the Event of Default giving rise to such acceleration had not occurred; and

             (ii) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

         (b) all Events of Default in respect to such Series, other than the nonpayment of the principal of Bonds of that Series which have become due solely by such acceleration, have been cured or waived as provided in
     Section 5.15.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

     SECTION 5.03 Collection of Indebtedness and Suits for Enforcement by
Trustee.

     The Issuer covenants that if an Event of Default shall occur and be continuing in respect to any Series of Bonds and the Bonds of such Series have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer will, upon demand of the Trustee, deliver a Non-Disqualification Opinion regarding such actions, if an election has been made or will be made to treat the Issuer or the Trust Estate securing the Series as a REMIC, and will pay to it, for the benefit of the Holders of the Bonds of such Series, (a) the Aggregate Current Principal Amount (including interest accrued and unpaid as of the preceding Payment Date on all Compound Interest Bonds) of all Bonds of such Series; (b) accrued interest through the Designated Interest Accrual Date preceding the date of payment pursuant to such demand, at the respective Bond Interest Rates borne by such Bonds, on the Aggregate Current Principal Amount of all Bonds of such Series and interest on any installment of interest on such Bonds which was not paid at the Stated Maturity of such installment from the date due through the Designated Interest Accrual Date preceding the date of such demand, but only to the extent that payment of such interest on overdue interest shall be legally enforceable, and
(c) in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     Except as otherwise provided in the related Terms Indenture, in the event an election has been made to treat the Trust Estate securing the Series as a REMIC, and in the event that the Issuer makes a payment under this Section 5.03, the provisions of Section 4.03 will apply and the payment by the Issuer will be deemed to be a purchase of the Trust Estate for purposes of Section 4.03. Such purchase will be a purchase of an undivided interest in the Trust Estate which is equal to a fraction, the numerator of which is the amount of the payment and the

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denominator of which is the fair-market value of the Trust Estate as of the date of such purchase, however such fraction shall not exceed one.

     If the Issuer fails to pay such amounts forthwith upon such demand, or if the Issuer shall otherwise default in any payment of principal of, or interest on, any Bonds, the Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Bonds of such Series and collect, out of the property, wherever situated, of the Issuer (subject, however, to Section 5.20) or any such other obligor on such Bonds, the moneys adjusted or decreed to be payable in the manner provided by law.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Bondholders by such appropriate Proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted herein, or enforce any other proper remedy.

     SECTION 5.04 Remedies.

     If an Event of Default shall have occurred and be continuing with respect to a Series of Bonds and the Bonds of such Series have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Trustee may do one or more of the following:

     (a) institute Proceedings for the collection of all amounts then payable on the Bonds of that Series, or under the Indenture in respect to that Series of Bonds, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer (other than from the Trust Estate securing any other Series of Bonds) moneys adjudged due;

     (b) in accordance with Section 5.18, sell the Trust Estate securing the Bonds of that Series or any portion thereof or rights or interest therein, at one or more public or private Sales called and conducted in any manner permitted by law;

     (c) institute Proceedings from time to time for the complete or partial foreclosure of the Indenture with respect to the Trust Estate souring the Bonds of that Series; and

     (d) exercise any remedies of a secured party under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Trustee of the Holders of the Bonds hereunder.

     SECTION 5.05 Optional Preservation of Trust Estate.

     (a) If the Bonds of a Series have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee may, in its sole discretion and to the extent permitted by applicable law, refrain from selling the Trust Estate securing such Series and in such event shall apply all Distributions and other amounts receivable with respect to such Trust Estate to the payment of the principal of and

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


interest on the Bonds of such Series as and when such principal and interest would have become due pursuant to the terms hereof and of such Bonds if there had not been a declaration of acceleration of the maturity of such Bonds, provided that:

         (i) the Trustee shall have determined that the Distributions and other amounts receivable with respect to such Trust Estate are sufficient to provide the funds required to pay the principal of and interest on such Bonds as and when such principal and interest would have become due pursuant to the terms hereof, of the related Terms Indenture and of such Bonds if there had not been a declaration of acceleration of the maturity of such Bonds;

         (ii) the Holders of the Bonds of such Series shall not have directed the Trustee in accordance with Section 5.14 (subject, however, to Section 5.18(b)) to sell the Trust Estate securing such Bonds;

         (iii) if there are any Compound Interest Bonds of such Series then Outstanding, there shall have been delivered to the Trustee an Opinion of Counsel to the effect that notwithstanding the acceleration of the maturity of such Compound Interest Bond;

             (A) the Issuer is legally obligated to make payments of principal of and interest on such Compound Interest Bonds in the same manner and amounts as it was legally obligated to make such payments prior to the acceleration of the maturity of such Compound Interest Bonds, and

             (B) such obligation is legally enforceable under applicable law, subject to bankruptcy, reorganization, insolvency and other laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless whether such enforceability is considered in a proceeding in equity or at law);

         (iv) the Issuer shall have complied with the conditions applicable to the taking of such action pursuant to Section 9-505 of the Uniform Commercial Code as adopted and in effect in the applicable jurisdiction (if any) or any similar provision of applicable law; and

         (v) provision reasonably satisfactory to the Trustee shall have been made for payment of the Trustee's fees and expenses.

     (b) The Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking firm of national reputation or of a firm of Independent Accountants of national reputation as to the feasibility of any action proposed to be taken in accordance with subsection (a) of this Section
5.05 and as to the sufficiency of the Distributions and other amounts receivable with respect to the Trust Estate securing the affected Series to make the required payments of principal of and interest on the Bonds of such Series, which opinion shall be conclusive evidence as to such feasibility or sufficiency.

     (c) Until the conditions of clauses (i) through (iv) of subsection (a) of this Section 5.05 are satisfied with respect to a Series of Bonds that have been declared due and

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


payable following an Event of Default or until the Trustee determines to take the action specified in said subsection (a), then all amounts collected by the Trustee with respect to such Series pursuant to this Article V, or otherwise shall be applied in accordance with Section 5.08; provided, however, that if the Trustee shall have acquired the entire Trust Estate securing such Series by purchasing it at any public or private Sale conducted pursuant to Section 5.18, the Trustee shall, to the extent permitted by applicable law, apply all Distributions and other amounts receivable with respect to such Trust Estate pursuant to Section 5.05(a) if the Trustee determines that the conditions set forth in Section 5.05(a)(i) and (iv) are satisfied and if the Trustee obtains
(i) if no election has been made or will be made to treat the Trust Estate securing the Series or the Issuer as a REMIC, an Opinion of Counsel to the effect that such Trust Estate will not as a result of such action be deemed to be an association taxable as a corporation under federal tax laws, (ii) except as otherwise provided in the related Terms Indenture, a Non-Disqualification Opinion (if an election has been made or will be made to treat the Trust Estate securing the Series or the Issuer as a REMIC) and (iii) an Opinion of Counsel to the effect that, notwithstanding the acquisition of such Trust Estate by the Trustee, the rights, powers and duties of the Trustee with respect to such Trust Estate (or the proceeds thereof) and the related Bondholders and the rights of such Bondholders shall continue to be governed by the terms of the Indenture and the related Terms Indenture.

     (d) Notwithstanding anything in the Indenture to the contrary, if an Event of Default specified in Section 5.01(a) or (b) is the Event of Default, or one of the Events of Default, on the basis of which the Bonds of a Series have been declared due and payable, then the Trustee may, in its sole discretion and to the extent permitted by applicable law, but subject to Section 5.14, retain the Trust Estate securing such Series without compliance with this Section 5.05 provided, however, that if the Trustee is unable to make the determination required by Section 5.05(a)(i), in respect of which determination the Trustee may act pursuant to Section 5.05(b), all Distributions and other amounts receivable with respect to the Trust Estate shall be applied by the Trustee pursuant to Section 5.08.

     SECTION 5.06 Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, composition or other judicial Proceeding relative to the Issuer or any other obligor upon any of the Bonds or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the Bonds of any Series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of any overdue principal or interest) shall be entitled and empowered, by intervention in such Proceeding or otherwise, to

         (a) file and prove a claim for the whole amount owing and unpaid in respect of the Bonds of each Series issued hereunder and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Bondholders allowed in such Proceeding, and

         (b) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

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


     and any receiver, assignee, trustee, liquidator, or sequestrator (or other similar official) in any such Proceeding is hereby authorized by each Bondholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Bondholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 6.07.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Bondholder any plan of reorganization, arrangement, adjustment, or composition affecting any of the Bonds or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Bondholder in any such Proceeding.

     SECTION 5.07 Trustee May Enforce Claim C without Possession of Bonds.

     All rights of action and claims under the Indenture or any of the Bonds may be prosecuted and enforced by the Trustee without the possession of any of the Bonds or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Bonds of that Series in respect of which such judgment has been recovered and applied as set forth in Section 5.08.

     SECTION 5.08 Application of Money Collected.

     If the Bonds of a Series have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded and annulled, any money collected by the Trustee with respect to such Series of Bonds pursuant to this Article or otherwise and any moneys that may then be held or thereafter received by the Trustee shall (unless such money is being applied in accordance with Section 5.05(a)) be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of the entire amount due on account of principal of, premium, if any, and interest on any Definitive Bond, upon presentation and surrender, thereof:

         First: To the payment of all expenses incurred by the Trustee in connection with collecting any amounts due hereunder and all fees and expenses of the Trustee under Section 6.07;

         Second: To the payment of all amounts then due and unpaid upon the Bonds of such Series for:

         (a) interest (including any interest accrued on any Compound Interest Bonds of such Series from the first day of the first Interest Accrual Period for such Series for which interest has not been paid preceding the declaration of acceleration of the maturity of the Bonds of such Series) on the Aggregate Current Principal Amount of the Bonds of such Series through the Designated Interest Accrual Date preceding the Trustee's demand for payment pursuant to Section 5.03, at the respective Bond Interest Rates borne by such Bonds;

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


         (b) interest on the Aggregate Current Principal Amount of the Bonds of such Series from the date of the Trustee's demand for payment pursuant to Section 5.03 through the Designated Interest Accrual Date at the Overdue Bond Interest Rate for such Series or such lower rate at which payment of such interest shall be legally enforceable; and

         (c) interest (but only to the extent payment thereof shall be legally enforceable) on any overdue installments of interest on the Bonds of such Series from the Stated Maturity of any such installments through the Designated Interest Accrual Date at the respective Bond Interest Rates at which such interest accrued and thereafter at the Overdue Bond Interest Rate for such Series or such, lower rate at which payment of such interest shall be legally enforceable;

     all such amounts to be paid ratably among the Bonds without regard to their respective Classes and without preference or priority of any kind;

         Third: To the payment of the amounts then due and unpaid upon the Bonds of such Series with respect to the Current Principal Amount of such Bonds ratably, without regard to their Classes and without preference or priority of any kind; and

         Fourth: To the payment of the remainder, if any, to the Residual Payee or any other Person legally entitled thereto.

     SECTION 5.09 Limitation of Suits.

     No Holder of any Bond shall have any right to institute any Proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

         (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to such Series;

         (b) the Holders of Bonds representing not less than 25% of the then Aggregate Current Principal Amount of the Bonds of the Series of which such Holder's Bond is a part shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder;

         (c) such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

         (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

         (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of Bonds representing at least 50% of the then Aggregate Current Principal Amount of the Bonds of that Series;

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


it being understood and intended that no one or more Holders of Bonds shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other Holders of Bonds or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Bonds. of the same Series.

     SECTION 5.10 Unconditional Rights of Bondholders to Receive Principal and Any Premium and Interest.

     Notwithstanding any other provision in the Indenture, the Holder of any Bond shall have the right, which right is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on such Bond on or after the respective Stated Maturities of such principal and interest expressed in such Bond (or, in the case of any Bond called for redemption, on the date fixed for redemption) in the manner provided herein and in the related Terms Indenture and to institute suit for the enforcement of any such payment on or after such respective Stated Maturities, and such right shall not be impaired without the consent of such Holder, except that no Bondholder may institute any such suit if and to the extent that the institution or prosecution thereof or the entry of judgment thereon would, under applicable law, result in the surrender, impairment, waiver, or loss of the lien of the Indenture upon any portion of the Trust Estate for the related Series.

     SECTION 5.11 Restoration of Rights and Remedies.

     If the Trustee or any Bondholder has instituted any Proceeding to enforce any right or remedy under the Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or such Bondholder, then and in every such case the issuer, the Trustee and the Bondholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions thereunder, and thereafter all rights and remedies of the Trustee and the Bondholders shall continue as though no such Proceeding had been instituted.

     SECTION 5.12 Rights and Remedies Cumulative.

     No right or remedy herein conferred upon or reserved to the Trustee or to the Bondholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 5.13 Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Bond to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiesce therein. Every right and remedy given by this Article or by law to the Trustee or to the Bondholders may be exercised from time to time,

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


and as of ten as may be deemed expedient, by the Trustee or by the Bondholders, as the case may be.

     SECTION 5.14 Control by Bondholders.

     Subject to Section 6.03(e), the Holders of Bonds representing more than 50% of the then Aggregate Current Principal Amount of the Bonds of a Series shall have the right to direct the time, method and place of conducting any Proceeding or any remedy available to the Trustee with respect to such Series or exercising any trust or power conferred on the Trustee with respect to such Series; provided that

         (a) such, direction shall not be in conflict with any rule of law or with the Indenture,

         (b) any sale of any portion of the Trust Estate shall be subject to
     Section 5.18(b), and

         (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; provided, however, that, subject to Section 6.01, the Trustee need not take any action which it determines might involve it in liability or be unjustly prejudicial to the Bondholders not consenting.

     SECTION 5.15 Waiver of Past Defaults.

     The Holders of Bonds representing more than 50% of the then Aggregate Current Principal Amount of the Bonds of a Series may on behalf of the Holders of all the Bonds of such Series waive any past Default hereunder and its consequences, except a Default

         (1) in the payment of principal of, premium, if any, or interest on any Bond of that Series, or

         (2) in the respect of a covenant or provision hereof which under
     Section 9.02 cannot be modified or amended without the consent of the Holder of each Outstanding Bond affected.

     Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     SECTION 5.16 Undertaking for Costs.

     All parties to the Indenture agree, and each Holder of any Bond by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party

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


litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Bondholder, or group of Bondholders, holding Bonds representing more than 10% of the then Aggregate Current Principal Amount of the Bonds of the affected Series, or to any suit instituted by any Bondholder for the enforcement of the payment of the principal of, premium, if any, or interest on any Bond on or after the Stated Maturity thereof expressed in such Bond (or, in the case of any Bond called for redemption, on or after the applicable date fixed for redemption).

     SECTION 5.17 Waiver of Stay or Extension Laws.

     The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants in or the performance of the Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 5.18 Sale of Trust Estate.

     (a) The power to effect any sale (a "Sale") of any portion of a Trust Estate pursuant to Section 5.04 is subject to Section 5.05 and shall not be exhausted by any one or more Sales as to any portion of such Trust Estate remaining unsold, but shall continue unimpaired until the entire such Trust Estate shall have been sold or all amounts payable on the Bonds of the Series secured thereby and under the Indenture with respect thereto shall have been paid. The Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

     (b) Unless an Event of Default set forth in Section 5.01(a) or (b) shall have occurred and be continuing, the Trustee shall not in any private Sale sell or otherwise dispose of the Trust Estate, or any portion thereof, securing a Series of Bonds which has been declared due and payable unless

         (1) the Holders of all Outstanding Bonds of such Series consent to, or direct the Trustee to make, such Sale,

         (2) the proceeds of such Sale would be not less than the entire amount which would be distributable to the Holders of the Bonds of such Series, in full payment thereof in accordance with Section 5.08, on the Special Payment Date next succeeding the date of such Sale, or

         (3) the Trustee determines, in its sole discretion, that the conditions for retention of such Trust Estate set forth in Section 5.05(a)(i) and (iv) cannot be satisfied (in making any such determination, the Trustee may obtain and rely upon an opinion of an Independent investment banking firm or firm of Independent Accountants as provided in Section 5.05(b)), and the Holders of Bonds representing at least 66-2/3% of the

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


     Aggregate Current Principal Amount of the Outstanding Bonds of such Series consent to such Sale.

The foregoing provisions shall not preclude or limit the ability of the Trustee to purchase all or any portion of the Trust Estate at a private Sale; provided, that unless otherwise specified in the related Terms Indenture, in no event (except as may be compelled or required by applicable law or court order in which case the provisions of Section 4.03 shall apply if appropriate) shall the Trustee purchase or sell the Trust Estate or any portion thereof (if an election has been made to treat the Trust Estate securing the Series or the Issuer as a REMIC) unless it either (i) has received a Non-Disqualification Opinion, or (ii) the proceeds of such Sale net of any tax on "prohibited transactions" as defined in Section 860F of the Code that is payable from the Trust Estate would be not less than the entire amount that would be distributable to the Holders of the Bonds, in full payment thereof in accordance with Section 5.08, or on the Special Payment Date next succeeding the date of such Sale, and such Sale meets the requirements of Section 4.03; and provided further, however, that the Trustee shall not be precluded from such purchase by its inability to comply with Section 4.03 or to receive a Non-Disqualification Opinion in the event that the conditions for retention of the Trust Estate set forth in Section 5.05(a)(i) through (iv) cannot be satisfied.

     (c) Except as otherwise provided in the related Terms Indenture, unless the Holders of all Outstanding Bonds have otherwise consented or directed the Trustee, at any public Sale of all or any portion of a Trust Estate at which a minimum bid equal to or greater than the sum of the amount described in subdivision (2) of subsection (b) of this Section 5.18, plus the amount of any tax on "prohibited transactions" as defined in Section 860F of the Code that would be, payable from the Trust Estate if an election has been made or will be made to treat the Trust Estate securing the Series or the Issuer as a REMIC, has not been established by the Trustee and no Person bids an amount equal to or greater than such sum, the Trustee shall bid an amount at least $1.00 more than the highest other bid.

     (d) in connection with a Sale of all or any portion of a Trust Estate

         (1) any Holder or Holders of Bonds of the Series secured thereby may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Outstanding Bonds of such Series or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Bonds, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

         (2) the Trustee may bid for and acquire the property offered for Sale in connection with any public Sale thereof, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Bonds of the Series secured thereby as a result of such Sale in accordance with Section 5.08 on the Special Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and

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


     of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Bonds of such Series in order to complete any such Sale or in order for the net Sale price to be credited against such Bonds, and any property so acquired by the Trustee shall be held and dealt with by it in accordance with the provisions of the Indenture;

         (3) the Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of such Trust Estate in connection with a Sale thereof;

         (4) the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of such Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

         (5) no purchaser or transferee at such a Sale shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

     (e) Notwithstanding anything in the Indenture to the contrary, if an Event of Default specified in Section 5.01(a) or (b) is the Event of Default, or one of the Events of Default on the basis of which the Bonds of a Series have been declared due and payable, then the Trustee may, in its sole discretion, sell the Trust Estate securing such Series without compliance with this Section 5.18, but, except as otherwise provided in the related Terms Indenture, subject to and in compliance with Section 4.03 or the Trustee's receipt of a Non-Disqualification Opinion, if an election has been made or will be made to treat the Trust Estate securing the Series or the Issuer as a REMIC; provided, however, that the Trustee shall not be precluded from such sale by its inability to comply with Section 4.03 or to receive a Non-Disqualification opinion in the event that the conditions for retention of the Trust Estate set forth in Section 5.05(a)(i) through (iv) cannot be satisfied.

     SECTION 5.19 Action on Bonds.

     The Trustee's right to seek and recover judgment on a Series of Bonds or under the Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to the Indenture. Neither the lien of the Indenture nor any rights or remedies of the Trustee or the Holders of Bonds of any Series shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate securing such Series.

     SECTION 5.20 Recourse to Trust Estate.

     The Trust Estate Granted to the Trustee as security for a particular Series will serve as security only for that Series. Notwithstanding any provision of the Indenture to the contrary, Holders of Bonds of one Series shall have no recourse against the Trust Estate Granted to the Trustee as security for any other Series, and no judgment against the Issuer for any amount due with respect to one Series of Bonds may be enforced against the Trust Estate securing any other Series, nor may any prejudgment lien or other attachment be sought against any such other Trust Estate.

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


                                   ARTICLE VI

                                   THE TRUSTEE

     SECTION 6.01 Certain Duties and Responsibilities.

     (a) Except during the continuance of an Event of Default:

         (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Indenture and no implied covenants shall be read into the Indenture against the Trustee; and

         (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of the Indenture.

     (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a reasonable prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (c) No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (1) this Subsection (c) shall not be construed to limit the effect of Subsection (a) of this Section;

         (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

         (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of Bonds representing at least 50% of the then Aggregate Current Principal Amount of the Bonds of any Series relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture with respect to such Series.

     (d) Whether or not therein expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of and affording protection to the Trustee shall be subject to the provisions of Subsections (a),
(b) and (c) this Section.

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


     (e) No provision of the Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that the Trustee shall not refuse to perform, any of its duties hereunder, solely as a result of the Issuer's failure to pay the Trustee's fees and expenses. Notwithstanding the foregoing, nothing in this
Section 6.01(e) shall be construed to limit the exercise by the Trustee of any right or remedy permitted under the Indenture or otherwise in the event of the Issuer's failure to pay the Trustee's fees and expenses pursuant to Section 6.07.

     (f) The provisions of this Section 6.01 shall also apply to any co-trustee or separate trustee authorized under Section 6.14.

     SECTION 6.02 Notice of Default.

     Within 90 days after the occurrence of any Default hereunder, the Trustee shall transmit by mail to all the Bondholders affected by such Default, in the manner and to the extent provided in TIA Section 313(c), notice of each such Default known to the Trustee, unless such Default shall have been cured or waived; provided, however, that except in the case of a Default in the payment of the principal of or any interest on any Bond, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Bonds of the Series affected by such Default; and provided, further, that in the case of any Default of the character specified in Section 5.01(d) or 5.01(e) no such notice to the Holders of the Bonds of the Series affected by such Default shall be given until at least 30 days after the occurrence thereof. The provisions of this Section 6.02 shall also apply to any co-trustee or separate trustee authorized under Section 6.14.

     SECTION 6.03 Certain Rights of Trustee.

     Except as otherwise provided in Section 6.01:

     (a) In the absence of bad faith or negligence, the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer order and, in the event the Issuer is a corporation, any resolution of the Board of Directors of the Issuer may be sufficiently evidenced by a Board Resolution;

     (c) whenever in the administration of the Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, obtain and rely upon an Officers' Certificate or an Opinion of Counsel;

     (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Bondholders pursuant to the Indenture, unless such Bondholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may deem appropriate, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

     (g) the Trustee may execute any of the trusts or powers hereunder or under the related Terms Indenture or perform any duties hereunder or under the related Terms Indenture either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

     (h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Indenture.

     SECTION 6.04 Not Responsible for Recitals or Issuance of Bonds.

     The recitals contained herein, in any indenture supplemental hereto and in the Bonds, except the certificates of authentication on the Bonds, shall be taken as the statements of the Issuer, and the Trustee shall have no responsibility for their correctness. The Trustee makes no representations with respect to any Trust Estate securing a Series of Bonds or as to the validity or sufficiency of the Indenture or of the Bonds. The Trustee shall not be accountable for the use or application by the Issuer of either the Bonds or the proceeds thereof.

     SECTION 6.05 May Hold Bonds.

     The Trustee, any Agent or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Bonds and, subject to Sections 6.08 and 6.13, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Agent or such other agent.

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


     SECTION 6.06 Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by the Indenture or by law, but shall be accounted for separately for each Series. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer and except to the extent of income or other gain on investments that are obligations of the Trustee, as principal obligor, and income or other gain actually received by the Trustee on investments that are obligations of others. Subject to Section 6.01, the Trustee shall not in any way be held liable by reason of any insufficiency in any Trust Account, including, but not limited to, any insufficiency resulting from any loss of investment in Eligible Investments, except for losses attributable to the Trustee's failure to make payments on Eligible Investments of the Trustee, as principal obligor, in accordance with their terms.

     SECTION 6.07 Compensation and Reimbursement.

     The Issuer agrees

     (a) to pay the Trustee reasonable compensation as agreed upon from time to time as compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in connection with the acceptance or administration of this Trust in accordance with any provision of the Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

     (c) to indemnify the Trustee and its agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of counsel to defend themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

         (i) with respect to any such claim, the Trustee shall have given the Issuer written notice thereof promptly after the Trustee shall have knowledge thereof;

         (ii) while maintaining absolute control over its own defense, the Trustee shall, unless its interests are adverse to that of the Issuer, cooperate and consult fully with the Issuer in preparing such defense;

         (iii) notwithstanding any other provision of this Section 6.07(c), the Issuer shall not be liable for settlement of any such claim by the Trustee entered into without the prior written consent of the Issuer; and

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


         (iv) the Trustee and its agents, as a group, shall be entitled to counsel, separate from the Issuer to the extent, the Issuer's interests are adverse to the Trustee's or the interests of such agents.

     As security for the performance of the Issuer under this Section, the Trustee shall have a lien ranking junior to the lien of the Bonds of the Series with respect to which any claim of the Trustee under this Section arose (but senior to all other liens, if any) upon all property and funds held or collected as part of the Trust Estate for such Series by the Trustee in its capacity as such. The Trustee shall not institute any Proceeding seeking the enforcement of such lien against any Trust Estate unless (i) such Proceeding is in connection with a Proceeding for enforcement of the lien of the Indenture for the benefit of the Holders of Bonds secured by such Trust Estate after the occurrence of an, Event of Default (other than one arising from the Issuer's failure to pay amounts due the Trustee under this Section 6.07), or (ii) such Proceeding is not a bankruptcy proceeding and does not seek a Sale or other disposition of such Trust Estate. Failure to pay the Trustee the amount due under this Section 6.07 will not constitute an Event of Default.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 5.01(f) or (g), the expenses and compensation for its services are intended to constitute expenses of administration under any applicable bankruptcy law.

     SECTION 6.08 Disqualification; Conflicting Interests.

     The Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus as stated in Section 6.09. The Trustee shall be subject to TIA Section 310(b), including the optional provision permitted by the second sentence of TIA
Section 310(b)(9). For purposes of this Section, the Trustee shall include any co-trustee or separate trustee authorized under Section 6.14.

     In addition to the conflicting interests specified in TIA Section 310(b), the Trustee shall be deemed to have a conflicting interest prohibited by Section 310(b)(1), and therefore prohibited by this Section 6.08 if the Trustee serves as trustee for more than one Series under the same Indenture and by reason of supplements or amendments to the Indenture as originally executed there shall be created covenants, restrictions, conditions or additional events of default which are applicable to less than all Series of Bonds and the existence of which

         (1) would give the Holders of Bonds of any Series any rights with respect to the Trust Estate or any other property held by the Trustee for the benefit of Holders of Bonds of any other Series with respect to which it is also serving as Trustee,

         (2) would cause the Bonds of one or more Series not to rank equally with the Bonds of any other Series, provided, however, that differences among the Trust Estates securing the Bonds of various Series or differing values of other property held by the Trustee for the benefit of Holders of Bonds of various Series shall not be deemed to cause Bonds of any Series not to rank equally with Bonds of any other Series, or

         (3) is sufficiently likely to involve a material conflict of interest between Series of Bonds that it is advisable in the public interest or for the protection of Holders

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


     of Bonds of any Series that the Trustee disqualify itself from acting as such with respect to one or more applicable Series of Bonds.

     SECTION 6.09 Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder (a) which shall be a corporation organized and doing business under the laws of the United States of America or any State, (b) authorized under such laws to exercise corporate trust powers, (c) having a combined capital and surplus of at least $25,000,000 or being a member or subsidiary of a bank holding system, the aggregate combined capital and surplus of which is at least $25,000,000 (provided that the Trustee's separate capital and surplus shall at all times be at least the amount required by TIA Section 310(a)(2)), and (d) subject to supervision or examination by federal or state authority and having an office within the United States of America. If the Trustee or the members of the bank holding company system of which it is a part publish annual reports of condition of the type described in TIA, Section 310(a)(2) its (or such bank holding company systems) combined capital and surplus for purposes of this Section 6.09 shall be as set forth in the latest such report or reports. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. No successor Trustee shall be eligible hereunder if its appointment would adversely affect the rating on any Series of Bonds Outstanding.

     SECTION 6.10 Resignation and Removal; Appointment of Successor.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

     (b) The Trustee may resign at any time with respect to the Bonds of one or more Series by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time with respect to any Series by Act of the Holders representing at least 50% of the then Aggregate Current Principal Amount of the Bonds of that Series, delivered to the Trustee and to the Issuer.

     (d) If at any time:

         (1) the Trustee shall have a conflicting interest prohibited by Section
     6.08 and shall fail to resign or eliminate such conflicting interest in accordance with Section 6.08 after written request therefor by the Issuer or by any Bondholder who has been a bona fide Holder of a Bond for at least six months, or

         (2) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Issuer or by any such Bondholder, or

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


         (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer by an Issuer Order may remove the Trustee, or (ii) subject to Section 5.16, any Bondholder who has been a bona fide Holder of a Bond for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Issuer, by an Issuer Order shall promptly appoint a successor Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of the notice of such removal, the removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. If within one year after such resignation, removal or incapability or the occurrence of such vacancy a successor Trustee with respect to any Series shall be appointed by Act of the Holders of Bonds representing more than 50% of the then Aggregate Current Principal Amount of the Outstanding Bonds of that Series delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or Bondholders and shall have accepted appointment in the manner hereinafter provided, any Bondholder who has been a bona fide Holder of a Bond for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Bonds of each Series affected thereby. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     SECTION 6.11 Acceptance of Appointment by Successor.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and the retiring or removed Trustee shall be discharged and released and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges and any amounts due to the Trustee pursuant to Section 6.07, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee (provided, however, that unless the retiring Trustee has been removed, pursuant to Section 6.10(c), with respect to each Series for which it is Trustee, then such transfer shall be limited to its rights and powers with respect to each Series with respect to which it has been removed), and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder (provided, however, that if the

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


retiring Trustee has been removed, pursuant to Section 6.10(c), with respect to less than all Series for which it is Trustee, then such assignment, transfer and delivery by the retiring Trustee shall be limited to the property and money held by it for the benefit of the Holders of Bonds of the Series with respect to which it has been removed) subject nevertheless to its lien, if any, provided for in Section 6.07. Upon request of any such successor Trustee, the Issuer shall execute and deliver any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     The indemnity provided for in Section 6.07 shall continue to be binding upon the Issuer for the benefit of the retiring or removed Trustee.

     SECTION 6.12 Merger, Conversion, Consolidation or Succession to Business of Trustee.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Bonds have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Trustee had authenticated such Bonds.

     SECTION 6.13 Preferential Collection of Claims Against Issuer.

     The Trustee, and any co-trustee or separate trustee authorized in Section 6.14, shall be subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b), and a Trustee, co-trustee or separate trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

     SECTION 6.14 Co-trustees and Separate Trustees.

     At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Trust Estate securing a Series may at the time be located, the Issuer and the Trustee shall have the power to appoint, and, upon the written request of the Trustee or of the Holders of Bonds representing more than 50% of the then Aggregate Current Principal Amount of the Bonds of such Series secured by the Trust Estate with respect to which a co-trustee or separate trustee is being appointed, the Issuer shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint one or more Persons approved by the Trustee either to act as separate trustee or trustees, or co-trustee or co-trustees jointly with the Trustee of all or any part of such Trust Estate, in either case with such powers as may be provided in the instrument of the appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power

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


deemed necessary or desirable, subject to the other provisions of this Section. If the Issuer does not join in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have power to make such appointment.

     Should any written instrument from the Issuer be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer.

     Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

         (1) The Bonds shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee.

         (2) The rights, powers, duties and obligations hereby conferred or imposed upon trustees hereunder shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate, trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

         (3) The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, if the Issuer does not join in such action within 15 days after the receipt by it of a request to do so, or in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Issuer. Upon the written request of the Trustee, the Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

         (4) Neither the Trustee nor any co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of any other Trustee, co-trustee or separate trustee.

         (5) Any Act of Bondholders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee as effectually as if delivered to each of them.

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


     SECTION 6.15 Authenticating Agent.

     Upon the request of the Issuer, the Trustee shall appoint an Authenticating Agent with power to act on its behalf and subject to its direction in the authentication and delivery of the Bonds of each Series designated for such authentication by the Issuer and containing provisions therein for such authentication (or with respect to which the Issuer has made other arrangements, satisfactory to the Trustee and such Authenticating Agent, for notation on the Bonds of such Series of the authority of an Authenticating Agent appointed after the initial authentication and delivery of such Bonds) in connection with transfers and exchanges under Sections 2.06 and 2.07, as fully to all intents and purposes as though the Authenticating Agent had been expressly authorized by those Sections to authenticate and deliver Bonds of such Series. If an Authenticating Agent for a Series is designated in the related Terms Indenture, no separate request or appointment shall be required. For all purposes of the Indenture, the authentication and delivery of Bonds by the Authenticating Agent pursuant to this Section shall be deemed to be the authentication and delivery of Bonds "by the Trustee." Such Authenticating Agent shall at all times be a bank or trust company having its principal office in the city designated in the applicable Terms Indenture, and shall at all times be a Person that meets the requirements of Section 6.09 for the Trustee hereunder.

     Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

     Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor Authenticating Agent, shall give written notice of such appointment to the Issuer and shall mail notice of such appointment to all Holders of Bonds of the applicable Series.

     The Issuer agrees to pay to the Authenticating Agent from time to time reasonable compensation for its services unless an arrangement has been made between the Issuer and the Trustee pursuant to which the Trustee shall make such payments and, in such case, the Trustee shall be entitled to be reimbursed for such payments, subject to Section 6.07. The provisions of Sections 2.20, 6.04 and 6.05 shall be applicable to any Authenticating Agent.

     SECTION 6.16 Actions Necessary to Preserve Trust Estate.

     If the Issuer fails to take any action required by Section 3.05 with respect to which a Responsible Officer assigned to the Corporate Trust Department of the Trustee has notice, then,

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


subject to the provisions of this Article VI, the Trustee will use its best efforts to take such action or cause such action to be taken.

                                   ARTICLE VII

                         BONDHOLDERS' LISTS AND REPORTS

     SECTION 7.01 Issuer to Furnish Trustee Names and Addresses of Bondholders.

     The Issuer will furnish or cause to be furnished to the Trustee (i) semi-annually, not less than 45 days nor more than 60 days after each Interest Payment Date for a Series, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Bonds of such Series as of such Interest Payment Date, and (ii) at such other times, as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Bond Registrar, no such list shall be required to be furnished. If the Bonds of a particular Series have Interest Payment Dates which are more frequent than semiannual, then the applicable Interest Payment Dates for purposes of clause (i) of the preceding sentence shall be the Interest Payment Date occurring closest to six months after the Closing Date for such Series and each Interest Date occurring at six-month intervals thereafter.

     SECTION 7.02 Preservation of Information; Communications to Bondholders.

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Bonds contained in the most recent list, if any, furnished to the Trustee as provided in Section 7.01 and the names and addresses of the Holders of Bonds received by the Trustee in its capacity as Bond Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.02 upon receipt of a new list so furnished.

     (b) Bondholders may communicate pursuant to TIA Section 312(b) with other Bondholders with respect to their rights under the Indenture or under the Bonds.

     (c) The Issuer, the Trustee and the Bond Registrar shall have the protection of TIA Section 312(c).

     SECTION 7.03 Reports by Trustee.

     (a) Within 60 days after may 15 of each year (the "reporting date"), commencing with the year after the issuance of any Series of Bonds, (i) the Trustee shall mail to all Holders of such Series a brief report dated as of such reporting date with respect to such Series that complies with TIA Section 313(a); (ii) the Trustee shall also mail to Holders of Bonds of any Series with respect to which it has made advances, any reports with respect to such advances that are required by TIA Section 313(b)(2) and (iii) in the event that any Series of Bonds is issued under a Terms Indenture that provides for release, or release and substitution, of collateral securing such Series, the Trustee shall also mail to Holders of Bonds of such Series any reports required by TIA Section 313(b)(1). For purposes of the information required to be included in

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


any such reports pursuant to TIA Section 323(a)(2), 313(b)(1) (if applicable), or 313(b)(2) the principal amount of indenture securities outstanding on the date as of which such information is provided shall be the Aggregate Current Principal Amount of the then Outstanding Bonds of the particular Series covered by the report. The Trustee shall also mail the foregoing reports to such Holders of Bonds as have filed within the two years preceding such transmission their names and addresses with the Trustee for that purpose, and, except in the case of reports required under TIA Section 323(b), to all Holders of Bonds whose names and addresses have been furnished to or received by the Trustee pursuant to TIA Section 312.

     (b) A copy of each report required under this Section 7.03 shall, at the time of such transmission to Holders of Bonds of the Series covered by such report, be filed by the Trustee with the Commission and with each securities exchange upon which the Bonds of such Series are listed. The Issuer shall notify the Trustee when the Bonds of any Series are listed on any securities exchange.

     For purposes of this Section 7.03, the reference to Trustee shall include any co-trustee or separate trustee authorized under Section 6.14.

     SECTION 7.04 Reports by Issuer.

     The Issuer will

         (1) file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Issuer is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

         (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of the Indenture as may be required from time to time by such rules and regulations;

         (3) transmit by mail to all Holders of Bonds of each Series as their names and addresses appear in the Bond Register for such Series of Bonds, or in the list of Bondholders most recently provided to the Trustee by the Issuer under Section 7.01, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses

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


     (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and

         (4) upon request from a Holder of a Principal Priority Bond of the respective Class of Principal Priority Bonds, notify such Bondholder of the aggregate principal amount, as of the last day of the preceding calendar year, of unaccepted requests for Bondholder Redemption by deceased Bondholders and by other Bondholders of the respective Class of Principal Priority Bonds.

                                  ARTICLE VIII

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

     SECTION 8.01 Collection of Moneys.

     Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to the Indenture, including all payments due on the Certificates securing the Bonds in accordance with the terms and conditions of such Certificates. The Trustee shall hold all such money and property received by it as part of the Trust Estate with respect to which it was received, and shall apply it as provided in the Indenture. If the Trustee shall not have received a Distribution with respect to any Certificate by the first Business Day after the related Due Date, the Trustee shall, unless the Issuer shall have made provisions satisfactory to the Trustee for delivery to the Trustee of any amount equal to such Distribution, request that GNMA, FNMA, FHLMC, the Conventional Certificate Servicer or the Certificate Trustee, as the case may be, make available to the Trustee in immediately available funds such payments, or take such other action as the Trustee shall determine in accordance with the procedures of GNMA, FNMA, FHLMC, the Conventional Certificate Servicer or the Certificate Trustee then in effect, including procedures under any agreements with the Issuer. Notwithstanding any other provision of the Indenture, the Trustee shall deliver to the Issuer or its designee any Distribution received with respect to any Certificate after the related Distribution Due Date to the extent that the Issuer previously made payment with respect to such Distribution in accordance with this Section 8.01, and any such Distribution will not be deemed part of the Trust Estate for the related Series.

     Except as otherwise provided in the Indenture, if, following such request for payment, any default occurs in the making of such payment or in any other performance required under any Certificate with respect to any Series, the Trustee may, and upon the request of Holders of Bonds representing more than 50% of the then Aggregate Current Principal Amount of the Bonds of the affected Series shall, take such action as may be appropriate to enforce such payment or performance including the institution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default with respect to such Series under the Indenture and to proceed thereafter as provided in Article V hereof.

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


     SECTION 8.02 Collection Accounts.

     (a) Prior to the initial authentication and delivery of Bonds of a Series, the Issuer shall open, at the Corporate Trust Office, one or more trust accounts (collectively, the "Collection Account") for such Series. All payments to be made from time to time to the Bondholders of such Series out of funds in the Collection Account for such Series pursuant to the Indenture shall be applied in accordance with Sections 3.03, 5.05 or 5.08. The Trustee shall promptly deposit in such Collection Account all Distributions received by it with respect to Certificates securing the Bonds of a Series (except for late Distributions with respect to a Distribution to be delivered to the Issuer pursuant to Section 8.01). All moneys deposited from time to time in a Collection Account, including any amount required by the related Terms Indenture to be deposited in the Collection Account for a Series on the Closing Date and all deposits therein pursuant to the Indenture, and all investments made with such moneys, including all Available Reinvestment Income thereon, if any, shall be held by the Trustee in such Collection Account as part of the Trust Estate for the related Series as herein provided, subject to withdrawal by the Trustee for the purposes set forth in Subsections (c) and (d) of this Section 8.02 and the terms of the related Terms Indenture.

     (b) Except as otherwise provided in the related Terms Indenture, so long as no Default or Event of Default shall have occurred and be continuing with respect to the related Series, all or a portion of a Collection Account, shall be invested and reinvested by the Trustee at the Issuer's direction or pursuant to the provisions of the related Terms Indenture in one or more Eligible Investments bearing interest or sold at discount. All income or other gain from investments of moneys deposited in a Collection Account shall be deposited by the Trustee in such Collection Account immediately upon receipt, and any loss resulting from such investments shall be charged to such Collection Account. Unless otherwise provided in the related Terms Indenture, the maximum permissible maturities of any such investments pursuant to this Section 8.02(b) on any date shall not be later than the Business Day immediately preceding the earlier of the next Principal Reduction Date for such Series (or the second succeeding Principal Reduction Date if such investment is made on or after the Special Redemption Determination Date for such next Principal Reduction Date) unless

         (i) at the time of such investment such Series is not subject to Special Redemption or

         (ii) prior to making such investment

             (A) the Accounting Party shall have determined that, as of the preceding Special Redemption Determination Date, the Issuer would not have been obligated under Section 10.01 to make a Special Redemption of Bonds of the related Series on the Special Redemption Date following such preceding Special Redemption Date (after giving effect, on a pro-forma basis, to such proposed investment and all other investments made since such preceding Special Redemption Date) and shall have prepared an Investment Statement with respect to such determination, and

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             (B) the Issuer shall have delivered to the Trustee an Issuer Order directing the Trustee to make such proposed investment subject to the Accounting Party's determination pursuant to the foregoing clause (A), as evidenced by its Investment Statement.

             Notwithstanding the foregoing,

         (i) except as permitted by clause (ii) below, no investment of any amount held in a Collection Account may mature later than the Business Day immediately preceding the next Payment Date for Bonds of the related Series,

         (ii) any investment (including repurchase agreements) on which the Trustee (or other Person acceptable to each Rating Agency rating the respective Series) is the obligor, may mature on a Payment Date, Special Redemption Date or Special Payment Date if, under this Section 8.02 and under Article X, such investment could otherwise mature on the Business Day immediately preceding such Payment Date, Special Redemption Date or Special Payment Date, and

         (iii) if Bonds of a Series have been called for Special Redemption and not so redeemed, or if there are any Overdue Bonds of such Series Outstanding, funds then in the related Collection Account may be invested in investments maturing later than the Business Day immediately preceding the next Special Redemption Date or Special Payment Date, as the case may be, only to the extent that after giving effect to such proposed investment the amount of funds that would be on deposit in the Collection Account and in the related Debt Service Reserve Fund, Reserve Fund and Special Reserve Fund (including therein the amount of Distributions and proceeds of investments scheduled to be deposited in such Collection Account, Debt Service Reserve Fund, Reserve Fund and Special Reserve Fund prior to such next Special Redemption Date or Special Payment Date) and would be available to make payments on the Bonds of such Series on such next Special Redemption Date or Special Payment Date, exceeds the sum of

             (A) the Special Redemption Price payable with respect to any such Bonds called for Special Redemption on such next Special Redemption Date, and

             (B) any payments of principal of or interest on any Overdue Bonds of such Series due and payable on such next Special Payment Date.

     (c) Except as otherwise provided in the related Terms Indenture, unless the Bonds of the related Series have been declared due and payable pursuant to
Section 5.02 and moneys collected by the Trustee with respect to such Series are being applied in accordance with Section 5.08, all amounts on deposit in a Collection Account on any Payment Date, Special Redemption Date or Special Payment Date shall be withdrawn from such Collection Account, in the amounts required, for application as follows:

         (i) on any Special Payment Date,

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             first, to the payment, to the extent permitted by applicable law, of interest due with respect to any Overdue Bonds of the related Series then Outstanding, pro rata without any preference or priority as to Maturity, and second, to the payment of amounts due with respect to principal of such Overdue Bonds (including any portion of an installment of principal required to be paid which was not paid therefor, and any amounts remaining unpaid on Bonds with respect to which the Special Redemption Price was not paid in full on the applicable Special Redemption Date), in the order in which such amounts became due and among all amounts which became due on the same date; and

         (ii) on any Payment Date or Special Redemption Date,

             first, to payments on any Overdue Bonds of the related Series then Outstanding, in accordance with the priorities set forth in clause (i) above,

             second, to the payment of any installments of interest then due on any Bonds of such Series which are not Overdue Bonds, and third, to the payment of the unpaid principal amount of any Bonds of the related Class and Series then Outstanding, and the installments of principal then required to be paid on such Series, pursuant to terms of the Indenture (including the redemption of any Bonds of that Series called or accepted for redemption), each such amount being the amount thereof set forth in the applicable Special Payment Date Statement, Payment Date Statement or Special Redemption Date Statement, as the case may be.

     (d) Except as otherwise provided in the related Terms Indenture, on or after each Payment Date for a Series, so long as the Accounting Party shall have prepared a Payment Date Statement in respect of such Payment Date and the issuer shall have made, or, in accordance with Section 3.03, set aside from amounts in the Collection Account for such Series an amount sufficient to make the payment of principal of and interest on the Bonds of such Series then required to be made as indicated in such Payment Date Statement, the cash balance, if any, then remaining in the related Collection Account, less the amount of Distributions due on the related Certificates but not received during the prior Due Period, shall be withdrawn from such Collection Account by the Trustee and applied

         (i) first, to the extent required by the related Terms Indenture, to restore the amount then on deposit in the related Debt Service Reserve Fund to an amount equal to the amount, if any, then required to be on deposit therein, as determined in accordance with the related Terms Indenture,

         (ii) second, to the extent required by the related Terms Indenture, to restore the amount then on deposit in the related Reserve Fund and/or Special Reserve Fund to an amount equal to the Requisite Amount of the Reserve Fund with respect to such Reserve Fund, or the amount required to be on deposit in the Special Reserve Fund according to the related Terms Indenture, as the case may be, determined, in either case, after giving effect to the payment of the installment of principal of the Bonds of such

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


     Series due and payable on such Payment Date and the redemption of Bonds, if any, on such Payment Date,

         (iii) third, to the payment of any unpaid amount due the Trustee pursuant to Section 6.07,

         (iv) fourth, to the payment of any unpaid amount due any firm of Independent Accountants pursuant to Section 8.09(a), and

         (v) fifth, to the extent required by the related Terms Indenture, transferred to the Expense Fund (any amount so transferred being deemed released from the lien of the Indenture).

The balance, if any, of the amount so withdrawn shall be released from the lien of the Indenture and paid, except as otherwise provided in the related Terms Indenture (a) with respect to any Series for which an election to treat the Trust Estate securing the Series or the Issuer as a REMIC has not and will not be made, to the Issuer or such other Person designated by Issuer Order, or (b) with respect to any Series for which an election to treat the Trust Estate securing the Series or the Issuer as a REMIC has been or will be made, to the Person designated in the related Terms Indenture, subject, in either case, to satisfaction of the following conditions:

         (i) no Default or Event of Default shall have occurred and be continuing,

         (ii) the Issuer shall have paid all amounts due to all Persons under the Indenture, including all reasonable fees and expenses of the Trustee,

         (iii) the Accounting Party shall have delivered to the Report Recipient the Payment Date Statement in respect of such Payment Date,

         (iv) the Issuer shall have delivered to the Trustee the report or certificate of Independent Accountants required by Section 8.09(b) with respect to the most recent Payment Date for which such a report is required by the Indenture,

         (v) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that all conditions precedent to such release specified in this subsection (d) have been satisfied, and

         (vi) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that all documents delivered to the Trustee in connection with such release comply as to form with the requirements of this subsection (d) and all conditions precedent to such release specified in this subsection (d) have been satisfied.

     SECTION 8.03 Debt Service Reserve Funds.

     (a) On or before the Closing Date for a Series with respect to which a Debt Service Reserve Fund is required to be established and maintained, the Issuer shall open, at the Corporate Trust Office, one or more trust accounts which shall collectively be the "Debt Service Reserve Fund" for such Series. Any and all moneys received by the Trustee pursuant to Section 2.12(h)

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or section 2.12(i) (including any Eligible Investments delivered to the Trustee pursuant to said Section 2.12(h) or Section 2.12(i) in lieu of cash), or transferred from the related Collection Account pursuant to Section 8.02(d), together with any Eligible Investments in which such moneys are or will be invested or reinvested during the term of the Indenture, shall be held by the Trustee in the Debt Service Reserve Fund for the related Series as part of the Trust Estate Granted to secure the Bonds of such Series, subject to disbursement and withdrawal as herein provided.

     (b) Except as otherwise specified in the related Terms Indenture, so long as no Default or Event of Default shall have occurred and be continuing with respect to the related Series all or a portion of any moneys in a Debt Service Reserve Fund shall be invested and reinvested by the Trustee at the Issuer's direction or pursuant to the provisions of the related Terms Indenture in one or more Eligible Investments bearing interest or sold at discount. The maturities of any such investments pursuant to this Section 8.03(b) on any date shall be such that, on the Business Day immediately preceding either

         (i) each Principal Reduction Date for the Bonds of the related Series, if at the time of such investment the Special Redemption provisions of
     Article X are applicable to such Bonds and the related Terms Indenture requires that amounts in such Debt Service Reserve Fund be available for withdrawal on such Principal Reduction Date, or

         (ii) each Payment Date for the Bonds of the related Series, if at the time of such investment such Series is not subject to Special Redemption or if the related Terms Indenture provides that amounts in such Debt Service Reserve Fund need be available for withdrawal only on the Payment Dates for the related Series and that such amounts need not be available on any other Principal Reduction Date.

     There shall be available in such Debt Service Reserve Fund an amount equal to the aggregate amount, if any, then required to be available for withdrawal from such Debt Service Reserve Fund, as specified in the related Terms Indenture. Notwithstanding the foregoing, investments (including repurchase agreements) on which the Trustee (or any agent of the Trustee acceptable to each Rating Agency rating the Bonds) is the obligor may mature on the applicable Principal Reduction Date, rather than on the immediately preceding Business Day. All income or other gain from investments of money held in a Debt Service Reserve Fund shall be deposited by the Trustee in such Debt Service Reserve Fund immediately upon receipt, and any loss resulting from such investments shall be charged to such Debt Service Reserve Fund.

     (c) Except as otherwise provided in the related Terms Indenture, unless the Bonds of the related Series have been declared due and payable pursuant to
Section 5.02 and moneys collected by the Trustee with respect to such Series are being applied in accordance with Section 5.08, amounts on deposit in a Debt Service Reserve Fund shall be applied as follows:

         (i) on the Business Day prior to any Special Redemption Date the Trustee shall withdraw from such Debt Service Reserve Fund and deposit in the related Collection Account an amount equal to the amount, if any, required to be withdrawn therefrom on such Special Redemption Date pursuant to the requirements, if any, of the related Terms Indenture; and

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


         (ii) on the Business Day prior to any Payment Date the Trustee shall withdraw from any such Debt Service Reserve Fund and deposit in the related Collection Account the amount, if any, specified in the related Payment Date Statement prepared by the Accounting Party, such amount being equal to the greater of

             (A) the amount, if any, required to be withdrawn therefrom on such Payment Date pursuant to the requirements, if any, of the related Terms Indenture, and

             (B) the difference between the amount then on deposit in such Debt Service Reserve Fund and the minimum amount required to be on deposit therein after such Payment Date, but only if, by Issuer Order, the Issuer requests that the Trustee withdraw and transfer such amount to the related Collection Account and the amount to be so transferred is set forth in the related Payment Date Statement, the minimum amount so required to be on deposit in such Debt Service Reserve Fund being equal to the aggregate amount, if any, required to be available for withdrawal from such Debt Service Reserve Fund, determined as specified in the related Terms Indenture and after giving effect to the payment of principal of and interest on the Bonds of the related Series required to be made on such Payment Date.

References in this subsection (c) to withdrawals of funds from a Debt Service Reserve Fund shall, if a Qualified Letter of a Credit has been delivered to the Trustee in lieu of a cash deposit in such Debt Service Reserve Fund, be deemed to refer to a drawing of the appropriate amount under such Qualified Letter of Credit and the use of the funds so drawn to make the required deposit in the related Collection Account; provided, however that if the amount referred to in clause (B) above is greater than the amount referred to in clause (A) above, only the amount referred to in clause (A) need be drawn under such Qualified Letter of Credit unless by Issuer order the Issuer directs otherwise, and upon Issuer Request the Trustee shall direct the issuer of such Qualified Letter of Credit to reduce the amount remaining available for drawing under such Qualified Letter of Credit to an amount equal to the aggregate amount, if any, required to be available for withdrawal from such Debt Service Reserve Fund, as specified in the related Terms Indenture, determined after giving effect to the payment of principal of and interest on the Bonds of the related Series required to be made on such Payment Date.

     SECTION 8.04 Reserve Funds.

     (a) On or before the Closing Date for a Series with respect to which a Reserve Fund is required to be established and maintained, the Issuer shall open, at the Corporate Trust Office, one or more trust accounts which shall collectively be the "Reserve Fund" for such Series. Any moneys received by the Trustee for deposit in the Reserve Fund for a Series pursuant to Section 2.12(j) or Section 2.12(k) (including any Eligible Investments delivered to the Trustee pursuant to said Section 2.12(j) or Section 2.12(k) in lieu of cash) or transferred from the related Collection Account pursuant to Section 8.02(d), together with any Eligible Investments in which such moneys are or will be invested or reinvested during the term of the Bonds of such Series, shall be held by the Trustee as part of the Trust Estate Granted to secure the Bonds of such Series, subject to disbursement and withdrawal as herein provided.

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


     (b) Except as otherwise specified in the related Terms Indenture, so long as no Default or Event of Default shall have occurred and be continuing with respect to the related Series, all or a portion of a Reserve Fund shall be invested and reinvested at the Issuer's direction in one or more Eligible Investments bearing interest or sold at discount. No such investment shall mature later than the Business Day immediately preceding the next Principal Reduction Date (or the second succeeding Principal Reduction Date if such investment is made on or after the Special Redemption Determination Date for such next Principal Reduction Date) for such Series unless

         (i) at the time of such investment such Series is not subject to Special Redemption,

         (ii) prior to making such investment

             (A) the Accounting Party shall have determined that, as of the preceding Special Redemption Determination Date, the Issuer would not have been obligated under Section 10.01 to make a Special Redemption of Bonds of the related Series on the Special Redemption Date following such preceding Special Redemption Determination Date (after giving effect, on a pro-forma basis, to such proposed investment and all other investments made since such preceding Special Redemption Determination
         Date) and shall have delivered to the Report Recipient an Investment Statement with respect to such determination, and

             (B) the Issuer shall have delivered to the Trustee an Issuer Order directing the Trustee to make such proposed investment subject to the Accounting Party's determination pursuant to the foregoing clause (A), as evidenced by its Investment Statement.

Notwithstanding the foregoing,

         (i) except as permitted by clause (ii) or (iii) below, no investment of any amount held in a Reserve Fund may mature later than the Business Day immediately preceding the earlier of the next Payment Date for Bonds of the related Series,

         (ii) after delivery of the certificate of an Independent Accountant required under Section 8.09(b) with respect to a Payment Date for a Series, all amounts held in the Reserve Fund for such Series which exceed the amount, if any, required to be withdrawn therefrom on such Payment Date to make the payment due on the Bonds of such Series on such Payment Date may be invested in Eligible Investments maturing no later than the earlier of

             (A) the Business Day immediately preceding the next Principal Reduction Date after such Payment Date, if the Bonds of such Series are subject to Special Redemption, and

             (B) the next Payment Date for such Series, if the Bonds of such Series are not subject to Special Redemption,

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


         (iii) any investment (including repurchase agreements) on which the Trustee (or any other Person acceptable to the Rating Agency or Rating Agencies that rated the Bonds) is the obligor, may mature on a Payment Date, Special Redemption Date or Special Payment Date if, under this
     Section 8.04 and under Article X, such investment could otherwise mature on the Business Day immediately preceding such Payment Date, Special Redemption Date or Special Payment Date, and

         (iv) if Bonds of a Series have been called for Special Redemption and not so redeemed, or if there are any overdue Bonds of such Series Outstanding, funds then in the related Reserve Fund may be invested in investments maturing later than the Business Day immediately preceding the next Special Redemption Date or Special Payment Date, as the case may be, only to the extent that after giving effect to the proposed investment the amount of funds that would be on deposit in such Reserve Fund and in the related Collection Account and Debt Service Reserve Fund (including the amount of Distributions and proceeds of maturing investments scheduled to be deposited in such Reserve Fund and related Collection Account and Debt Service Reserve Fund prior to such next Special Redemption Date or Special Payment Date) and would be available for withdrawal to make payments on the Bonds of such Series on such next Special Redemption Date or Special Payment Date, exceeds the sum of

             (A) the Special Redemption Price payable with respect to any such Bonds called for special Redemption on such next Special Redemption Date, and

             (B) any payments of principal of or interest on any Overdue Bonds of such Series due and payable on such next Special Payment Date.

All income or other gains from investment of moneys deposited in a Reserve Fund shall be deposited by the Trustee in such Reserve Fund immediately upon receipt, and any loss resulting from such investment shall be charged to such Reserve Fund.

     (c) Except as otherwise specified in the related Terms Indenture, unless the Bonds of a Series have been declared due and payable pursuant to Section
5.02 and moneys collected by the Trustee with respect to such Series are being applied in accordance with Section 5.08, amounts on deposit in the related Reserve Fund on any Payment Date or Special Redemption Date shall be withdrawn from such Reserve Fund, in the amounts required, for application as follows:

         (i) on the Business Day prior to any Special Redemption Date for such Series the Trustee shall withdraw from such Reserve Fund and deposit in the related Collection Account an amount equal to the amount, if any, by which the Special Redemption Price of Bonds of such Series to be redeemed on such Special Redemption Date exceeds the sum of the amount, if any to be transferred to such Collection Account from the related Debt Service Reserve Fund and/or Special Reserve Fund on such Special Redemption Date and the other amounts on deposit in the Collection Account and available for payment of such Special Redemption Price, as set forth in the related Special Redemption Date Statement; and

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


         (ii) on the Business Day prior to any Payment Date for such Series the Trustee shall withdraw from such Reserve Fund and deposit in the related Collection Account an amount equal to the greater of

             (A) the amount, if any, by which the Debt Service Requirement for such Payment Date exceeds the sum of the amount, if any, transferred to such Collection Account from the related Debt Service Reserve Fund and/or Special Reserve Fund with respect to such Payment Date and the other amounts on deposit in such Collection Account, and

             (B) the difference between the amount then on deposit in such Reserve Fund and the Requisite Amount of the Reserve Fund, determined after giving effect to the payments of principal of Bonds of such Series to be made on such Payment Date, but only if by Issuer Order the Issuer requests that the Trustee withdraw and transfer such amount to the related Collection Account and the amount to be so transferred is set forth in the related Payment Date Statement;

References in this subsection (c) to withdrawals of funds from a Reserve Fund shall, if a Qualified Letter of Credit has been delivered to the Trustee in lieu of maintaining cash in such Reserve Fund, be deemed to be a drawing of the appropriate amount under such Qualified Letter of Credit and the use of the funds so drawn to make the required deposit in the related Collection Account; provided, however, that if the amount referred to in clause (ii)(B) above is greater than the amount referred to in clause (ii)(A) above, only the amount referred to in clause (ii)(A) need be drawn under such Qualified Letter of Credit unless by Issuer Order the Issuer directs otherwise, and upon Issuer Request the Trustee shall direct the issuer of such Qualified Letter of Credit to reduce the amount remaining available for drawing under such Qualified Letter of Credit to the Requisite Amount of the Reserve Fund.

     SECTION 8.05 Special Reserve Funds.

     (a) On or before the Closing Date for a Series, to the extent required by the related Terms Indenture, the Issuer shall open, at the Corporate Trust Office, one or more accounts which shall collectively be the "Special Reserve Fund" for such Series. Any moneys or other assets received by the Trustee for deposit in the Special Reserve Fund for a Series, together with any Eligible Investments or other investments as permitted by the related Terms Indenture in which such moneys are or will be invested or reinvested during the period from the date of delivery thereof until such moneys are applied or are released to the Issuer, as provided in this Article VIII or the applicable Terms Indenture, shall be held by the Trustee as part of the Trust Estate Granted to secure the Bonds of such Series, subject to disbursement and withdrawal as provided in the related Terms Indenture.

     (b) Unless the Bonds of a Series have been declared due and payable pursuant to Section 5.02 and moneys collected by the Trustee with respect to such Series are being applied in accordance with Section 5.08, amounts on deposit in the related Special Reserve Fund at any time shall be invested in accordance with the related Terms Indenture and shall be withdrawn from such Special Reserve Fund for application as set forth in such Terms Indenture.

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     SECTION 8.06 General Provisions Regarding Trust Accounts.

     (a) Each Trust Account shall relate solely to the Bonds of the Series with respect to which it was established and to the Certificates and other property securing such Series. Funds and other property in each Trust Account shall not be commingled with any other moneys or property of the Issuer or any Affiliate thereof. Notwithstanding the foregoing, the Trustee may hold any funds or other property received or held by it as part of a Trust Account in collective accounts maintained by it in the normal course of its business and containing funds or property held by it for other Persons (which may include the Issuer or an Affiliate), provided that such accounts are under the sole control of the Trustee and the Trustee maintains adequate records indicating the ownership of all such funds or property and the portions thereof held for credit to each Trust Account.

     (b) The Issuer will not direct the Trustee to make any investment of any funds in a Trust Account or to sell any investment held in a Trust Account except under the following terms and conditions:

         (i) each such investment shall be made in the name of the Trustee (in its capacity as such) or in the name of a Qualified Trustee Nominee (or, if, as indicated by an Opinion of Counsel delivered to the Trustee, applicable law provides for perfection of pledges of an investment not evidenced by a certificate or other instrument through registration of such pledge on books maintained by or on behalf of the issuer of such investment, such pledge may be so registered),

         (ii) the Trustee shall have sole control over such investment, the income thereon and the proceeds thereof,

         (iii) any certificate or other instrument evidencing such investment shall be delivered directly to the Trustee or its agent, and

         (iv) the proceeds of each sale of such an investment shall be remitted by the purchaser thereof directly to the Trustee for deposit in the Trust Account in which such investment was held.

     (c) Except as otherwise provided in the related Terms Indenture, if an election has been made or will be made to treat the Trust Estate securing the Series or the Issuer as a REMIC, prior to any disposition of any investment in a Trust Account, prior to its maturity, that would result in a gain to the REMIC, the Trustee shall inform the Issuer of its intention to dispose of such investment and of the possibility that such disposition could result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code. If any amounts are needed for disbursement from a Trust Account and sufficient uninvested funds are not available to make such disbursement, the Issuer shall instruct the Trustee by Issuer Order as to the liquidation of investments held therein in an amount sufficient to provide the required funds, or, in absence of such Issuer Order, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Trust Account.

     (d) The Trustee shall not in any way be held liable by reason of any insufficiency in any Trust Account, including but not limited to any insufficiency resulting from any loss on any

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


Eligible Investment included therein except for losses attributable to the Trustee's failure to make payments on Eligible Investments which are obligations of the Trustee as primary obligor in accordance with their terms.

     (e) All investments of funds in a Trust Account and all sales of investments held in a Trust Account shall, except as provided below, be made by the Trustee in accordance with an Issuer Order. Such Issuer Order shall specify the Eligible Investments in which the funds are to be invested, the amount of the investment, and shall state (i) that they are Eligible Investments, (ii) the respective maturities thereof and (iii) that such maturities comply with these Standard Indenture Provisions. Subject to compliance with the requirements of
Section 8.02(b), 8.03(b), 8.04(b) or 8.05(b), whichever is applicable, such Issuer Order may authorize the Trustee to make the specific investments set forth therein, to make investments from time to time consistent with the general instructions set forth therein, or to make specific investments pursuant to written instructions of the employees or agents of the Issuer identified therein, in each case in such amounts as such Issuer Order shall specify.

     In the event that:

         (i) the Issuer shall have failed to give investment directions to the Trustee by 12:00 noon Eastern Time on any Business Day authorizing the Trustee to invest the funds then in a Trust Account,

         (ii) a Default or Event of Default with respect to such Series shall have occurred and be continuing but the Bonds of such Series shall not have been declared due and payable pursuant to Section 5.02, or if such Bonds shall have been declared due and payable following an Event of Default, amounts collected or receivable from the related Trust Estate are being applied in accordance with Section 5.05, or

         (iii) an Event of Default with respect to such Series shall have occurred and be continuing, the Bonds of such Series shall have become or been declared due and payable pursuant to Section 5.02, and amounts collected or receivable from the related Trust Estate are being applied in accordance with Section 5.08, the Trustee shall invest and reinvest the funds then in each related Trust Account, in such manner as the Trustee shall from time to time determine, but only in one or more Eligible Investments bearing interest or sold at a discount. All investments made by the Trustee pursuant to clause (i) above shall mature on the next Business Day following the date of such investment, all such investments made pursuant to clause (ii) above shall mature no later than the maturity date therefor permitted by Section 8.02(b), 8.03(b), or 8.04(b), or by the terms of any related Terms Indenture, whichever is applicable, and all investments made pursuant to clause (iii) above shall mature no later than the first date following the date of such investment on which the Trustee proposes to make a distribution to Holders of Bonds of the related Series pursuant to
Section 5.08.

     (f) Subject to the lien in favor of the Trustee created by Section 6.07, promptly upon receipt of any funds constituting Reinvestment Income from funds in any Trust Account which is not Available Reinvestment Income, the Trustee shall pay over such amount to or union the

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


order of the Residual Payee, whereupon such funds shall be released from the lien of the Indenture.

     (g) The Trustee may trade with itself or an Affiliate in the purchase or sale of Eligible Investments.

     SECTION 8.07 Reports by Trustee to Bondholders.

     On each Payment Date or Special Redemption Date for a Series the Trustee shall prepare and deliver a written report

     (a) to each Bondholder of each Class of such Series on which a payment of principal and interest is then being made providing the amount of such payment which represents principal and the amount which represents interest, and the principal amount of an Individual Bond of each such Class after giving effect to the payment of principal made on such Payment Date;

     (b) to each Bondholder of each Class of such Series on which a payment of interest only is then being made, setting forth the Aggregate Current Principal Amount of Bonds of each Class of such Series after giving effect to the payment of principal made on such Payment Date and on any Special Redemption Date occurring subsequent to the last such report and after including in the Aggregate Current Principal Amount of Compound Interest Bonds the amount of any accrued interest added to the principal amount thereof on such Payment Date; and

     (c) to each Holder of Compound Interest Bonds of such Series (but only if such Holders of Compound Interest Bonds shall not have received payments of interest on such Payment Date equal to the entire amount of interest accrued on such Bonds during the related Interest Accrual Period), setting forth

         (i) the information contained in the report delivered pursuant to clause (b) above, and

         (ii) the interest accrued on an Individual Bond of such Class during the Interest Accrual Period for such Payment Date and added to the principal of such Individual Bond and the principal amount of an Individual Bond of such Class of Compound Interest Bonds after giving effect to the addition thereto of all interest accrued thereon through the Interest Accrual Period preceding such Payment Date.

     SECTION 8.08 Reports by Trustee.

     The Trustee shall deliver to the Issuer and the Independent Accountants appointed pursuant to Section 8.09, for a Series within five Business Days after request therefor by either the Issuer or such Independent Accountants, a written report setting forth the amount of each Trust Account for a Series and the identity of the investments included therein. Without limiting the generality of the foregoing, the Trustee shall, upon the request and at the expense of the Issuer, promptly transmit to the Issuer copies of all accountings of, and information with respect to, Distributions furnished it by the issuer of, or the paying agent for, each Certificate and shall promptly notify the Issuer if, on the fifth day after any Distribution Due Date in the case of a GNMA Certificate or FHLMC Certificate or on the third Business Day after any Distribution

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


Due Date in the case of a FNMA Certificate or Conventional Certificate, any related Distribution then due or any portion thereof has not been received by the Trustee.

     SECTION 8.09 Reports by Independent Accountants.

     (a) At the Closing Date for a Series the Issuer shall appoint a firm of Independent Accountants of recognized national reputation as its Independent Accountants for purposes of rendering the reports with respect to such Series required by this Section 8.09. Upon any resignation by such firm of Independent Accountants, the Issuer shall promptly appoint a successor thereto that shall also be a firm of Independent Accountants of recognized national reputation and shall notify the Trustee of such appointment. If the Issuer shall fail to appoint any successor to a firm of Independent Accountants which has resigned within fifteen days after such resignation, the Trustee shall promptly notify the Issuer of such failure in writing. If the Issuer shall not have appointed a successor within ten days thereafter the Trustee shall promptly appoint a successor firm of Independent Accountants of recognized national reputation. The fees of such successor shall be payable by the Issuer and may be paid by the Trustee, on behalf of the Issuer, from amounts otherwise payable to the Issuer pursuant to Section 8.02(d).

     (b) The Issuer shall, or the Trustee may, on behalf of the Issuer, direct the firm of Independent Accountants appointed pursuant to subsection (a) (or any successor firm so appointed) to review, and prepare and deliver to the Trustee a certificate or opinion with respect to

         (i) each Payment Date Statement specified in the related Terms Indenture and delivered by the Accounting Party pursuant to Section 2.09(e),

         (ii) each Special Redemption Date Statement specified in the related Terms Indenture and delivered by the Accounting Party pursuant to Section 10.01(c) since the preceding Principal Payment Date (or since the Closing Date if no Payment Date has occurred), and

         (iii) a sample, selected by such firm in a manner comparable to that which would have been used had such accountants been performing an audit in accordance with generally accepted auditing standards, of any Investment Statements prepared by the Accounting Party pursuant to Section 8.02(b) or
     Section 8.04(b) during the period covered by such Payment Date Statement.

Such certificate or opinion shall state to the effect that

         (i) such Independent Accountants have read such Payment Date Statement, each such Special Redemption Date Statement and such sample of Investment Statements,

         (ii) they have performed the calculations required to be made pursuant to Sections 2.09(e) and 10.01(b),

         (iii) they have reviewed the summary of transactions with respect to the Collection Account furnished by the Accounting Party with respect to the Due Period

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


     covered by such Payment Date Statement and, in the case of the Distributions due in the last month of such Due Period but not yet received, the applicable information specified in Section 1.02(c), and

         (iv) based upon such review, no exceptions to the Accounting Party's calculations set forth in any of such Statements have come to the attention of such firm of Independent Accountants, or that all of such exceptions are set forth in such report or certificate.

Such certificate or opinion shall be delivered to the Trustee, and a copy of such certificate or opinion shall be delivered to the Issuer, prior to the close of business on the second Business Day following the related Debt Service Requirement Determination Date. If such firm of Independent Accountants sets forth any exceptions to the Accounting Party's Payment Date Statement in its certificate or opinion, the Accounting Party's Payment Date Statement shall be deemed to have been amended to reflect such exceptions.

     (c) If the Accounting Party shall fail to deliver to the Report Recipient any Payment Date Statement or Special Redemption Date Statement by the due date therefor, the Report Recipient shall at the opening of business on the next Business Day following such due date direct the firm of Independent Accountants appointed pursuant to subsection (a) to prepare and deliver to the Report Recipient such Payment Date Statement, at the expense of the Issuer, no later than 2:00 p.m. on the Business Day following the day on which such direction was given. Any fees of such Independent Accountants not paid by the Issuer may be paid by the Trustee, on behalf of the Issuer, only from amounts otherwise payable to the Issuer from the related Collection Account pursuant to Section 8.02(d).

     SECTION 8.10 Expense Fund.

     (a) Except as otherwise provided in the related Terms Indenture, any cash or Eligible Investments received by the Trustee for deposit in the Expense Fund for a Series pursuant to Sections 2.12(l) or 8.02(d) hereof, together with any other Eligible Investments in which amounts in such Expense Fund are or will be invested or reinvested during the term of the Bonds of such Series, shall be held by the Trustee subject to disbursement and withdrawal as herein provided, but shall not be security for the Bonds of such Series.

     (b) Except as otherwise provided in the related Terms Indenture, all or a portion of the Expense Fund for a Series shall be invested and reinvested at the Issuer's direction in one or more Eligible Investments.

     (c) Except as otherwise provided in the related Terms Indenture, amounts on deposit in the Expense Fund for a Series shall be applied by the Trustee to the payment of Issuer Expenses relating to such Series specified in the related Terms Indenture, to the extent that such Issuer Expenses have not been paid by the Issuer or from other sources.

     (d) Except as otherwise provided in the related Terms Indenture, upon full and final payment of all Outstanding Bonds of the related Series and payment of all unpaid Issuer Expenses covered by such Expense Fund, the Trustee shall pay to or upon the order of the Issuer all amounts remaining on deposit in the Expense Fund for such Series.

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


     SECTION 8.11 Substitution of Certificates with Eligible Substitute Certificates.

     (a) Except as otherwise provided in the related Terms Indenture, the Issuer shall have the right to Grant one or more Eligible Substitute Certificates for any one or more Certificates securing a Series of Bonds, any such substitution to take place on any Payment Date, subject, however, to satisfaction of the following conditions:

         (i) no Default or Event of Default shall have occurred and be continuing;

         (ii) if the Eligible Substitute Certificates to be Granted in substitution for the Certificates to be released are issued in definitive or certificated form, such Eligible Substitute Certificates, registered in the name of the Trustee (or, if requested by the Trustee, in the name of a Qualified Trustee Nominee) shall have been delivered to the Trustee;

         (iii) if the Eligible Substitute Certificates to be Granted in substitution for the Certificates to be released are issuable in book-entry form only, the Trustee shall have received (A) written notification or confirmation from the operator of such book-entry system that ownership of such Eligible Substitute Certificates has been registered in the name of the Trustee or a Qualified Trustee Nominee or (B) notification from a bank, broker, clearing corporation or other Person that maintains securities accounts for the Issuer or the Trustee and is acting in that capacity with respect to such Eligible Substitute Certificates that either (1) ownership of such Eligible Substitute Certificates in the name of the Issuer and the Grant thereof to the Trustee have been entered on the securities accounts books of such Person or (2) ownership of such Eligible Substitute Certificates in the name of the Trustee has been entered on the securities accounts books of such Person;

         (iv) the Trustee shall have received a certificate or opinion from a firm of Independent Accountants stating that (A) such firm has reviewed (1) the terms of the Certificates proposed to be released and of the Eligible Substitute Certificates proposed to be Granted in substitution therefor,
     (2) the Issuer's calculations of the Bond Value attributable to the Certificates to be released and of the Eligible Substitute Certificates to be granted in substitution therefor and (3) the Issuer's calculations demonstrating that the Eligible Substitute Certificates proposed to be Granted in substitution for the Certificates to be released satisfy all conditions precedent to such release and substitution set forth in the Indenture and the related Terms Indenture that are of a type that can be verified by mathematical computations and (B) based on such review, nothing has come to their attention that the Issuer's calculations were not made in compliance with the terms of the Indenture and the related Terms Indenture and are not mathematically correct;

         (v) the Trustee shall have received an Officers' Certificate stating that all conditions precedent to such release specified in this subsection
     (a) and in the related Terms Indenture have been satisfied;

         (vi) the Trustee shall have received an Opinion of Counsel to the effect (A) that all documents delivered to the Trustee in connection with such release comply as to form with the requirements of this subsection (a) and the requirements, if any, set forth in

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


     the related Terms Indenture, (B) that all conditions to such release specified in this subsection (a) and in the related Terms Indenture have been satisfied and (C) of the opinion required by Section 2.12(c)(vii) and
     (viii) but only as applicable to the portion of the Trust Estate comprised of the Eligible Substitute Certificates; and

         (vii) the Trustee shall have received a certificate of an Independent Person, whose regular business activity includes valuing securities similar to such Eligible Substitute Certificates, as to the fair market value of such Eligible Substitute Certificates, which determination of fair market value shall be based upon generally available market quotations as of a date not earlier than three Business Days prior to the date of Grant to the Trustee.

     (b) Upon any such Grant, the Trustee shall transfer and assign the replaced Certificates to the Issuer whereupon they shall be released from, and no longer subject to, the lien of the Indenture.

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

     SECTION 9.01 Supplemental Indentures without Consent of Bondholders.

     Without the consent of the Holders of any Bonds, the Issuer, when authorized by a Board Resolution (if the Issuer is a corporation) or an Issuer Order (if the Issuer is a trust) and the Trustee, at any time and from time to time, may enter into one or more Indentures supplemental hereto, including additional Terms Indentures, in form satisfactory to the Trustee, for any of the following purposes:

         (1) to correct or amplify the description of any property at any time subject to the lien of the Indenture, or better to assure, convey and confirm unto the Trustee property subject or required to be subjected to the lien of the Indenture, or to subject to the lien of the Indenture additional property;

         (2) to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of the issuance, authentication and delivery of any Series of Bonds, as herein set forth, additional conditions, limitations and restrictions thereafter to be observed;

         (3) to set forth the terms of, and security for, any Series that has not theretofore been authorized by a Terms Indenture;

         (4) to modify or eliminate any of the terms of the Indenture; provided, however, that

             (A) such supplemental indenture shall expressly provide that any such modifications or eliminations shall not be effective with respect to any

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


         Outstanding Bond of any Series created prior to the execution of such supplemental indenture; and

             (B) the Trustee may, in its discretion, decline to enter into any such supplemental indenture which, in its opinion, would adversely affect its own rights, duties or immunities;

         (5) to evidence the succession of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Bonds contained;

         (6) to add to the covenants of the Issuer, for the benefit of the Holders of all Bonds of any Series, or to surrender any right or power herein conferred upon the Issuer;

         (7) to cure any ambiguity, to correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision of the Indenture, or to amend any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders of any Series of Bonds;

         (8) to provide for the issuance of Bonds of any Series (including Bonds of a Series theretofore authorized and then outstanding) or any Class within such Series in bearer form with coupons ("Bearer Bonds") and for the exchangeability of Bearer Bonds and Bonds of the same Series and Class issued in registered form ("Registered Bonds"); any such supplemental indenture may provide for payments on Bearer Bonds only outside the United States and for appointment of a foreign Paying Agent that does not satisfy the requirements of clause (ii) of the definition of the term "Eligible Investments" but is otherwise acceptable to the Rating Agencies rating such Bonds, and may also contain any provisions as may in the Issuer s judgment be necessary, appropriate or convenient (a) to permit the Bonds to be issued and sold to or held in bearer form by non-United States Persons, (b) to establish entitlement to an exemption from United States withholding tax or reporting requirements with respect to payments on the Bonds, (c) to comply, or facilitate compliance, with other applicable laws or regulations, (d) to provide for usual and customary provisions for communication (by notice publication, maintenance of lists of holders of Bearer Bonds who have provided names and addresses for such purpose, or otherwise) with holders of Bearer Bonds, or (e) to otherwise effectuate provisions for the issuance of Bearer Bonds and their exchangeability with Registered Bonds;

         (9) to modify, eliminate or add to the provisions of the Indenture to such extent as shall be necessary to effect the qualification of the Indenture under the TIA or under any similar federal statute hereafter enacted, and to add to the Indenture such other provisions as may be expressly required by the TIA; or

         (10) if an election has been made or will be made to treat the Trust Estate securing the Bonds or the Issuer as a REMIC, to modify, eliminate or add to the provisions of the Indenture to such extent as shall be necessary
     (i) to maintain the

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


     qualification of the Trust Estate securing the Series or the Issuer as a REMIC under the Code, or (ii) to avoid, or minimize the risk of, the imposition of any tax on the Issuer, the Trust Estate, or another Person under the Code that would be a claim against the Issuer, Trust Estate or such other Person, as the case may be, or (iii) to prevent the REMIC from entering into any "prohibited transaction" as defined in Section 860F of the Code, provided that (a) there shall have been delivered an Opinion of Counsel to the effect that such action is necessary to maintain such qualification, or to avoid any such tax or minimize the risk of its imposition, or to prevent such prohibited transaction, respectively, and
     (b) such supplemental indenture shall not have any of the effects described in paragraphs (2) through (6) of the proviso to Section 9.02 of the Indenture.

     SECTION 9.02 Supplemental Indentures with Consent of Bondholders.

     With the consent of the Holders of Bonds representing not less than two-thirds of the then Aggregate Current Principal Amount of the Bonds of each Series to be affected, by Act of said Holders delivered to the Issuer and the Trustee, the Issuer, when authorized by an Issuer Order, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions, of the Indenture relating to such Series or of modifying in any manner the rights of the Holders of the Bonds of such Series under the Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Bond affected thereby:

         (1) change the Stated Maturity of any installment of principal of, or interest on, any Bond or reduce the principal amount thereof, the Bond Interest Rate thereon (except as provided in the related Terms Indenture with respect to any Class of Floating Interest Rate Bonds) or the Redemption Price or Special Redemption Price with respect thereto, change the Bond Redemption Amount or Bond Redemption Date for any Series of Bonds, or change any place of payment where, or the coin or currency in which, any Bond or any interest thereon is payable, or change the provisions of the Indenture relating to the calculation of the Debt Service Requirement or the rights of Bondholders to the benefits of any provisions pertaining to Special Redemption or Bondholder Redemption contained in the Indenture, or impair the right to institute suit for the enforcement of any such payment of any such amount due on the Bonds on or after the Stated Maturity thereof (or, in the case of Redemption or Special Redemption, on or after the applicable Redemption Date or Special Redemption Date, respectively); or

         (2) reduce the percentage of the Aggregate Current Principal Amount of the Bonds of any Series, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults hereunder and their consequences provided for in the Indenture; or

         (3) modify any of the provisions of this Section, Section 5.14, 5.15 or
     Section 5.18(b) with respect to requirements for consent or approval of Bondholders, except to increase any percentage specified therein or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Bond affected thereby;

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


         (4) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

         (5) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of a Trust Estate or terminate the lien of the Indenture on any property at any time subject hereto or deprive the Holder of any Bond of the security afforded by the lien of the Indenture; or

         (6) modify any of the provisions of Section 10.02 or 10.03 relating to redemptions at the option of the Holders or mandatory redemption, if such modification would impair such right of redemption or the priorities or preferences associated therewith.

     The Trustee may in its discretion determine whether or not any Bonds of any particular Series would be affected by any supplemental indenture and such determination shall be conclusive upon the Holders of all Bonds, whether theretofore or thereafter authenticated and delivered hereunder. The Trustee shall not be liable for any such determination made in good faith.

     It shall not be necessary for any Act of Bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section, the Issuer shall mail to the Holders of the Bonds of each Series to which such supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     SECTION 9.03 Execution of Supplemental Indentures.

     In executing or accepting the additional trusts created by any supplemental indenture permitted by the Article or the modifications thereby of the trusts created by the Indenture, the Trustee (i) shall require, as a condition of such execution or acceptance if an election has been made or will be made to treat the Trust Estate securing the Series or the Issuer as a REMIC, a Non-Disqualification opinion and (ii) shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by the Indenture and that all conditions precedent thereto have been complied with. The Trustee may, but shall not (except to the extent required in the case of a supplemental indenture entered into under Section 9.01(9)) be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under the Indenture or otherwise.

     SECTION 9.04 Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article, the Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes; and every Holder of Bonds of any Series to which such supplemental

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


indenture relates which have theretofore been or thereafter are authenticated and delivered hereunder shall be bound thereby.

     SECTION 9.05 Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect so long as the Indenture shall then be qualified under the TIA.

     SECTION 9.06 Reference in Bonds to Supplemental Indentures.

     Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article which relates to the Series of which such Bonds are a part may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Bonds so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture which relates to the Series of which such Bonds are a part may be prepared and executed by the Issuer and authenticated and delivered by the Trustee, without service charge, in exchange for Outstanding Bonds of such Series.

     SECTION 9.07 Amendments to Governing Documents.

     The Trustee shall, upon Issuer Request of any Issuer, consent to any proposed amendment to the Issuer's Governing Documents, or an amendment to or waiver of any provision of any other document relating to the Issuer's Governing Documents, such consent to be given without the necessity of obtaining the consent of the Holders of any Bonds upon receipt by the Trustee of:

         (i) an Opinion of Counsel to the effect that such amendment or waiver will not adversely affect the interests of the Holders of the Bonds of any Series and that all conditions precedent to such consent specified in this
     Section 9.07 have been satisfied;

         (ii) an Officers' Certificate, to which such proposed amendment or waiver shall be attached, stating that such attached copy is a true copy of the proposed amendment or waiver and that all conditions precedent to such consent specified in this Section 9.07 have been satisfied; and

         (iii) written confirmation from each of the Rating Agencies that rated any Series of the Issuer's Bonds that the implementation of the proposed amendment or waiver will not adversely affect their respective ratings of any Series of Bonds.

     Notwithstanding the foregoing, the Trustee may decline to consent to a proposed waiver or amendment that adversely affects its own rights, duties or immunities under the Indenture or otherwise.

     Nothing in this Section 9.07 shall be construed to require that any Person obtain the consent of the Trustee to any amendment or waiver or any provision of any document where the making of such amendment or the giving of such waiver without obtaining the consent of the

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


Trustee is not prohibited by the Indenture or by the terms of the document that is the subject of the proposed amendment or waiver.

                                    ARTICLE X

                               REDEMPTION OF BONDS

     SECTION 10.01 Special Redemption.

         (a) Except as otherwise provided in the related Terms Indenture, the Bonds of any Series are subject to Special Redemption pursuant to this Article
X. For purposes of this Section 10.01, the following terms shall have the meanings specified below with respect to any Series, except as otherwise specified in the related Terms Indenture:

     "Accrued Interest": With respect to any Special Redemption Determination Date, the unpaid interest which will have accrued on the Non-Covered Bonds through the Designated Interest Accrual Date for the second Principal Reduction Date following such Special Redemption Determination Date; in determining the Bond Interest Rates applicable to such Non-Covered Bonds, the Bonds that have been treated as Covered Bonds in accordance with the definition thereof set forth in this Section 10.01(a) shall be excluded.

     "Adjusted Aggregate Bond Value": With respect to any Special Redemption Determination Date, the sum of the amounts that would be the Bond Values of each of the Certificate Groups as of the next Special Redemption Determination Date if the Distributions on each of the Certificates in each such Certificate Group in the month following the month in which such Special Redemption Determination Date occurs is the Minimum Distribution.

     "Available Cash": With respect to the second Principal Reduction Date following any Special Redemption Determination Date, the sum of

         (i) the cash in the Collection Account on such Special Redemption Determination Date,

         (ii) the amount of the Distributions due on the Distribution Due Dates in the month in which such Special Redemption Determination Date occurs, but not received prior to such Special Redemption Determination Date,

         (iii) the Minimum Distribution,

         (iv) the aggregate amount receivable as principal of, or interest on, Eligible Investments maturing subsequent to such Special Redemption Determination Date but on or before the Business Day prior to the second Principal Reduction Date following such Special Redemption Determination Date,

         (v) the aggregate Available Reinvestment Income which could be earned on each of the amounts described in the foregoing clauses (i) through (iv) through reinvestment thereof at the Assumed Reinvestment Rate from (A) such Special

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


     Redemption Determination Date, in the case of cash in the Collection Account on such Special Redemption Determination Date, (B) the first Business Day after the applicable Distribution Due Date, in the case of each Distribution on a Certificate not received prior to such Special Redemption Determination Date and in the case of the Minimum Distribution on a Certificate, and (C) the maturity date of each Eligible Investment, in each case to the last Business Day prior to the second Principal Reduction Date following such Special Redemption Determination Date,

         (vi) the aggregate amount, if any, available for withdrawal from the Debt Service Reserve Fund on the second Principal Reduction Date after such Special Redemption Determination Date, and

         (vii) the Available Reserve Fund Withdrawal Amount for the second Principal Reduction Date after such Special Redemption Determination Date.

     "Available Reserve Fund Withdrawal Amount": With respect to the second Principal Reduction Date following any Special Redemption Determination Date, the excess of

         (i) the sum of:

             (A) the cash in the Reserve Fund on such Special Redemption Determination Date,

             (B) the aggregate amount receivable as principal of, or interest on, Eligible Investments in the Reserve Fund maturing subsequent to such Special Redemption Determination Date but on or before the Business Day prior to the second Principal Reduction Date following such Special Redemption Determination Date,

             (C) the aggregate Available Reinvestment Income which could be earned on each of the amounts described in the foregoing clauses (i) and (ii) through reinvestment thereof at the Assumed Reinvestment Rate from (A) such Special Redemption Determination, in the case of cash in the Reserve Fund on such Special Redemption Determination Date, and (B) the scheduled payment date for any payments of principal of or interest on any Eligible Investment, in each case to the last Business Day prior to the second Principal Redemption Date following such Special Redemption Determination Date,

         (ii) the amount which would be the Requisite Amount of the Reserve immediately after the second succeeding Principal Reduction Date, assuming that the Distribution on each of the Certificates in the month following the month in which such Special Redemption Determination Date occurs is the Minimum Distribution and that such second succeeding Principal Reduction Date is an Interest Payment Date and a Principal Payment Date.

     "Covered Bonds": With respect to any Special Redemption Determination Date, the aggregate principal amount of Outstanding Bonds that can be repaid on each Covered Bond Principal Reduction Date through the payment of an amount equal to 100% of the principal

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


amount of the Bonds to be repaid, together with accrued and unpaid interest thereon at the applicable Bond Interest Rate through the Designated Interest Accrual Date for such Covered Bond Principal Reduction Date, assuming that the Future Available Cash on each such Covered Bond Principal Reduction Date (beginning with the last such Covered Bond Principal Reduction Date) is applied to the payment of Outstanding Bonds (including the payment of all interest accrued thereon through such Designated Interest Accrual Date) in the order of their respective Bond Interest Rates (beginning with the highest such Bond Interest Rate), so that no principal of an Outstanding Bond is assumed to be so paid until the principal of all Outstanding Bonds having a higher Bond Interest Rate is assumed to have been repaid in full. With respect to a Covered Bond Principal Reduction Date, Covered Bonds shall be the amount obtained by dividing the Future Available Cash on such Covered Bond Principal Reduction Date by the sum of 1 + (BIR x N/12), where BIR is the applicable Bond Interest Rate (expressed as a fraction having a denominator of 200 rather than as a percentage) and N is the number of months (including any partial months) from the end of the Interest Accrual Period for the Interest Payment Date next preceding such Special Redemption Determination Date (or from the Accrual Date if no interest Payment Date has occurred) through the Designated Interest Accrual Date for such Covered Bond Principal Reduction Date.

     "Covered Bond Principal Reduction Date": With respect to any Special Redemption Determination Date, each Principal Reduction Date, if any, occurring subsequent to the second Principal Reduction Date following such Special Redemption Determination Date but no later than the next Principal Payment Date.

     "Future Available Cash": With respect to any Covered Bond Principal Reduction Date, the sum of (i) the aggregate of the amounts receivable in the month preceding such Covered Bond Principal Reduction Date as principal of, or interest on, Eligible Investments in the Collection Account at the time of determination, and (ii) the aggregate Available Reinvestment Income which could be earned on amounts described in clause (i) through reinvestment thereof at the Assumed Reinvestment Rate from the date each such amount is receivable to the last Business Day prior to such Covered Bond Principal Reduction Date.

     "Minimum Distribution": With respect to any Certificate on any Special Redemption Determination Date, the amount of the Scheduled Distributions on such Certificate due in the month following the month in which such Special Redemption Determination Date occurs, determined in accordance with Section 1.02.

     "Non-Covered Bonds": With respect to any Special Redemption Determination Date, the difference between the aggregate principal amount of all Outstanding Bonds and the aggregate principal amount of Covered Bonds.

Notwithstanding any reference in this Section 10.01(a) to investments maturing on or before the last Business Day prior to a Principal Reduction Date, any amount receivable on a Principal Reduction Date as principal of, or interest on, an Eligible Investment on which the Trustee (or any other Person acceptable to each Rating Agency that rated the Bonds) is the obligor (including any repurchase agreement on which the Trustee is liable as principal) shall be deemed to be receivable on the Business Day prior to such Principal Reduction Date and shall be included in Available Cash or the Future Available Cash for such Principal Reduction Date.

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     (b) Unless, as provided in the related Terms Indenture, the Bonds of such
Series are not then subject to Special Redemption pursuant to this Article X, on each Special Redemption Determination Date for a Series, the Accounting Party shall calculate the following or shall make such other calculations as may be specified in the related Terms Indenture:

         (i) the Adjusted Aggregate Bond Value;

         (ii) the amount specified in each clause of the definition of Available Cash;

         (iii) the aggregate amount of Available Cash;

         (iv) the Future Available Cash for each Covered Bond Principal Reduction Date;

         (v) the aggregate principal amount of Covered Bonds for each Covered Bond Principal Reduction Date;

         (vi) the aggregate principal amount of Non-Covered Bonds; and

         (vii) the amount of Accrued Interest.

     (c) Unless, as otherwise provided in the related Terms Indenture, the Bonds of such Series are not then subject to Special Redemption pursuant to this
Article X, or unless the related Terms Indenture otherwise provides, on each Special Redemption Determination Date for a Series the Accounting Party shall also determine whether the sum of the Adjusted Aggregate Bond Value and Available Cash is greater than or equal to the sum of the Accrued Interest plus the aggregate principal amount of Non-Covered Bonds, and shall prepare and deliver to the Report Recipient, no later than the first Business Day after such Special Redemption Determination Date, a statement or report (a "Special Redemption Date Statement") setting forth

         (i) the Special Redemption Date to which such Special Redemption Date Statement relates,

         (ii) the information specified in subsection (b) of this Section 10.01,

         (iii) whether the sum of the Adjusted Aggregate Bond Value plus Available Cash is (A) greater than or equal to the sum of the Accrued Interest plus the aggregate principal amount of Non-Covered Bonds, in which case such Series shall be deemed to be "Non-Redeemable" for purposes of this Article X, or (B) less than the sum of the Accrued Interest, plus the aggregate principal amount of Non-Covered Bonds, in which case such Series shall be deemed to be "Redeemable" for purposes of this Article X, and

         (iv) if such Series is Redeemable, (A) the smallest principal amount of Outstanding Bonds of such Series (the "Principal Amount of Redeemable Bonds") that must be redeemed, in the manner described in subsection (d) of this Section 10.01, such that, after giving effect to such redemption, such Series is Non-Redeemable, such amount being the principal amount of such Bonds to be paid on such Special Redemption Date, (B) the unpaid interest that will have accrued on the Principal Amount of Redeemable

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


     Bonds through the Designated Interest Accrual Date for the next Special Redemption Date, such amount being the amount of interest to be paid on such Special Redemption Date as part of the Special Redemption Price for the Bonds to be redeemed on such Special Redemption Date, (C) the amounts included in such Special Redemption Date Statement pursuant to subclauses
     (iv)(A) and (iv)(B) above, expressed in each case per Individual Bond of each Class of Bonds other than Principal Priority Bonds to be so redeemed,
     (D) the information specified in subsection (b) of this Section 10.01 recalculated to give effect to such redemption, and (E) the calculations confirming that such Series is Non-Redeemable after giving effect to such redemption.

     If the Trustee shall not have received any Special Redemption Date Statement with respect to a Principal Reduction Date for a Series for which the Trustee is not the Accounting Party on or before the second Business Day prior to the date on which notice would be required to be given to Holders of Bonds of such Series if a Class of Bonds of such Series were to be retired in full on such Special Redemption Date Statement and deliver a copy thereof to the firm of Independent Accountants appointed pursuant to Section 8.09(a).

     (d) If the Accounting Party has determined on any Special Redemption Determination Date that the Bonds of a Series are Redeemable, the Trustee, on behalf of the Issuer, shall, upon the giving of notice of redemption as provided in Section 10.07, redeem the Principal Amount of Redeemable Bonds which, upon the giving of such notice, shall be due and payable on the next Special Redemption Date at the Special Redemption Price therefor.

     Notwithstanding the foregoing, if there is a Special Reserve Fund for a Series of Bonds that are Redeemable, then prior to redeeming any such Bonds the Trustee shall first take the actions specified in the provisions of the related Terms Indenture governing such Special Reserve Funds. After giving effect to the taking of such actions and the realization of any cash to be deposited in the related Collection Account on or before the last Business Day prior to the second succeeding Special Redemption Date, the Trustee shall recalculate the amount of Available Cash in accordance with subsequent (a) and (b) and shall prepare a revised Special Redemption Date Statement in accordance with subsection (c). Only if such revised Special Redemption Date Statement indicates that the Bonds are to be redeemed shall the Trustee redeem any Bonds of such Series. The amount of Bonds to be redeemed shall be the Principal Amount of Redeemable Bonds set forth in the revised special Redemption Date Statement.

     All payments of principal pursuant to any Special Redemption shall be applied among the Classes of a Series and among Bonds within each Class in the same priority and manner as would be applicable on the next succeeding Principal Payment Date. The Bonds of a Series may be called for Special Redemption on more than one Special Redemption Date during a particular Due Period so long as the requirements of this Article X are complied with.

     SECTION 10.02 Bondholder Redemption.

     (a) Unless the Bonds of a Series have been declared due and payable prior to their Stated Maturity by reason of an Event of Default, a Holder of Bonds of a Class of Principal Priority Bonds of a Series may request the redemption of such Bonds Series as provided in this Section 10.02 if so provided in the related Terms Indenture. A Bondholder may request

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


redemption by delivering the following items (the "Tender Documents") to the Trustee on or before the Tender Date: (i) a written request for redemption in form satisfactory to the Trustee (such as the form appearing on the back of each Bond), by the Bondholder or the appropriate Person(s) described in paragraph (c) below, with appropriate evidence of authority; (ii) in the case of a request on behalf of a deceased Holder, appropriate evidence of death and any tax waivers requested by the Trustee and (iii) in the case of Definitive Bonds, the certificate or certificates representing the Bond or Bonds for which redemption is being requested. Subject to the terms of the related Terms Indenture, on each Principal Payment Date for such Class of Principal Priority Bonds, the Issuer shall redeem Bonds with respect to which redemption has been properly requested in the order of priority described in subsection (b) of this Section 10.02 and subject to the limitations that (1) except as set forth in such subsection (b), the Issuer shall not, on any one Payment Date, redeem from any personal representative, surviving joint tenant or surviving tenant by the entirety of a deceased Holder Bonds in a principal amount greater than the Deceased Holder Preference for such Class or redeem from any other Holder Bonds in a principal amount greater than the Regular Holder Preference for such Class and (2) with respect to each Class of Principal Priority Bonds subject to redemption pursuant to this Section 10.02, the Issuer shall, on each Principal Payment Date, only make redemptions to the extent of the aggregate amount of payments of principal to be applied to such Class on such Principal Payment Date, rounded down to the nearest Individual Bond (the "Bondholder Redemption Amount" for such Class). Bonds which have been accepted for redemption shall become due and payable on the applicable Principal Payment Date and shall cease to bear interest immediately following the Designated Interest Accrual Date for such Principal Payment Date. Such Bonds shall be redeemed by the Issuer at the Bondholder Redemption Price, together with accrued and unpaid interest through the Designated Interest Accrual Date for the applicable Principal Payment Date. Installments of interest due on or prior to the date of redemption shall continue to be payable to the Holders of such Bonds as of the relevant Record Date according to their terms and the provisions of Section 2.09.

     (b) Subject to the limitations provided in subsection (a) of this Section 10.02, with respect to each Principal Payment Date for each Class of Principal Priority Bonds, requests for redemption of Deceased Holder Bonds shall be accepted in the order of receipt of such requests by the Trustee to the extent of the Deceased Holder Preference; requests for redemption of Bonds other than Deceased Holder Bonds shall be accepted in the order of receipt of such requests by the Trustee to the extent of the Regular Holder Preference, after all requests for redemption of Deceased Holder Bonds of the same Series theretofore submitted have been accepted within the Deceased Holder Preference. With respect to each Principal Payment Date for each such Class, the Issuer shall accept requests for redemption of Deceased Holder Bonds in excess of the Deceased Holder Preference, but only to the extent of the applicable Redemption Amount. With respect to each such Principal Payment Date, the Issuer shall accept requests for redemption of Bonds other than Deceased Holder Bonds in excess of the Regular Holder Preference but only to the extent of the applicable Bondholder Redemption Amount. Subject to the foregoing provisions, requests for redemption shall be accepted in the order that they were received by the Trustee.

     (c) In order to obtain redemption pursuant to this Section 10.02 on a Principal Payment Date, the Holder or the personal representative, or the personal representative joined by any surviving tenant(s) in common, surviving joint tenant or surviving tenant by the entirety of a

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


deceased Holder must deliver to the Trustee the Tender Documents on or before the Tender Date preceding such Principal Payment Date. Except as otherwise provided in the related Terms Indenture, no particular forms of request for redemption or authority to request redemption are necessary (but, with respect to Definitive Bonds, the form set forth on the form of Bond in Section 2.02 shall be sufficient). Requests for redemption of Bonds received by the Trustee after the Tender Date preceding a Principal Payment Date, and requests for redemption not accepted in respect of such Principal Payment Date, whether on behalf of a deceased Holder or otherwise, will be treated as a request for redemption on the next succeeding Principal Payment Date, and any Definitive Bonds submitted will be held by the Trustee, until the request is accepted or withdrawn, except that the Trustee, in its discretion, may cancel the certificates representing any such Definitive Bonds provided that it shall maintain a record of the Definitive Bonds so cancelled and such Bonds shall continue to be deemed Outstanding for all purposes. Only whole Individual Bonds may be redeemed.

     (d) For purposes of this Section, a Bond held by tenants by the entirety, joint tenants or tenants in common is considered to be held by a single Holder or Beneficial Owners, the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a Holder or Beneficial Owner, the death of a beneficiary of a trust will be deemed to be the death of the Holder or Beneficial Owner of a Bond held by the trustee of the trust to the extent of such beneficiary's beneficial interest in such Bond, and the entire principal amount of the Bond so held will be deemed to be a Deceased Holder Bond. For purposes of this Section, a Bond held by a trustee is considered to be held by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein. The death of a person who, during his lifetime, was entitled to substantially all of the beneficial interests of ownership of a Bond will be deemed the death of the Holder or Beneficial Owner, regardless of the registered Holder, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest shall be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangement between husband and wife, and trust and certain other arrangements where a person has substantially all of the beneficial ownership interests in the Bonds during his or her lifetime. Beneficial interest shall include the power to sell, transfer or otherwise dispose of a Bond and the right to receive the proceeds therefrom, as well as interest and principal payable with respect thereto.

     (e) To the extent that the Bondholder Redemption Amount for a Class of Principal Priority Bonds for a Principal Payment Date exceeds the aggregate amount of Bonds of such Class to be redeemed on such Principal Payment Date at the option of the Holders of such Class, Bonds of such Class shall be mandatorily redeemed by the Issuer at the Bondholder Redemption Price. Unless otherwise provided in the related Terms Indenture, if less than all of the Bonds of any such Class are to be redeemed, the particular Bonds to be redeemed shall be selected by the Trustee from the Outstanding Bonds of such Series not previously called or accepted for redemption, not more than 30 days prior to the applicable Principal Payment Date. The Trustee shall select the Bonds to be redeemed by random lot. Only whole Individual Bonds may be redeemed. The selection of Bonds to be redeemed shall provide for the selection for redemption of portions (equal to an Individual Bond of such Class or any multiple thereof) of the principal of Bonds of a denomination larger than an Individual Bond.

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


     The Trustee shall promptly notify the Issuer in writing of the Individual Bonds selected for redemption pursuant to this Section 10.02(e) and, in the case of any Bond selected for partial redemption, the principal amount thereof to be redeemed.

     (f) Beneficial Owners of Book Entry Bonds may tender their interest in Bonds for redemption on any Principal Payment Date subject to the limitations in amount and the priorities established in this Section 10.02 with respect to Holders of Bonds if, and to the extent provided in the related Terms Indenture, the Clearing Agency will receive requests for redemption and requests for withdrawal, determine the order of receipt of request for redemption, select Bonds to be mandatorily redeemed, provide notices of redemption and/or make payments of the Bondholder Redemption Price and accrued interest, if any, in accordance with the terms and provisions of the related Terms Indenture and the rules and procedures of the Clearing Agency.

     (g) Each of the terms and provisions of this Section 10.02 may be modified with respect to any Series by the related Terms Indenture.

     SECTION 10.03 Withdrawal of Requests.

     Except as provided in Section 10.02(f) with respect to Book Entry Bonds, any requests for Bondholder Redemption may be withdrawn by the persons making the same upon the delivery of a written request for such withdrawal received by the Trustee not later than the Tender Date for a given Principal Payment Date on which such Bond would otherwise be redeemable pursuant to Section 10.02. If not so withdrawn, the redemption request will be irrevocable with respect to the selection of Bonds for redemption on the respective Principal Payment Date. In the event a request for redemption has been withdrawn as provided in this Section with respect to one or more Definitive Bonds, the Trustee shall return the certificate representing the Bond or Bonds in respect of which the redemption request has been withdrawn or, in the case of Definitive Bonds the certificates of which were cancelled by the Trustee pursuant to Section 10.02(c), the Issuer shall execute, and the Trustee shall authenticate and deliver, new certificates representing the Bonds in respect of which the redemption request has been withdrawn, such new Bonds to be of the same date and tenor as the Bonds cancelled under Section 10.02(c) in the amount which remains outstanding.

     SECTION 10.04 Redemption Register.

     (a) The Trustee shall maintain at its Corporate Trust office a register in which it shall record, in the order of receipt, all requests for redemption received by the Trustee under Section 10.02(a). The Trustee may establish such procedures as it may in its sole discretion deem appropriate in order to determine the order of receipt of requests for redemption received by the Trustee on a single day, and any such determination shall be conclusive. In establishing procedures for determining the order of receipt of request for redemption, the Trustee may designate from time to time any particular person, department or office as the designated recipient of such requests and provide that, after Holders have been notified in writing of such designation, no request for redemption will be deemed received until received by the person, department or office so designated. Unless withdrawn as provided in Section 10.03, all such requests shall remain in effect until the Bonds which are the subject of such request have been redeemed.

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


     (b) To the extent, if any, provided in the related Terms Indenture for a Class of Book Entry Bonds, the Clearing Agency will maintain a register for requests for Bondholder Redemption and shall determine the order of receipt for requests for redemption, in accordance with the terms and provisions of the related Terms Indenture and the rules and procedures of the Clearing Agency.

     SECTION 10.05 Redemption at the Option of the Issuer; Election to Redeem.

     In addition to any other redemption or special redemption to which the Bonds of a Series may be subject, such Bonds are subject to redemption in whole or in part at the option of the Issuer at the Redemption Price in accordance with the terms of the related Terms Indenture. If the Issuer elects so to redeem Bonds of a Series then Outstanding, it shall, no later than 30 days prior to the Redemption Date selected for such redemption, deliver notice of such election to the Trustee, together with an Issuer Order directing the Trustee to effect such redemption and the aggregate Redemption Price due on such Redemption Date for deposit into the Collection Account.

     SECTION 10.06 Optional Floating Interest Rate Bond Redemption.

     Unless specified otherwise in the related Terms Indenture, the Issuer, at its option, may use all or a portion of Spread to redeem any Class of Floating Interest Rate Bonds, in whole or in part (an "Optional Floating Interest Rate Bond Redemption"), on any Principal Payment Date for such Class ("Floating Interest Rate Bond Redemption Date"), at the Floating Interest Rate Bond Redemption Price, if the Bond Interest Rate at which interest on such Floating Interest Rate Bonds accrues during the Interest Accrual Period next preceding such Floating Interest Rate Bond Redemption Date is equal to the Maximum Floating Interest Rate. If the Issuer elects so to redeem Bonds of a Series then Outstanding, it shall, no later than 30 days prior to the Principal Payment Date selected for such redemption, deliver notice of such election to the Trustee, together with an Issuer Order directing the Trustee to effect such redemption.

     SECTION 10.07 Redemption Notice.

     Except as otherwise specified in the applicable Terms Indenture, notice of redemption shall be given by the Trustee in the name of and at the expense of the Issuer at the following times and to the following Persons:

         (i) Except as provided in clause (iv) below, notice of any Special Redemption of Bonds, other than a Special Redemption which will result in the payment in full of the entire unpaid principal amount of the Bonds to be redeemed and in connection with which presentment is required for payment, shall be mailed no later than the fourth Business Day (or, if the Accounting Party is the Trustee, no later than the second Business Day) after the Special Record Date for the applicable Special Redemption Date to the Persons who were Holders of the Bonds to be redeemed on such Special Record Date;

         (ii) Notice of any redemption of Bonds pursuant to Section 10.05 or
     10.06 and notice of any redemption of Definitive Bonds pursuant to Section 10.02(e) shall be mailed no later than five days after the Record Date that would otherwise be applicable to

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


     the Redemption Date or Floating Interest Rate Bond Redemption Date, as the case may be, on which such Bonds are to be redeemed to the Persons who were Holders of such Bonds on such otherwise applicable Record Date;

         (iii) Except as provided in clause (iv) below, notice of any Special Redemption of Bonds that will result in the payment in full of the entire unpaid principal amount of the Bonds to be redeemed and in connection with which presentment is required for payment, shall be mailed no later then the fourth Business Day (or, if the Accounting Party is the Trustee, no later than the second Business Day) next succeeding the Special Record Date that would otherwise be applicable to the Special Redemption Date on which such Bonds are to be redeemed to the Persons who were the Holders of such Bonds on such otherwise applicable Special Record Date; and

         (iv) Unless otherwise provided in the related Terms Indenture, no prior notice of Bondholder Redemption or redemption of Book Entry Bonds pursuant to Section 10.02(e) shall be required.

         All notices of redemption shall state:

             (1) the Special Redemption Date, Redemption Date or Floating Interest Rate Bond Redemption Date, as the case may be,

             (2) the Special Redemption Price, Redemption Price or Floating Interest Rate Bond Redemption Price, as the case may be,

             (3) if Bonds of a Class are not to be paid in full on a Special Redemption Date, Redemption Date, or Floating Interest Rate Bond Redemption Date, that on such Special Redemption Date, Redemption Date or Floating Interest Rate Bond Redemption Date, the pro rata portion of the Special Redemption Price, Redemption Price or Floating Rate Bond Redemption Price, respectively, will become due and payable with respect to each Individual Bond as specified in such notice, that the amount payable in respect of the redeemed portion of each such Bond so redeemed shall be limited to the pro rata portion of the Special Redemption Price, Redemption Price or Floating Rate Bond Redemption Price therefor and that no interest shall accrue on such principal portion for any period after the Designated Interest Accrual Date for the date fixed for redemption and that payment of the Special Redemption Price, Redemption Price or Floating Rate Bond Redemption Price will be paid by check mailed to the Persons whose names appear as the registered Holders thereof on the Bond Register as of the Special Record Date applicable to the Special Redemption Date or as of the Record Date applicable to the Redemption Date or Floating Interest Rate Bond Redemption Date, as the case may be, and identified in such notice of redemption, and

             (4) if Bonds of a Class are to be paid in full on such Special Redemption Date, Redemption Date or Floating Interest Rate Bond Redemption Date, the fact of such payment in full, the place where such Bonds are to be

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


         surrendered for payment of the Special Redemption Price, Redemption Price or Floating Rate Bond Redemption Price, as the case may be (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02), and that no interest shall accrue on such Bond for any period after the Designated Interest Accrual Date for the date fixed for redemption.

Failure to give notice of redemption, or any defect therein, to any Holder of any Bond selected for redemption shall not impair or affect the validity of the redemption of any other Bond.

     SECTION 10.08 Bonds Payable on Special Redemption Date, Redemption Date or Floating Interest Rate Bond Redemption Date.

     Notice of redemption, if applicable, having been given as provided in
Section 10.07, the Bonds or portions thereof so to be redeemed shall, on the applicable Special Redemption Date, Redemption Date or Floating Rate Bond Redemption Date, become due and payable at the Special Redemption Price, Redemption Price or Floating Rate Bond Redemption Price, as the case may be, and (unless the Issuer shall default in the payment of the Special Redemption Price, Redemption Price or Floating Rate Bond Redemption Price) no interest shall accrue on such Special Redemption Price, Redemption Price or Floating Rate Bond Redemption Price for any period after the Designated Interest Accrual Date for such Redemption Date, Special Redemption Date or Floating Interest Rate Bond Redemption Date, as the case may be.

                                   ARTICLE XI

                                  MISCELLANEOUS

     SECTION 11.01 TIA Certificates and Opinions.

     (a) Conditions Precedent. Upon any application or request by the Issuer to the Trustee to take any action under any provision of the Indenture, the Issuer shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of the Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     (b) Released Property. The Issuer shall furnish the Trustee, with respect to a Series of Bonds, a certificate or opinion of an Accountant, appraiser, or other expert as to the fair value of any Certificates, securities, cash or other property to be released from the lien of the Indenture (the "Released Property"), which certificate or opinion shall state that in the opinion of the person making the same the proposed release will not impair the security of the Bonds of such Series under the Indenture in contravention of the provisions hereof. If, with respect to a Series of Bonds, the fair value of such Released Property and all other Released Property released since the commencement of the calendar year in which such certificate or opinion is given, as set forth in such certificate or opinion, is 10 percent or more of the Aggregate Current Principal Amount of the Bonds of such Series, then such certificate or opinion shall be made by an Independent

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


Accountant, appraiser, or other expert. However, such a certificate or opinion of an Independent Accountant, appraiser, or other expert shall not be required in the case of any Released Property, if the fair value thereof as set forth in the certificate or opinion required by this Subsection is less than $25,000 or less than 1 percent of the Aggregate Current Principal Amount of the Bonds of such Series.

     (c) Deposit of Certificates as Basis for Withdrawal or Release of Portions of Trust Estate. The Issuer shall furnish the Trustee, with respect to a Series of Bonds, a certificate or opinion of an Accountant, appraiser or other expert as to the fair value to the Issuer of any Certificates or other securities (other than bonds and securities secured by a lien prior to the lien of the Indenture upon the Trust Estate) (the "Deposited Securities"), the deposit of which with the Trustee is to be made the basis for the authentication and delivery of Bonds, the withdrawal of cash constituting a part of the Trust Estate of any Series or the release of Certificates, securities or other property constituting a part of the Trust Estate relating to such Series of Bonds. If the fair value of the Deposited Securities so deposited since the commencement of the calendar year in which such certificate or opinion is to be given, as set forth in such certificate or opinion, is 10 percent or more of the Aggregate Current Principal Amount of the Bonds of such Series at the time such certificate or opinion is to be given, then such certificate or opinion shall be made by an Independent Accountant, appraiser or other expert. However, such a certificate of an Independent Accountant, appraiser or other expert shall not be required with respect to Deposited Securities, if the fair value of such Deposited Securities to the Issuer as set forth in the certificate or opinion required by this Subsection is less than $25,000 or less than 1 percent of the Aggregate Current Principal Amount of the Bonds of such Series.

     (d) Deposit of Other Property as Basis for Withdrawal or Release of Portions of Trust Estate. The Issuer shall furnish the Trustee, with respect to a Series of Bonds, a certificate or opinion of an Accountant, appraiser, or other expert as to the fair value to the Issuer of any property the subjection of which to the lien of the Indenture is to be made the basis for the authentication and delivery of Bonds, the withdrawal of cash constituting any portion of the Trust Estate relating to such Series of Bonds, or the release of property, Certificates or other securities subject to the lien of the Indenture relating to such Series of Bonds. If (A) within six months prior to the date of acquisition by the Issuer, such property has been used or operated, by a Person other than the Issuer, in a business similar to that in which it has been or is to be used or operated by the Issuer, and (B) the fair value of such property as set forth in the certificate or opinion required by this Subsection is not less than $25,000 and not less than 1 per centum of the Aggregate Current Principal Amount of the Bonds of such Series, such certificate or opinion shall be made by an Independent Accountant, appraiser or other expert and shall cover the fair value to the Issuer of any property so used or operated which has been so subjected to the lien of the Indenture since the commencement of the current calendar year, and as to which a certificate or opinion of an Independent Accountant, appraiser or other expert has not previously been furnished.

     (e) The certificates or opinions required by Subsections (a), (b), (c), and
(d) above may be made by an officer or employee of the Issuer, except where the certificates or opinions are required to be given by an Independent Person, in which case such certificate or opinion shall be given by an Independent Accountant, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

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     (f) Every certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture (including one furnished pursuant to specific requirements of the Indenture relating to a particular application or request) shall include:

         (i) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (iii) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (iv) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

     SECTION 11.02 Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only on document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of any Issuer or an Authorized Officer of any Owner Trustee may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer, or, if applicable, an Authorized Officer or Officers of the Owner Trustee, or, if applicable, a Person with which the Issuer has contracted or whose assistance has been obtained pursuant to Section 3.07, stating that the information with respect to such factual matters is in the possession of the Issuer or such Person, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under the Indenture, they may, but need not, be consolidated and form one instrument.

     Wherever in the Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is

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intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted and to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 6.01(a)(2).

     SECTION 11.03 Acts of Bondholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by Bondholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Bondholders in person or by the agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Bondholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

     (c) The ownership of Bonds shall be proved by the Bond Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Bonds shall bind the Holder of every Bond issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Bonds.

     SECTION 11.04 Notices, etc. to Trustee and Issuer.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Bondholders or other document provided or permitted by the Indenture to be made upon, given or furnished to, or filed with

         (a) the Trustee by any Bondholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

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


         (b) the Issuer by the Trustee or by any Bondholder shall be sufficient for every purpose hereunder (except as provided in Section 5.01(d) and (e)) if made, given, furnished or filed in writing to or with Issuer.

     SECTION 11.05 Notices to Bondholders; Waiver of Notices.

     Where the Indenture provides for notice to Bondholders of any event, or the mailing of any report to Bondholders, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Bondholder affected by such event or to whom such report is required to be mailed, at the address of such Bondholder as it appears on the Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Bondholders is mailed in the manner provided above, neither the failure to mail such notice or report, nor any defect in any notice or report so mailed, to any particular Bondholder shall affect the sufficiency of such notice with respect to other Bondholders, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.

     Where the Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event and such waiver shall be the equivalent of such notice. Waivers of notice by Bondholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Bondholders when such notice is required to be given pursuant to any provision of the Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     SECTION 11.06 Rules by Trustee and Agents.

     The Trustee may make reasonable rules for any meeting of Bondholders which rules may, at the Trustee's request, be set forth in the applicable Terms Indenture. Any Agent may make reasonable rules and set reasonable requirements for its functions.

     SECTION 11.07 Conflict with Trust Indenture Act.

     If any provision of the Indenture limits, qualifies or conflicts with another provision of the Indenture which is required to be included in the Indenture by any of the provisions of the TIA, such required provision shall control.

     SECTION 11.08 Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

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     SECTION 11.09 Successors and Assigns.

     All covenants and agreements in the Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

     SECTION 11.10 Severability.

     In case any provision in the Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 11.11 Benefits of Standard Indenture Provisions.

     Nothing in the Indenture or in the Bonds, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any separate trustee or co-trustee appointed under Section 6.14 and the Bondholders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

     SECTION 11.12 Legal Holidays.

     In any case where the date of any Payment Date, Redemption Date, Special Redemption Date, Special Payment Date or any other date on which principal of, premium, if any, or interest on any Bond or Overdue Bond is proposed to be paid shall not be a Business Day, then (notwithstanding any other provision of the Bonds or the Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, Redemption Date, Special Redemption Date, Special Payment Date or other date for the payment of principal of, premium, if any, or interest on any Bond or Overdue Bond as the case may be, and no interest shall accrue for the period from and after any such nominal date or for any corresponding period relating to any Interest Accrual Period or Designated Interest Accrual Date.

     SECTION 11.13 GOVERNING LAW.

     IN VIEW OF THE FACT THAT BONDHOLDERS ARE EXPECTED TO RESIDE IN MANY STATES AND OUTSIDE THE UNITED STATES AND THE DESIRE TO ESTABLISH WITH CERTAINTY THAT THE INDENTURE WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF A STATE HAVING A WELL-DEVELOPED BODY OF COMMERCIAL AND FINANCIAL LAW RELEVANT TO TRANSACTIONS OF THE TYPE CONTEMPLATED HEREIN, THE INDENTURE AND EACH BOND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

     SECTION 11.14 Counterparts.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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     SECTION 11.15 Recording of Indenture.

     The Indenture is subject to recording in any appropriate public recording offices, such recording to be effected by the Issuer and at its expense on direction by the Trustee accompanied by an Opinion of Counsel (which may be counsel to the Trustee or any other counsel reasonably acceptable to the Trustee) or upon determination by the Issuer to the effect that such recording is necessary either for the protection of the Bondholders or for the enforcement of any right or remedy granted to the Trustee under the Indenture. Notwithstanding the foregoing, but subject to Section 6.01, the Trustee shall have no obligation or duty to determine whether such recording is necessary.

     SECTION 11.16 Inspection.

     The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Trustee, during the Issuer's normal business hours, to examine all of the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent Accountants selected by the Trustee, and to discuss its affairs, finances and accounts with its officers, employees and the Issuer's Independent Accountants (and by this provision the Issuer hereby authorizes its Accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by the Trustee of any right under this Section
11.16 shall be borne by the Issuer.

     SECTION 11.17 Issuer Obligation.

     Except as otherwise required by applicable law, no recourse may be taken, directly or indirectly, against (a) any Bank; (b) any equity owner of any Issuer, the Trustee or any Bank; (c) any partner, beneficiary, agent, employee, incorporator, subscriber to the capital stock, stockholder, officer or director of the Trustee or any Bank or of any equity owner of the Issuer, the Trustee or any Bank or of any predecessor or successor of any such equity owner; with respect to the Issuer's obligations with respect to the Bonds or the responsibilities of the Issuer or the Trustee under the Indenture or any certificate or other writing delivered in connection herewith or therewith.

     SECTION 11.18 Limitation on Interest.

     Anything herein or in any Terms Indenture or any Bond to the contrary notwithstanding, the amount of interest payable or paid on any Bond under the terms of the Indenture shall be limited to an amount which shall not exceed the maximum non-usurious rate of interest allowed by the applicable laws of the United States or the State of New York (whichever shall permit the higher rate), which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any Bond exceeds the Highest Lawful Rate, the Issuer stipulates that such excess amount will be deemed to have been paid as a result of an error on the part of both the Trustee, acting on behalf of the Holder of such Bond, and the Issuer, and the Holder receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Issuer or the Trustee, apply the excess to the payment of principal of such Bond, if any, remaining unpaid. In addition, all sums paid or agreed to be paid to the Trustee for the benefit of Holders of Bonds for the use, forbearance or detention of money shall, to the

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extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Bonds.

     SECTION 11.19 REMIC Status.

     The provisions of the Indenture shall be construed so as to carry out the intention of the parties that the Trust Estate securing the Series or the Issuer be treated as a REMIC, if an election has been made or will be made to treat the Trust Estate securing the Series or the Issuer, as the case may be, as a REMIC, at all times so long as any Bond is Outstanding (or would be treated as Outstanding for purposes of a Non-Disqualification opinion).

     SECTION 11.20 Designations of Regular and Residual Interests in a REMIC.

     As to any Trust Estate securing any Series for which an election to be treated as a REMIC is made or will be made, the designation of the regular interests in such REMIC within the meaning of Section 860G(a)(1) of the Code and the designation of the residual interest in such REMIC within the meaning of
Section 860G(a)(2) of the Code shall be set forth in the related Terms Indenture. As to any Issuer for which an election to be treated as a REMIC is made or will be made, the designation of the regular interests in such REMIC within the meaning of Section 860G(a)(1) and the designation of the residual interest in such REMIC within the meaning of Section 860G(a)(2) of the Code shall be set forth in the related Terms Indenture or in the organizational document of the Issuer.

     SECTION 11.21 Prohibited Transactions Tax.

     Except as otherwise provided in the related Terms Indenture, notwithstanding any other provision of the Indenture, if an election has been made or will be made to treat the Trust Estate securing the Series or the Issuer as a REMIC, any tax on "prohibited transactions" as defined in Section 860F of the Code that is payable from the Trust Estate and represents a claim against the Trust Estate prior to the lien of the Indenture shall be borne by the holders of the "residual interests" in the REMIC as specified in the related Terms Indenture. Any such tax which represents a claim junior to the lien of the Indenture shall be payable as an expense of the Trust Estate in accordance with
Section 8.02(d).

     SECTION 11.22 Appointment of Tax Matters Partner.

     Except as otherwise provided in the related Terms Indenture, if an election has been made or will be made to treat the Trust Estate securing the Series or the Issuer as a REMIC, the Residual Interest Holders, by virtue of their ownership of the Residual Interest, agree to designate the manager as the tax matters partner for the REMIC for all purposes of the Code and the Manager, as such, will perform, or cause to be performed, such duties and take, or cause to be taken, such actions as are required to be performed or taken by the tax matters partner under the Code or, to the extent not required by the Code, as the Manager, in its judgment, shall consider advisable and in the best interests of the REMIC.

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     SECTION 11.23 Filing of REMIC Tax Returns.

     Except as otherwise provided in the related Terms Indenture, if an election has been made or will be made to treat the Trust Estate securing the Series as a REMIC, (i) the Residual Interest Holders, by virtue of their ownership of the Residual Interest, agree to take all actions necessary upon the request of the Issuer to enable the Issuer or Manager to file the tax returns of the REMIC in a timely manner; such actions including, but not limited to, the execution of a power of attorney authorizing the Issuer or Manager to sign such tax returns and to appear before the Internal Revenue Service to answer any questions arising from such tax returns and (ii) the Issuer shall, for federal income tax purposes, maintain books and records with respect to the REMIC on a calendar year basis and on an accrual basis.

     SECTION 11.24 Reductions of Reserve Funds.

     Except as otherwise provided in the related Terms Indenture, if an election has been made or will be made to treat the Trust Estate securing the Series or the Issuer as a REMIC, the Issuer shall instruct the Trustee on the Business Day prior to any Payment Date, by Issuer Order, of the amount by which, if any, a Debt Service Reserve Fund or a Reserve Fund must be reduced pursuant to clause
(B) of Section 8.03(c)(ii) and clause (B) of Section 8.04(c)(ii), respectively, and of the amount of any other reductions of Special Reserve Funds or the Expense Fund as set forth in the applicable Terms Indenture.

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